Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R §§ 200.80(b)4, AND 240.24b-2

Execution Copy

LEASE AGREEMENT

THIS LEASE is entered into on March 30, 2010 (the “Effective Date”), by and between BMR-GAZELLE COURT LLC, a Delaware limited liability company (the “Landlord”), and ISIS PHARMACEUTICALS, INC., a Delaware corporation (the “Tenant”).  Landlord and Tenant are sometimes hereinafter referred to collectively as the “parties.”

RECITALS

WHEREAS, Landlord owns that certain real property located within the Carlsbad Oaks North Business Park in Carlsbad, California more particularly described in Exhibit ‘A’ attached hereto (the “Land”);

WHEREAS, Landlord intends to construct an approximately 176,000 square foot office, research and development facility on the Land substantially consistent with the Approved Plans (the “Building”) and pursuant to the terms and conditions of this Lease;

WHEREAS, Landlord desires to lease the Land, as so improved, to Tenant pursuant to the terms and conditions of this Lease; and

WHEREAS, Tenant desires to lease the Land and such improvements from Landlord.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

ARTICLE 1

Description of Premises; Construction of Improvements

1.1           Lease of Premises.  Effective as of the Term Commencement Date, Landlord hereby leases to Tenant and Tenant leases from Landlord, pursuant to the terms, conditions and uses herein set forth, (a) the Land, and (b) any and all improvements owned by Landlord and now or hereafter located on the Land, including but not limited to the Building (collectively, the “Improvements”).  The Land and the Improvements are hereinafter collectively referred to as the “Premises.”

1.2           Landlord’s Construction Work.

1.2.1                Entitlements.  Landlord shall diligently pursue the procurement of all permits, approvals, and entitlements necessary for the construction of Landlord’s Construction Work on the Land (collectively, the “Entitlements”).

1.2.2        Landlord’s Construction Work.  Promptly following the date on which the Entitlements necessary for the construction of the Shell and Core, or Tenant Improvements, as applicable, have been received and are no longer subject to any potential appeal or challenge and the Approved Plans exist, or on such earlier date as Landlord may elect in its discretion, Landlord shall cause the General Contractor to commence and diligently prosecute the construction of (i) the shell and core of the Building to completion pursuant to the Approved Shell and Core Plans (the “Shell and Core”), and (ii) the tenant improvements in the Building pursuant to the Approved TI Plans (the “Tenant Improvements”), in each case in accordance with the terms and conditions set forth in the Work Letter attached hereto as Exhibit ‘B’ (the “Work Letter”), subject only to Shell and Core Permitted Changes, TI Permitted Changes and any other changes authorized pursuant to the Work Letter (all such construction, the “Landlord’s Construction Work”); provided, Landlord will not be required to start the fine grading before the necessary Entitlements for the Shell and Core have been received and are no longer subject to any potential appeal or challenge.  The Shell and Core, together with the Tenant Improvements shall collectively be referred to herein as the “Building Improvements”.  Landlord’s Construction Work shall be constructed in a good and workmanlike manner, and in accordance with Applicable Laws (subject only to (a) such incomplete or defective work as will not materially adversely impact Tenant’s continuous and uninterrupted use of the Premises for Tenant’s Permitted Use (collectively, the “Punchlist Items”) and (b) any failure to comply with Applicable Laws as will not materially adversely impact Tenant’s continuous and uninterrupted use of the Premises for Tenant’s Permitted Use).

1.2.3        Substantial Completion of Landlord’s Construction Work.  Landlord’s Construction Work shall be deemed “Substantially Complete” or there shall be “Substantial Completion” at such time as (a) Landlord and Tenant have received an AIA form certificate from the Architect confirming that the Building Improvements are substantially complete in accordance with the Approved Plans, (b) all certifications and approvals with respect to the Building Improvements that may be required from any Governmental Authority to commence the occupancy of the Premises consistent with the Permitted Use have been obtained, and (c) Landlord has provided Tenant with continuous and uninterrupted access to the Premises for Tenant’s Permitted Use (including Tenant’s parking), except to the extent reasonably necessary for Landlord’s General Contractor to complete the Punchlist Items.  The date on which Landlord’ Construction Work is deemed Substantially Complete pursuant to the foregoing shall be referred to herein as the “Substantial Completion Date.”

1.2.4        Schedule and Budget.  Landlord estimates that the Substantial Completion Date shall occur on or before November 15, 2011 (the “Estimated Substantial Completion Date”); provided, however, except as expressly provided under Section 19.2 and Section 19.3.4, Tenant agrees that in the event the Substantial Completion Date does not occur on or before the Estimated Substantial Completion Date for any reason, then this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.  Based solely on information provided by the Project Manager, Landlord currently intends to complete construction of the Building Improvements in accordance with the Budget (as defined in the Work Letter); provided, the parties acknowledge and agree the actual cost and expense to complete construction of the Building Improvements may exceed the Budget.  If Landlord reasonably believes the costs and expenses of achieving Substantial Completion of Landlord’s Construction Work will exceed the contemplated costs and expenses thereof as set forth in the Budget, then Landlord will promptly notify Tenant’s Authorized Representative (by telephone, fax, email, or letter) thereof.

1.3           Construction Allowance.  Subject to the terms and provisions of this Lease, Landlord hereby commits to expend the funds necessary to acquire the Land and develop and construct the Building Improvements (the “Construction Allowance”).  The Construction Allowance shall be applied only to the costs and expenses of (a) Tenant’s acquisition of the Land from Techbilt Construction Corp (“Techbilt”) and the acquisition of the Land by Landlord from Tenant, including all closing costs and expenses thereof, (b) reimbursements to Tenant for the costs specified on Exhibit I attached hereto (such reimbursement to be made on or before the Effective Date), (c) construction, (d) space planning, architectural services, project management, engineering and other related services, (e) building permits and other taxes, fees, charges and levies by any Governmental Authority for the Entitlements or for inspections of the Building Improvements, (f) labor, material, buildings, building systems, equipment, fixtures, machinery, additions and decorations (g) all Real Estate Taxes assessed or imposed for the period prior to the Term Commencement Date, (h) all Association Fees assessed or imposed for the period prior to the Term Commencement Date, (i) all utilities and other out-of-pocket operating costs necessary for development and construction, or for operation of the Premises prior to the Term Commencement Date, (j) Landlord’s builder’s risk insurance policy and any deductibles thereunder or deficiencies necessary to be paid in order to reconstruct the Building Improvements following any damage or destruction that occurs prior to the Term Commencement Date, (k) any other insurance obtained by Landlord pursuant to the terms of this Lease prior to the Term Commencement Date, (l) all other out-of-pocket costs of operating, maintaining and repairing the Premises before the Term Commencement Date; (m) proposing, responding to proposals for or effecting changes or modifications to any plans or designs for the Building Improvements; (n) the costs of performing the Baseline Study under Section 7.1.3; (o) amounts paid to the architects, engineers or contractors to compensate them for the actual cost to obtain access to or use of intellectual property (such as software), if any, that is necessary or desirable for the design or construction of the Building Improvements; and (p) any other costs and expenses necessary for the acquisition, development and construction of the Premises as determined by Landlord in its reasonable discretion (collectively, the “Construction Allowance Costs”). By way of example and for clarity purposes only, Landlord may disburse the Construction Allowance to pay for the expenses set forth in the line items specified in the Budget.  In no event shall the Construction Allowance be used for (v) the costs set forth on Exhibit E attached hereto (except for the out-of-pocket legal expenses reasonably incurred in connection with Landlord’s acquisition of the Land, the negotiation of the Lease or Landlord’s Construction Work), (w) the cost of work not authorized by the Work Letter unless otherwise approved in writing by Landlord, (x) the purchase of non-building system equipment (other than any non-building system equipment specifically included in the Budget or installed by Landlord as part of the Landlord’s Construction Work), (y) costs resulting from any default by Tenant of its obligations under this Lease, to the extent that Landlord has been reimbursed for such costs by Tenant, or (z) costs that are recoverable from a third party (e.g., insurers, warrantors, or tortfeasors).  For purposes of this Lease, any Construction Allowance funds delivered by Landlord to pay any Construction Allowance Costs shall be deemed to constitute “Disbursements”, and “Aggregate Disbursements” will mean (i) the aggregate amount of Construction Allowance funds disbursed by Landlord for the Construction Allowance Costs, plus (ii) capitalized interest calculated on each such Disbursement based on the aggregate amount of Construction Allowance funds disbursed (including, without limitation, any previously incurred capitalized interest) at the rate of LIBOR plus [***]% per annum, such interest to compound monthly and to accrue starting on the last day of the month in which Landlord made such Disbursement and ending on the Substantial Completion Date.   “LIBOR” means the London InterBank Offered Rate of interest per annum which appears on the Reuters Page LIBOR01 (or any successor page) at approximately 11:00 a.m. (London time) on the last day of the month in which Landlord made the applicable disbursement; provided, if, for any reason, such rate does not appear on Reuters Page LIBOR01 (or any successor page) then the parties will mutually agree in good faith to a comparable measure for setting the base interest rate.  The procedures, conditions and requirements concerning the disbursement of Construction Allowance funds are set forth in the Work Letter.

ARTICLE 2

Term

2.1           Binding Agreement.  This Lease shall take effect as of the Effective Date and, except as specifically provided herein, this Lease and each of the provisions hereof shall be binding upon, and shall inure to the benefit of, Landlord and Tenant from the Effective Date.

2.2           Lease Term.  The term of this Lease will be for two hundred forty (240) months commencing on the Substantial Completion Date (the “Term Commencement Date”) and ending on the date (the “Term Expiration Date”) that is two hundred forty (240) months after the Term Commencement Date (the “Lease Term”), subject to earlier termination of this Lease as provided herein; provided, however, that Tenant shall have four (4) options to extend the Lease Term, as further described in Article 36.  Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after Tenant takes occupancy of the Premises, in the form attached as Exhibit ‘H’ hereto.  Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder.

ARTICLE 3

Rent

3.1           Base Monthly Rental.

3.1.1        Calculation of Base Monthly Rental.  Beginning on January 1, 2012 (the “Base Monthly Rent Commencement Date”), Tenant shall pay to Landlord at the address set forth in Section 35.10, or such other address as Landlord may advise Tenant in writing, without deduction, offset or prior notice or demand, and Landlord shall accept, as rent for the Premises an amount equal to the Base Monthly Rental, subject to adjustments pursuant to Section 3.3 below, in lawful money of the United States payable in advance on the Base Monthly Rent Commencement Date and on the first day of each month thereafter until of the end of the Lease Term.  The term “Base Monthly Rental” shall mean an amount equal to (i) the product of (a) [***] percent ([***]%) and (b) the sum of the Aggregate Disbursements disbursed as of the date of such calculation of Base Monthly Rental plus an amount equal to the Construction Allowance funds that will be allocable pursuant to the provisions of this Lease to the payment of all invoices or requests for payment relating to the Construction Allowance Costs which have been received by Landlord or Tenant but which are not yet paid as of the date of such calculation of Base Monthly Rental (the “Pending Disbursements”); (ii) divided by twelve (12), subject to adjustments pursuant to Sections 3.2, 3.3 and 36.2 below.  Except for as explicitly provided in Section 3.2.2, when calculating Base Monthly Rental, all Disbursements made by Landlord during a given month, including Disbursements made following the Base Monthly Rent Commencement Date, are treated to have occurred on the last calendar day of the month.  From and after the Base Monthly Rent Commencement Date through the date the Building Improvements will be deemed Complete pursuant to Section 8 of the Work Letter (the “Punchlist Sign-off Date”), Tenant shall pay Base Monthly Rental as calculated pursuant to this Section 3.1.1, with true-ups as provided in Section 3.2.2.

3.1.2        Limit on Tenant’s Maximum Payments During Construction.  Notwithstanding any provision of this Lease (or any other agreement between Tenant and Landlord entered into in connection with this Lease) to the contrary, at any time prior to the Substantial Completion Date, the aggregate amount of all payments made or expenses incurred by Tenant under this Lease (or any other agreement between Tenant and Landlord entered into in connection with this Lease), including but not limited to (a) Base Monthly Rental paid by Tenant, and (b) Tenant’s indemnification obligations pursuant to Section 4.3.3 hereof, shall not (and will not) exceed eighty-nine percent (89%) of the sum of the Aggregate Disbursements made by Landlord that are properly capitalizable under US GAAP at such point in time (the “89% Cap”); provided, however, that (i) if and to the extent that Tenant’s payment obligations under this Lease or any agreement between Tenant and Landlord entered into in connection with this Lease are limited by the 89% Cap, so that Tenant does not make any payment to Landlord to which Landlord would have been entitled if not for the 89% Cap, then Tenant shall pay such amount (plus interest at the Default Rate) to Landlord within three (3) business days after the Term Commencement Date, and (ii) the 89% Cap shall not apply to (A) any obligations of Tenant pursuant to any representations, warranties or indemnities by Tenant contained in that certain Agreement of Purchase and Sale between Landlord and Tenant dated as of the date hereof, or (B) any obligations of Tenant pursuant to any representations, warranties or indemnities by, or monetary obligations of, Tenant arising under any Purchase and Sale Agreement entered into pursuant to Sections 19.1.4 or 24.2.

3.2           Determination of Base Monthly Rental.

3.2.1        Initial Rent.  Promptly following December 15, 2011, the parties shall cooperate to agree upon the calculation of the Base Monthly Rental payment due on the Base Monthly Rent Commencement Date, with such calculation to be agreed upon in writing by the parties no later than December 23, 2011.

3.2.2        True-Up at Substantial Completion Date and Punchlist Sign-off Date.  The parties contemplate that the Punchlist Sign-off Date will occur on or before December 15, 2011.  If the Punchlist Sign-off Date has not occurred by December 15, 2011, then (a) the parties will initially calculate the Base Monthly Rental in accordance with Section 3.1.1 and 3.2.1, and (b) Tenant will initially pay Base Monthly Rental under this Lease based on such calculation (subject to further adjustment in accordance with (i) the 89% Cap, if the Base Monthly Rent Commencement Date occurs prior to the Substantial

Completion Date, and (ii) this Section 3.2.2).  Promptly (but no later than 10 business days) following each of (x) the Substantial Completion Date, (y) the Punchlist Sign-off Date, and (z) the end of each calendar month between the Substantial Completion Date and the Punchlist Sign-off Date (if any), the parties will recalculate and adjust the Base Monthly Rental effective as of the date of such recalculation based on the Aggregate Disbursements through the date of recalculation and the then current Pending Disbursements as of such date, using the formula and methodology set forth in Section 3.1.1, and Tenant shall pay Base Monthly Rental based on the recalculated amount from and after the date of recalculation.

3.2.3        Unused Construction Allowance.  Following the Punchlist Sign-off Date, Landlord shall have no commitment to disburse any additional Construction Allowance funds and Tenant shall have no right to receive any additional Construction Allowance funds for any purpose.

3.3           Biennial Adjustments.  The Base Monthly Rental will be increased biennially throughout the Lease Term commencing on the first day of the calendar month immediately following the second anniversary of the Base Monthly Rent Commencement Date, and biennially on each two-year anniversary thereafter, by an amount equal to six percent (6%) of the Base Monthly Rental for the preceding year.

3.4           Additional Rent, Expenses and Costs.  Commencing on the Term Commencement Date and continuing throughout the Lease Term, Tenant shall pay as additional rent (in addition to Base Monthly Rental), before delinquency, each and every item of cost and expense related to or arising from the Premises, or by reason of or in any manner connected with or arising from the Tenant’s operation, management, maintenance, repair, use or occupancy of the Premises (including, without limitation, the cost of:  insurance pursuant to Section 10, taxes pursuant to Section 12, maintenance, roof and structural repairs pursuant to Sections 11.1 and 11.2, and other charges, expenses and costs provided for in this Lease), in each case regardless of whether such costs and expenses are incurred by Landlord or Tenant (collectively, the “Additional Rent”).  Notwithstanding anything to the contrary in this Lease, in no event will Additional Rent or any other expense to be paid by Tenant include the costs and expenses listed on Exhibit ‘E’ attached hereto. For purposes of this Lease, “Rent” will mean the Base Monthly Rental plus the Additional Rent plus any other charges or amounts now or hereafter due Landlord from Tenant pursuant to this Lease.

3.5           Late Fees.  Tenant acknowledges that late payment by Tenant of the Base Monthly Rental, any Additional Rent, or other charges incurred under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix.  Such costs include, without limitation, processing, administrative and accounting charges.  If any payment of Base Monthly Rental, Additional Rent, or other charges due from Tenant is not received by Landlord within five (5) business days of when due, such unpaid amounts shall bear interest at the rate of eight percent (8%) per annum (“Default Rate”) from the date due to the date of payment.  In addition to interest, Tenant shall pay a sum of the greater of (i) 3% of the overdue Rent or (ii) $15.00 as a late charge; provided, however, that twice but only twice in any twelve (12) month period from and after the Base Monthly Rent Commencement Date until the termination or expiration of the Lease Term, Tenant shall be entitled to written notice of non-receipt of Base Monthly Rental or Additional Rent from Landlord, and Tenant shall not be liable for any late charge hereunder with respect thereto if such installment of Base Monthly Rental or Additional Rent is received by Landlord within five (5) days after Tenant’s receipt of such notice from Landlord.  Late charges shall constitute Additional Rent.  The parties agree that the late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant.  Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder.

3.6           Tenant’s Audit Right.

3.6.1        Following the Punchlist Sign-off Date, but no later than one-hundred twenty (120) days after such Punchlist Sign-off Date, Tenant may request that Landlord provide documentation relating to the amount of Aggregate Disbursements made prior to such date.  In addition, at the end of each calendar year during the Lease Term, but no later than one-hundred twenty (120) days after the end of such calendar year, Tenant may request that Landlord provide documentation relating to the costs and expenses that comprised the Additional Rent for such year.  Landlord shall use commercially reasonable efforts to provide Tenant with the requested documentation; provided, however, that Landlord shall only be required to provide such documentation to the extent that the requested documentation (a) is reasonably necessary for Tenant to confirm that the Aggregate Disbursements tie back to the Construction Allowance Costs, or confirm the calculation of Additional Rent, (b) is in Landlord’s possession, and (c) has not been previously provided to Tenant by Landlord or any other party (the “Landlord Documentation”). Tenant shall have the right, exercisable only by written notice to Landlord within sixty (60) days after receiving the applicable Landlord Documentation, to request an audit of such Landlord Documentation for the sole purpose of confirming that the Aggregate Disbursements tie back to the Construction Allowance Costs, or the calculation of Additional Rent, as applicable (the “Audit”). The Audit shall be conducted by a member of a reputable, independent, nationally recognized certified public accounting firm, who (a) has experience reviewing records of construction and development costs for similar projects (in the case of an Audit of the Aggregate Disbursements) or (b) who has experience reviewing operating costs and expenses for similar projects (in the case of an Audit of Additional Rent), and, in either case, such accountant shall not be retained by Tenant on a contingency fee basis.  The Audit must be completed no later than ninety (90) days after Tenant receives the applicable Landlord Documentation, and any audit report prepared by Tenant’s auditors shall be delivered concurrently to Landlord and Tenant within the ninety (90) day period, or Tenant shall be deemed to have waived its Audit right.  Tenant shall pay all costs of the Audit.  In addition, if as part of such Audit, Tenant requests Landlord prepare copies of the Landlord Documentation for review by Tenant or its auditors outside of Landlord’s principal place of business (rather than or in addition to Landlord making the Landlord Documentation available for review at Landlord’s principal place of business), then Tenant shall reimburse Landlord for the reasonable costs of assembling and/or shipping such copies of the Landlord Documentation.

3.6.2        If, after inspection of the Landlord Documentation, Tenant disputes that the Aggregate Disbursements tie back to the Construction Allowance Costs, or the calculation of Additional Rent, then Landlord and Tenant shall meet and attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute within sixty (60) days after Landlord receives such audit report, then Tenant shall have the right to submit the dispute to arbitration; this right shall be exercised, if at all, by delivering a written notice of election to arbitrate to Landlord not later than the last day of the 60-day period. Landlord and Tenant shall agree, within fifteen (15) days after Tenant’s delivery of the arbitration election, to retain an arbitrator who shall be an unaffiliated real estate attorney with at least ten (10) years of experience representing developers of similar projects in Southern California. If Landlord and Tenant are unable to agree upon the selection of an arbitrator, then either Landlord or Tenant shall be entitled to apply to the presiding judge of the Superior Court of the County of San Diego, California for the selection of an arbitrator who shall be selected from a list of names of experienced arbitrators submitted by Landlord or from a list of names submitted by Tenant, as the case may be, unless both Landlord and Tenant submit lists of names, in which case the Court, in its sole discretion, shall select the arbitrator from the lists.  This arbitrator shall have the right to retain, as an expert to consult regarding the dispute, an unaffiliated, reputable certified public accountant who is a member of a reputable independent nationally recognized certified public accounting firm and (a) who has experience reviewing records of construction and development costs for similar projects (in the case of an Audit of the Aggregate Disbursements) or (b) who has experience reviewing operating costs and expenses for similar projects (in the case of an Audit of Additional Rent). The arbitration shall be limited to determining whether the Aggregate Disbursements tie back to the Construction Allowance Costs, or the calculation of Additional Rent, as applicable. The arbitrator’s decision shall be delivered simultaneously to Landlord and Tenant and shall be final and binding on Landlord and Tenant.

3.6.3        If the arbitrator determines that the amount of Aggregate Disbursements or Additional Rent, as applicable, was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment in Rent, as applicable, within thirty (30) days following delivery of the arbitrator’s decision, without interest. All costs and expenses of the arbitration shall be paid by Tenant unless the final determination in the arbitration is that Landlord overstated Aggregate Disbursements or Additional Rent, as applicable, by more than five percent (5%) of the originally reported Aggregate Disbursements or Additional Rent, as applicable, in which case Landlord shall pay all costs and expenses of the arbitration (and the costs and expenses of Tenant’s audit giving rise to such arbitration).

3.6.4        Tenant shall keep any information gained from the inspection of the Landlord Documentation confidential and shall not disclose it to any other party, except as required by law. Tenant shall require its employees or agents inspecting the Landlord Documentation to sign a confidentiality agreement, in form and substance reasonably acceptable to Landlord as a condition to Landlord making the Landlord Documentation available to them.

3.6.5        Tenant’s exercise of Audit rights shall not relieve Tenant of the obligation to pay disputed amounts, and Tenant’s rights under this section may be exercised by Tenant only if Tenant is not in uncured breach under this Lease. The payment by Tenant of Rent, or any amount of it on account, shall not preclude Tenant from exercising its rights under this section, but if Tenant fails to timely exercise its Audit rights in accordance with this section, the failure shall be conclusively deemed to constitute Tenant’s approval of Landlord’s Aggregate Disbursements or Additional Rent, as applicable.  Landlord shall maintain the Landlord Documentation pertaining to Aggregate Disbursements and Additional Rent, as applicable, during the review period and during any Audit. In no event shall this section be deemed to allow any review of any of Landlord’s records by any subtenant or assignee of Tenant (other than assignees under Exempt Assignment as permitted by Section 16.3).

3.7           Security Deposit.

3.7.1        Tenant shall not be required to post any security deposit with the Landlord prior to the Term Commencement Date.  In addition, during the Lease Term Tenant shall not initially be required to post any security deposit with the Landlord; provided, however, that in the event that, at any time during the Lease Term, Tenant’s balance sheet reflects a value of cash, cash equivalents and short term investments equal to less than One Hundred Million Dollars ($100,000,000) (each such occurrence, a “Security Deposit Trigger Event”), then Tenant shall be required to provide Landlord with a security deposit (the “Security Deposit”) in the form of an unconditional, irrevocable, standby letter of credit in the amount of Five Million Dollars ($5,000,000), which letter of credit shall (i) be in a form reasonably acceptable to Landlord, (ii) be issued by a financial institution selected by Tenant and reasonably acceptable to Landlord, (iii) be for the benefit of Landlord, but shall be transferable at Tenant’s sole cost and expense by Landlord to any subsequent purchaser or encumbrancer of the Premises or any portion thereof, (iv) be automatically renewable from year to year throughout the Lease Term, (v) be payable by draft sight in a location reasonably acceptable to Landlord upon presentation of a certification signed by an officer of Landlord which states that Tenant has failed to perform any of its monetary or non-monetary obligations, and (vi) be payable in the event such letter of credit is not renewed on or before the date which is thirty (30) days prior to its expiration.  Such Security Deposit shall remain in place until Tenant provides Landlord with evidence satisfactory to Landlord that Tenant’s balance sheet reflects a value of cash, cash equivalents and short term investments equal to or greater than Three Hundred Million Dollars ($300,000,000); provided, however, that any such return of the Security Deposit shall not relieve Tenant of its obligation to thereafter again provide a Security Deposit following any subsequent Security Deposit Triggering Event(s).  For purposes of clarity, if a Security Deposit Trigger Event occurs prior to the Term Commencement Date, Tenant will provide the Security Deposit to Landlord on (but not before) the Term Commencement Date.

3.7.2        If Tenant fails to pay Rent when required or fails to perform any other covenant contained herein, Landlord may draw, use or retain all or any part of the Security Deposit for the payment of any sum not so paid, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default.  If any portion of said Security Deposit is so applied or used, then Tenant shall, within five (5) days after written notice thereof, deposit an additional amount with Landlord sufficient to restore said Security Deposit to the amount set forth above, and Tenant’s failure to do so shall constitute a breach under this Lease.  The provisions of this Section 3.6.2 shall survive the expiration or earlier termination of this Lease.

3.7.3        To the extent permitted by Applicable Law, in the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

3.7.4        If Tenant has performed all of its monetary and other obligations hereunder at the termination of this Lease, Landlord shall return said Security Deposit to Tenant within 30 days after termination of this Lease, less the sum of any amounts that Tenant may owe Landlord in connection with this Lease (including any amount of damages (whether liquidated or not liquidated) or interest) and any amounts required to restore the Premises to good condition and repair, reasonable wear and tear excepted, including repairing any damage resulting from the removal by Tenant of any property which Tenant is permitted to remove pursuant to the provisions of this Lease.

3.7.5        Landlord’s obligation with respect to any Security Deposit is that of a debtor and not as a trustee.  Consequently, any Security Deposit funds may be commingled with rental receipts or dissipated and no interest shall accrue thereon.

3.7.6        In the event of the sale of the Premises, Landlord’s successor in interest shall assume Landlord’s obligations with respect to the sums held as security and notify Tenant in writing setting forth the particularity of such transfer, including the successor’s name and address.  Upon such assumption and written notification, Tenant shall have no further claim against Landlord with respect to any such Security Deposit and hereby waives all rights against Landlord in such regard.  Notwithstanding the foregoing, Landlord will remain personally liable to the extent Landlord’s successor in interest fails to assume the Landlord’s obligations with respect to the Security Deposit as specified above.

3.7.7        In the event of foreclosure by the holder of any mortgage or deed of trust encumbering the Premises, Landlord shall continue to be liable for any security deposit and any such mortgagee shall have no liability or responsibility therefore, except to the extent the Security Deposit is delivered to such mortgagee and such mortgagee assumes responsibility for such Security Deposit.

ARTICLE 4

Possession

4.1           Possession.  As of the Substantial Completion Date, Landlord shall tender possession of the Premises to Tenant.  Tenant hereby acknowledges and agrees that (a) it is familiar with the condition of the Premises, (b) it, subject to Punchlist Items, accepts the Premises as of the Substantial Completion Date in its “as is” and “where is” condition with all faults, (c) Landlord makes no representation or warranty of any kind with respect to the Premises, and (d) other than constructing the Building Improvements and the Punchlist Items in accordance with this Lease and as explicitly required under Article 20 and 21, Landlord will have no obligation whatsoever to improve, alter or repair the Premises in any way, or to install any equipment of any kind in or on the Premises.

4.2           NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LANDLORD IS LEASING THE PREMISES TO TENANT “AS IS” AND “WHERE IS,” AND WITH ALL FAULTS (EXCEPT FOR LANDLORD’S OBLIGATION TO COMPLETE THE PUNCHLIST ITEMS), AND THAT LANDLORD IS MAKING NO REPRESENTATIONS OR WARRANTIES WHETHER

EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE QUALITY OR PHYSICAL CONDITION OF THE PREMISES, THE INCOME OR EXPENSES FROM OR OF THE PREMISES, OR THE COMPLIANCE OF THE PREMISES WITH APPLICABLE BUILDING OR FIRE CODES, ENVIRONMENTAL LAWS OR OTHER LAWS, RULES, ORDERS OR REGULATIONS.  WITHOUT LIMITING THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT LANDLORD MAKES NO REPRESENTATION OR WARRANTY REGARDING THE HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS OF THE PREMISES FOR A PARTICULAR PURPOSE, OR REGARDING THE ABILITY OF THE TENANT TO USE THE BUILDING IMPROVEMENTS OR OTHERWISE USE THE PREMISES FOR ANY PARTICULAR PURPOSE.  TENANT AGREES THAT IT ASSUMES FULL RESPONSIBILITY FOR, AND THAT IT HAS PERFORMED EXAMINATIONS AND INVESTIGATIONS OF, THE PREMISES, INCLUDING SPECIFICALLY, WITHOUT LIMITATION, EXAMINATIONS AND INVESTIGATIONS FOR THE PRESENCE OF ASBESTOS, PCBS AND OTHER HAZARDOUS SUBSTANCES, MATERIALS AND WASTES (AS THOSE TERMS MAY BE DEFINED HEREIN OR BY APPLICABLE FEDERAL OR STATE LAWS, RULES OR REGULATIONS) ON OR IN THE PREMISES.

4.2.1        WITHOUT LIMITING SECTION 4.2, TENANT IRREVOCABLY WAIVES ANY AND ALL CLAIMS AGAINST LANDLORD, WHETHER KNOWN OR UNKNOWN, AND WHETHER NOW EXISTING OR HEREAFTER ARISING, WITH RESPECT TO (a) THE MATTERS EXPLICITLY SET FORTH IN SECTION 4.2, AND (b) THE CURRENT OR FUTURE CONDITION OF THE PREMISES, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL CONDITION, IN EACH CASE INCLUDING CONTRIBUTION AND INDEMNITY CLAIMS, WHETHER STATUTORY OR OTHERWISE; PROVIDED, HOWEVER, THAT THE WAIVER OF CLAIMS SET FORTH IN THIS SECTION 4.2.1 SHALL NOT APPLY TO THE EXTENT THAT THE APPLICABLE CLAIM ARISES OUT OF (i) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR LANDLORD’S AGENTS; OR (ii) LANDLORD’S BREACH OF THIS LEASE.

THE UNDERSIGNED ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF THIS CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPALS OF SIMILAR EFFECT.

Tenant’s Initials

4.3           Tenant’s Access and Obligations Prior to the Substantial Completion Date.

4.3.1        Upon reasonable prior written notice to Landlord, and so long as Tenant and Tenant’s Agents do not (in Landlord’s reasonable judgment) unreasonably or unnecessarily interfere with Landlord’s Construction Work, Tenant may enter upon the Premises prior to the Term Commencement Date (any such entry to be deemed an “Early Entry Event”) solely for the purpose of observing the progress of construction of the Building Improvements. Tenant shall not cause, and shall prevent Tenant’s Agents from causing, any violation of Applicable Law through any act or omission in connection with an Early Entry Event.

4.3.2        Prior to the first Early Entry Event, Tenant shall furnish to Landlord evidence satisfactory to Landlord that Tenant has comprehensive general liability insurance in the amounts set forth in this Section 4.3.2, and that such insurance is in effect.  Tenant hereby agrees that it shall comply and cause Tenant’s Agents to comply with all Applicable Laws in effect at the time of any Early Entry Event.

4.3.2.1     From and after the first Early Entry Event, Tenant shall maintain in force, at its sole cost and expense, comprehensive general liability insurance with respect to the Premises insuring against bodily injury or death and property damage in amounts (i) not less than $2,000,000 in the aggregate, (ii) not less than $1,000,000 per occurrence and (iii) not less than $4,000,000 of excess umbrella liability insurance.  Landlord shall be included as an additional insured.  The amount of such public liability insurance shall be increased from time to time as Landlord may reasonably determine. All such bodily injury and property damage insurance shall insure the performance by Tenant of the indemnity agreement as to personal injury or property damage contained in Section 4.3.3

4.3.2.2     The policy or policies of insurance to be provided by Tenant pursuant to this Section 4.3.2 shall be issued by insurance companies, with general policy holder’s rating of not less than A- and a financial rating of not less than Class VII as rated in the most current available “Best’s” Insurance Reports, and admitted to do business in the State of California.  Such policies shall be issued in the name of Tenant, with Landlord included as an additional insured.  The policies provided by Tenant shall be for the mutual and joint benefit and protection of Landlord and Tenant, and executed copies of such policies of insurance or certificates thereof shall be delivered to the Landlord at least ten (10) days prior to the first Early Entry Event and, thereafter, within thirty (30) days prior to the expiration of the term of each such policy.  All policies shall contain a provision that the Landlord, although an additional insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it or Landlord’s Agents by reason of the negligence of the Tenant.  Upon the expiration or termination of any such policy, renewal or additional policies shall be procured and maintained by the Tenant to provide the required coverage.  All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will provide Landlord with thirty (30) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given).  All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.  Tenant agrees that if Tenant does not take out and maintain the insurance required under this Section 4.3.2, then Tenant shall lose any right to access the Premises pursuant to this Lease prior to the Term Commencement Date.

4.3.2.3     Notwithstanding any provision of this Lease to the contrary, Tenant’s obligation to carry the insurance described in this Section may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by the Tenant, provided that (i) Landlord will be an additional insured thereunder as its interests may appear, (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and (iii) the requirements set forth herein are otherwise satisfied.  Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering the Premises for policies which are not required to be delivered to Landlord.

4.3.3        Tenant hereby agrees to indemnify, defend (with attorneys approved by Landlord), protect, and hold Landlord and Landlord’s employees, directors and officers harmless from, any and all demands, claims, liabilities, costs, expenses, suits, investigations, proceedings, losses, actions, causes of action, damages and judgments (and all reasonable expenses including, without limitation, reasonable attorneys’ fees, charges and disbursements incurred in investigating or resisting the same) (collectively, “Claims”) to the extent (a) relating to acts, omissions or circumstances arising from an Early Entry Event, and (b) caused by or arising out of (i) the acts or omissions of Tenant, its employees, agents, directors, officers, managers, members, partners, affiliates, independent contractors, consultants, property managers or invitees (collectively, “Tenant’s Agents”), including without limitation, any liability for injury to the person or property of Tenant or Tenant’s Agents, or (ii) a breach or default by Tenant in the performance of any of its obligations under this Lease; but in each case excepting any such Claims to the extent resulting from the willful breach of the Lease by Landlord or the gross negligence or willful misconduct of Landlord.  Notwithstanding the foregoing, Tenant’s obligations under this Section 4.3.3 shall be governed by the provisions set forth in Sections 9.4 and 9.5 hereof and are subject to the 89% Cap under Section 3.1.2 hereof.   Tenant’s obligations under this Section 4.3.3 shall survive the expiration or earlier termination of this Lease with respect to any such Claims or liability arising in connection with any event, condition or circumstance occurring, arising or existing prior to such expiration or earlier termination.

ARTICLE 5

Use

5.1           Permitted Use of Premises.  The Premises shall be used and occupied by Tenant solely for office, research and development purposes in conformity with Applicable Laws and the provisions of this Lease (the “Permitted Use”).  The Premises are to be used for no other purposes without first obtaining the consent of Landlord, which consent shall not be unreasonably withheld.

5.2           Compliance with Laws.  Following the Term Commencement Date, Tenant, at Tenant’s sole expense, shall promptly comply, or cause compliance, with all federal, state, municipal and local laws, codes, ordinances, zoning restrictions, rules, regulations, orders and requirements of any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”), committees, associations or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, Landlord or Tenant, in each case to the extent now or hereafter affecting the Premises (collectively, the “Applicable Laws”), including both statutory and common law and hazardous waste rules and regulations.  Tenant shall not use or occupy the Premises in violation of Applicable Laws, or the certificate of occupancy issued for the Building Improvements, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion (based upon advice from Landlord’s counsel) violates any of the above.  Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.  Tenant’s obligation to discontinue a use of the Premises or comply with any direction of any Governmental Authority will be stayed during the pendency of any dispute or request for a waiver or variance made in good faith by Tenant and submitted to such Governmental Authority, but in each case only so long as (a) any such non-compliance (alleged or actual), dispute or request for waiver could not reasonably be construed to constitute a criminal act by Landlord or Tenant or subject Landlord to a risk of any fine or penalty, (b) any such non-compliance (alleged or actual), dispute or request for waiver creates no risk of a lien, charge, or other liability of any kind against the Premises (unless Tenant shall have provided Landlord with reasonable security therefor), and (c) any such non-compliance (alleged or actual), dispute or request for waiver will not place the Premises or any portion thereof in any danger of being materially damaged, forfeited or lost and does not pose any danger to human health or safety.  Notwithstanding anything to the contrary in this Lease, should Landlord’s Construction Work fail to comply with Applicable Laws under clause (b) of Section 1.2.2, such failure to comply with Applicable Laws will not be considered a violation by Tenant of its obligations under this Section 5.2.

5.3           Prohibited Uses.  Without limiting the use restrictions specified in Article 5 or elsewhere in this Lease, Tenant shall not do, bring or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises or any portion thereof.  Tenant shall not use the Premises in any manner that will constitute waste, nuisance or unreasonable annoyance to owners or occupants of nearby properties.  Tenant shall not do anything on the Premises that will cause material damage to the Premises or any portion thereof.  Tenant shall place no loads upon the floors, walls or ceiling of any Building Improvements (a) in excess of the maximum designed load specified in the design plans for the Premises as approved and permitted by the City of Carlsbad (and which design plans must also comply with the provisions of this Lease), or (b) which may materially damage the Improvements.  No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will vibrate or shake the Premises.

5.4           Rules and Regulations.  Tenant shall comply with all reasonable nondiscriminatory rules and regulations (the “Rules and Regulations”) from time to time adopted by Landlord with respect to the Premises.  Notwithstanding anything to the contrary contained in this Lease, if any rule or regulation is in conflict with any term, covenant or condition of this Lease, this Lease shall prevail.  In addition, no such rule or regulation, or any subsequent amendment thereto adopted by Landlord, shall materially alter, reduce or adversely affect any of Tenant’s rights or materially enlarge Tenant’s obligations under this Lease.  This Lease is subject to any recorded covenants, conditions or restrictions on the Premises or any portion thereof (the “CC&Rs”), including (without limitation) the Declaration of Covenants, Conditions and Restrictions for the Carlsbad Oaks North Business Park, recorded February 5, 2007 as Instrument No. 2007-0081082 in the Official Records of San Diego County, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder.  During the Lease Term, Tenant shall comply with the CC&Rs and shall pay any and all costs associated with such compliance (including, without limitation, any assessments or association dues) either directly or as Additional Rent.

ARTICLE 6

Alterations and Additions

6.1           Prohibited Alterations.  Prior to the Term Commencement Date, Tenant shall not make any alterations, improvements or additions to the Premises. Following the Term Commencement Date, Tenant shall not make any alterations, improvements or additions to the Premises, except for non-structural alterations which do not impair the value of the Premises, and which do not exceed $1,000,000 per occurrence or an aggregate amount of $2,500,000 in any 12-month period, without obtaining Landlord’s prior written consent, which consent shall not unreasonably be withheld, conditioned or delayed.  Notwithstanding the foregoing, Tenant shall not make any alterations that affect the structural elements of the Premises or require a construction or building permit without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion.  Any such improvements shall become part of the realty constituting the Premises and shall belong to Landlord, except to the extent specifically provided otherwise in Article 13.  Tenant shall cause all alterations and improvements to be properly permitted and installed at Tenant’s sole cost, by a licensed contractor, in a good and workmanlike manner, and in conformity with Applicable Laws.  Each such licensed contractor and any subcontractor that performs work with a cost greater than $500,000, shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Any such alterations that Tenant shall desire to make and which require the consent of Landlord shall be presented to Landlord in written form with detailed plans.  Tenant shall:  (i) acquire all applicable governmental permits, (ii) furnish Landlord with copies of both the permits and the plans and specifications before the commencement of the work, and (iii) comply with all conditions of said permits in a prompt and expeditious manner.  Any alterations shall be performed in a workmanlike manner with good and sufficient materials, and in accordance with Landlord approved plans and specifications.  Tenant shall, promptly upon completion of such alterations, furnish Landlord with as-built plans and specifications.  During the course of construction of, and following completion of, any such alterations, improvements or additions to the Premises, Tenant shall provide to Landlord conditional and unconditional lien waivers (as appropriate, but in any event, including at least monthly during the course of construction unconditional waivers upon progress payments dated no sooner than the first day of the immediately preceding month from each contractor, and each subcontractor of any tier that (a) has performed any work, provided any supplies, materials or equipment or provided a preliminary notice and (b) has not provided an unconditional waiver upon final payment) in California statutory form from all parties providing work, services or materials with regard to the same.  For purposes of clarification, this Section 6.1 does not apply to the original construction of the Building Improvements.

6.2           Notice of Commencement.  At least twenty (20) days prior to commencing any work relating to any alterations, improvements or additions to the Premises (the “Tenant Alterations”), Tenant shall notify Landlord in writing of the nature of such Tenant Alterations and the expected date of commencement of such work.  Landlord shall have the right (but not the obligation) at any time thereafter to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect Landlord and the Premises from mechanics’ liens, materialmen’s liens or any other liens, including the posting of any notice of non-responsibility in accordance with California law.  Tenant shall not commence any such work prior to the date which is twenty (20) days following Landlord’s receipt of such notice from Tenant, unless otherwise agreed by Landlord.  Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant for use in improving the Premises.  Tenant shall not permit any mechanics’ or materialmen’s liens to be levied against the Premises arising out of work performed, materials furnished, or obligations to have been performed on the Premises by or at the request of Tenant.  Tenant hereby indemnifies and holds Landlord harmless against loss, damage, attorneys’ fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or its contractors, agents or employees.  Tenant will remove or bond any lien(s) filed against the Premises in connection with any work performed or materials or supplies furnished, or any work, materials or supplies claimed to have been performed or furnished by or at the direction of (or for the benefit of) Tenant within ten (10) days from the date of the filing of the lien(s).  In addition to any other remedies available to Landlord under this Lease, Landlord may remove such lien(s) at Tenant’s expense and Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the removal of the lien(s), which amount shall be deemed Additional Rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Landlord, including Landlord’s costs, expenses and actual attorneys’ fees, with interest thereon, at the Default Rate from the date of expenditure.

ARTICLE 7

Surrender of Premises

7.1           Conditions upon Surrender Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in as good a condition as the Premises was in as of the Substantial Completion Date, normal wear and tear, casualty, condemnation and acts of God excepted, with all interior walls in good repair and repainted if marked, all carpets shampooed and cleaned, the HVAC equipment, plumbing, electrical and other mechanical installations in good operating order, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord.  Tenant shall remove from the Premises all Tenant Alterations which Landlord requires Tenant to remove and all Tenant’s personal property which Tenant is authorized to remove pursuant to this Lease, and shall repair any damage and perform any restoration work caused by such removal.  If Tenant fails to remove such Tenant Alterations and Tenant’s personal property which Tenant is authorized and obligated to remove pursuant to the above, and such failure continues after the termination of the Lease, Landlord may, at its option, (a) retain such property and all rights of Tenant with respect to it shall cease, (b) place all or any portion of such property in public storage for Tenant’s account without liability to Tenant for loss thereof or damage thereto, or (c) upon at least thirty (30) days written notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain, and first apply the proceeds of such sale against any amounts due or to become due from Tenant to Landlord under this Lease and any actual and documented expenses incident to the removal, storage and sale of said personal property, and within thirty (30) days thereafter Landlord will remit any remaining proceeds to Tenant.  Tenant shall pay to Landlord upon demand costs of removal of such Tenant Alterations and Tenant’s personal property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with attorneys’ fees and interest at the Default Rate on said amounts, from the date of expenditure by Landlord.  If the Premises are not so surrendered at the termination of this Lease, Landlord may, in its sole discretion, either (i) upon written notice to Tenant, treat Tenant as a month-to-month tenant at will, subject to all the terms, covenants and conditions of this Lease, or (ii) proceed with an unlawful detainer action and pursue all other rights and remedies available to Landlord.

7.1.1        No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder.

7.1.2        The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises or any portion thereof, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases which may exist at such time.

7.1.3        At least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and hazardous materials closure plan for the Premises (“Exit Survey”), and (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including, without limitation, laws pertaining to the surrender of the Premises and (c) a Phase I Environmental Assessment.  In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey or Phase I Environmental Assessment and compliance with any recommendations set forth in the Exit Survey and Phase I Environmental Assessment, to the extent such conditions or recommendations did not exist in the Baseline Study (as defined below).  Tenant’s obligations under this Section 7.1.3 shall survive the expiration or earlier termination of the Lease.  Prior to the Term Commencement Date, Landlord will obtain an Exit Survey and a Phase I Environmental Assessment (collectively, the “Baseline Study”), and will provide Tenant a copy of such Baseline Study.

ARTICLE 8

Utilities

8.1           Utilities.  Following the Term Commencement Date, Tenant shall make all arrangements for and pay for all water, sewer, gas, heat, light, power, telephone service and any other service or utility required at the Premises.  Landlord shall not be liable for, nor shall any eviction of Tenant result from, any failure or interruption of any utility service being furnished to the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease, or receive any abatement or reduction of Rent, or relief from the operation of any covenant, obligation or agreement set forth in this Lease; provided, however, that Tenant will be entitled to Rent abatement in connection with any such failure or interruption to the extent Landlord receives lost rental income insurance proceeds with respect hereto.

ARTICLE 9

Indemnification

9.1           Indemnity of Landlord.

9.1.1        From and after the Term Commencement Date, Tenant hereby agrees to indemnify, defend (with attorneys approved by Landlord), protect, and hold Landlord and Landlord’s agents, employees, directors, officers, managers, members, partners and affiliates (collectively, “Landlord’s Agents”) harmless from, any and all Claims arising after the Term Commencement Date to the extent caused by, arising out of, or related to, (a) the condition of the Premises or the use or occupancy of the Premises by Tenant and/or Tenant’s Agents, or any other person or entity, including without limitation, any liability for injury to the person or property of Tenant or Tenant’s Agents, (b) a breach or default by Tenant in the performance of any of its obligations under this Lease; but in each case excepting any such Claims (i) to the extent resulting from the willful breach of the Lease by Landlord or the gross negligence or willful misconduct of Landlord or Landlord’s Agents or (ii) arising solely out of the condition of the Premises that Tenant demonstrates existed prior to the Term Commencement Date, except to the extent that such condition was caused by Tenant or Tenant’s Agents.  Tenant’s obligations under this Section 9.1.2 shall survive the expiration or earlier termination of this Lease with respect to any such Claims or liability arising in connection with any event, condition or circumstance occurring, arising or existing prior to such expiration or earlier termination.

9.2           Waiver of Claims.

9.2.1        Tenant, as a material part of the consideration rendered to Landlord in entering into this Lease, hereby waives all existing and future Claims against Landlord and Landlord’s Agents, whether known or unknown, for damages to goods, wares, machinery, trade fixtures, personal property, scientific research, records or other property of Tenant, Tenant’s Agents or any other person, in each case located in or about the Premises, whether such damage or injury is caused by or results from the negligence of Landlord or Landlord’s Agents, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or any portion thereof, or from other sources or places, including any claims resulting from the actual or passive negligence of Landlord or Landlord’s Agents, but excepting any claims resulting from the gross negligence or willful misconduct of Landlord or Landlord’s Agents or breach of this Lease by Landlord.  Notwithstanding the negligence of Landlord or Landlord’s Agents, or breach of this Lease by Landlord, Landlord shall under no circumstances be liable for loss of profits or special, incidental or consequential damages arising therefrom.

THE UNDERSIGNED ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF THIS CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPALS OF SIMILAR EFFECT.

Tenant’s Initials

9.2.2        Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts.  Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal.  If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

9.3           Landlord Indemnification.  Landlord agrees, subject to the limitations set forth in Section 9.2 and elsewhere in this Lease, to indemnify Tenant and hold it harmless from any and all Claims caused by the gross negligence or willful misconduct of Landlord and/or any of Landlord’s Agents or caused by the willful breach of this Lease by Landlord.  The obligations of Landlord under this Section 9.3 shall survive the termination of this Lease with respect to any Claims or liability arising in connection with any event, condition or circumstance occurring, arising or existing prior to such termination.  Notwithstanding Landlord’s indemnification obligations under this Section 9.3, Landlord shall under no circumstances be liable for loss of profits or special, incidental or consequential damages arising therefrom.

9.4           Claims for Indemnification.  If any indemnitee under Sections 9.1 or 9.3 above (an “Indemnitee”) shall believe that such Indemnitee is entitled to indemnification pursuant to this Article 9 in respect of any Claims, such Indemnitee shall give the appropriate indemnifying party (each, as applicable, an “Indemnifying Party”) prompt written notice thereof.  Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification.  The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee’s right to indemnity hereunder, except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim.

9.5           Defense of Claims.  In connection with any Claim which may give rise to indemnity under this Article 9 resulting from or arising out of any claim or proceeding against an Indemnitee by a person that is not a party hereto, the Indemnifying Party shall (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice to the relevant Indemnitee, assume the defense of any such claim or proceeding.  The Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly perform resolution thereof.  Without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed, the Indemnifying Party will not enter into any settlement of any claim or proceeding which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder.  Without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, the Indemnitee will not enter into any settlement of any claim or proceeding which would lead to liability or create any financial or other obligation on the part of the Indemnifying Party unless the Indemnifying Party has failed or refused to acknowledge responsibility for or defend such claim or proceeding within a reasonable period of time after notice is provided pursuant to Section 9.4.

ARTICLE 10

Insurance

10.1         Landlord’s Insurance Landlord shall maintain (subject to Tenant’s obligation to pay for such insurance to the extent required under Section 10.2) a policy or policies of insurance protecting Landlord against the following:

10.1.1      Fire and other perils normally included within the classification of fire and extended coverage, together with insurance against vandalism and malicious mischief, to the extent of the full replacement cost of the Premises (including, without limitation, any real property and/or fixture improvements located within the Premises existing as of the Punchlist Sign-off Date), but exclusive of equipment and improvements insured by Tenant, with agreed value, full replacement and such other endorsements Landlord elects to maintain.  Landlord may also maintain earthquake and flood coverage if available at commercially reasonable rates.

10.1.2      Eighteen (18) months of rental loss insurance and to the extent of 100% of the gross rentals from the Premises.

10.1.3      Comprehensive general liability insurance with a single limit of not less than $1,000,000 for bodily injury or death and property damage with respect to the Premises, a general aggregate not less than $2,000,000 for bodily injury or death and property damage with respect to the Premises, and not less than $2,000,000 of excess umbrella liability insurance.

10.1.4      At Landlord’s sole option, environmental liability or environmental clean-up/remediation insurance in such amounts and with such deductibles and other provisions as Landlord may determine in its sole and absolute discretion.

10.1.5      Such additional insurance as is required under Section 4 of the Work Letter, payment of which shall be considered a Disbursement.

10.2         Payment.  Within sixty (60) days after the Term Commencement Date, and within sixty (60) days after the beginning of each calendar year during the period from and after the Term Commencement Date until the termination or expiration of the Lease Term, Landlord shall provide Tenant with a written estimate for such calendar year of the cost of insurance obtained by Landlord with regard to the Premises (“Insurance Costs”), which cost may be determined as a percentage of Landlord’s portfolio wide insurance policies or other reasonable allocation (for example, based on square footage, insured values or invoiced amounts from insurance carriers or brokers).  Tenant shall pay such estimated amount to Landlord in advance in equal monthly installments.  Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual costs incurred by Landlord for Insurance Costs for the Premises during such year (the “Annual Statement”), and Tenant shall pay to Landlord the costs incurred in excess of the payments previously made by Tenant within thirty (30) days of Tenant’s receipt of the Annual Statement.  To the extent that any such insurance is maintained pursuant to a blanket or similar policy of insurance, then the cost thereof shall be equitably allocated to the Premises by Landlord.

10.3         Tenant’s Insurance.  Tenant shall maintain in force, at its sole cost and expense, a policy or policies of insurance protecting Landlord and Tenant against each of the following:

10.3.1      During the Lease Term, comprehensive general liability insurance with respect to the Premises insuring against bodily injury or death and property damage in amounts (i) not less than $2,000,000 in the aggregate, (ii) not less than $1,000,000 per occurrence and (iii) not less than $4,000,000 of excess umbrella liability insurance.  Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc. and any third party now or hereafter providing financing to Landlord where such third party has a security interest in the Premises under such financing shall be included as additional insureds.  The amount of such public liability insurance shall be increased from time to time as Landlord may reasonably determine. All such bodily injury and property damage insurance shall insure the performance by Tenant of the indemnity agreement as to personal injury or property damage contained in Section 9.1.

10.3.2      During the Lease Term, insurance covering construction, alterations, additions or improvements permitted under Section 6, trade fixtures and personal property and for those items listed on Exhibit ‘C’ attached hereto (as the same may be updated by Tenant in accordance with Section 13.1), in an amount not less than 100% of their full replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification “fire and extended coverage,” for the repair or replacement of the property damaged or destroyed unless this Lease shall terminate pursuant to Section 20 hereof.

10.3.3      All policies of insurance to be provided by Tenant shall be issued by insurance companies, with general policy holder’s rating of not less than A- and a financial rating of not less than Class VII as rated in the most current available “Best’s” Insurance Reports, and admitted to do business in the State of California.  Such policies shall be issued in the name of Tenant, with Landlord included as an additional insured.  The policies provided by Tenant shall be for the mutual and joint benefit and protection of Landlord and Tenant, and executed copies of such policies of insurance or certificates thereof shall be delivered to the Landlord within ten (10) days after the Term Commencement Date and, thereafter, within thirty (30) days prior to the expiration of the term of each such policy.  All public liability and property damage policies shall contain a provision that the Landlord, although an additional insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it or Landlord’s Agents by reason of the negligence of the Tenant.  Upon the expiration or termination of any such policy, renewal or additional policies shall be procured and maintained by the Tenant to provide the required coverage.  All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will provide Landlord with thirty (30) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given).  All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.  Tenant agrees that if, after the Term Commencement Date, Tenant does not take out and maintain the insurance required under this Section 10.3, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf, and any costs or expenses incurred by Landlord in connection therewith shall promptly be paid by Tenant to Landlord as Additional Rent.

10.3.4      Notwithstanding anything to the contrary, Tenant’s obligation to carry the insurance described in this Section may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by the Tenant, provided that (i) Landlord will be an additional insured thereunder as its interests may appear, (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and (iii) the requirements set forth herein are otherwise satisfied.  Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering the Premises for policies which are not required to be delivered to Landlord.

10.4         Release of Subrogation Rights.  Landlord and Tenant hereby mutually release each other from liability and waive all right to recover against each other for any loss from perils insured against under their respective insurance policies, including any extended coverage and special form endorsements to said policies; provided, however, this Section shall be inapplicable if it would have the effect, but only to the extent that it would have the effect of invalidating any insurance coverage of Landlord or Tenant.  The parties shall obtain, if available, from their respective insurance companies, a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

ARTICLE 11

Repairs and Maintenance

11.1         Maintenance of Premises and Equipment.  During the Lease Term, Tenant, at its sole cost and expense, shall maintain and keep the Premises, all improvements thereon, and all appurtenances thereto, including, without limitation, sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated, in each case whether now or hereafter on the Premises, in good condition and in a manner consistent with the Permitted Use.  During the Lease Term, Tenant shall make all repairs, replacements and improvements required to so maintain in good condition the Premises, including, without limitation, all roof or other structural repairs, HVAC, plumbing, mechanical systems and electrical repairs, replacements and improvements required, and shall keep the same free and clear from all rubbish and debris.  All repairs made by Tenant shall be at least equal in quality to the original work, and shall be made only by a licensed, bonded contractor approved in advance by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, that such contractor need not be bonded or approved by Landlord if the alterations, repairs, additions or improvements to be performed are non-structural and the cost of same will not exceed Fifty Thousand Dollars ($50,000) per occurrence or an aggregate amount of One Hundred Thousand Dollars ($100,000) in any twelve (12) month period.  Tenant shall not take or omit to take any action, the taking or omission of which could cause waste, damage or injury to the Premises.  Tenant shall indemnify Landlord as further specified in Sections 9.1, 9.4 and 9.5.

11.2         Maintenance of Exteriors.  Without limiting the effect of Section 11.1, during the Lease Term, Tenant shall maintain the lines designating the parking spaces in good condition and paint the same as often as may be necessary, so that they are easily discernable at all times; resurface the parking areas as necessary to maintain them in good condition; paint any exterior portions of the Building Improvements as necessary to maintain them in good condition; maintain the roof and landscaping in good condition; maintain sightly screens, barricades or enclosures around any waste or storage areas; and take all reasonable precautions to ensure that the drainage facilities of the roof are not clogged and are in good and operable condition at all times.

11.3         No Abatement.  There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the Tenant’s (or Landlord’s if Landlord elects to make repairs, maintenance, alterations or improvements as explicitly permitted by this Lease) making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein.

11.4         Right of Entry.  Landlord, Landlord’s Agents and any contractor or consultant of Landlord shall have the right to enter upon the Premises or any portion thereof in accordance with the terms and conditions of Article 15 for the purposes of performing any repairs or maintenance Landlord is permitted to make pursuant to this Lease, and of ascertaining the condition of the Premises or whether Tenant is observing and performing Tenant’s obligations hereunder, all without interference from Tenant or Tenant’s Agents.

11.5         Compliance with Governmental Regulations.  From and after the Term Commencement Date, Tenant shall, at its sole cost and expense, promptly and properly observe and comply with, including the making by Tenant of any Tenant Alterations to the Premises, all present and future orders, regulations, directions, rules, laws ordinances, and requirements of any Governmental Authority, arising from the use or occupancy of, or otherwise applicable to, the Premises.

11.6         Service Contracts.  Except to the extent self-performed by Tenant’s qualified and experienced personnel, as reasonably determined by Landlord, from and after the Term Commencement Date, Tenant shall, at Tenant’s sole cost and expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises:  (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv)  landscaping and irrigation system, (v) roof covering and drains, (vi) clarifiers, (vii) basic utility feed to the perimeter of the Building Improvements, and (vii) any other equipment (if reasonably required by Landlord).  However, Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the cost thereof.

11.7         Action by Landlord if Tenant Fails to Maintain.  From and after the Term Commencement Date, Landlord shall not be required to maintain or make any repairs or replacements of any nature or description whatsoever to the Premises, except for completion of Punchlist Items. Tenant hereby expressly waives the right to make repairs at the expense of Landlord as provided for in any Applicable Laws in effect as of the Effective Date, or in any other Applicable Laws that may hereafter be enacted, and Tenant further waives its rights under Applicable Laws relating to a landlord’s duty to maintain the Premises in a tenantable condition; provided, however, that this Section 11.7 shall not limit Tenant’s express rights under Section 19.3.1 of this Lease (solely with respect to Landlord’s obligations under Articles 20 and 21, and Landlord’s obligation to complete the Punchlist Items).  Notwithstanding the foregoing, if Tenant refuses or neglects to repair, maintain, alter or improve the Premises, in each case as required by the provisions of this Lease to the reasonable satisfaction of Landlord, Landlord, at any time following ten (10) days from the date on which Landlord shall make written demand on Tenant to effect such repair, maintenance, alteration or improvement (except in the event of an emergency, in which case no prior written demand is required), may (in addition to any other remedies available to Landlord under this Lease), but shall not have the obligation to, make such repair and/or maintenance and/or alteration and/or improvement with qualified and experienced contractors (without liability to Tenant for any loss or damage which may occur to Tenant’s merchandise, fixtures or other personal property, or to Tenant’s business by reason thereof) and Tenant shall pay to Landlord as Additional Rent, within five (5) days following Tenant’s receipt of Landlord’s invoice therefor, Landlord’s costs for making such repairs, maintenance, alteration or improvement plus interest at the Default Rate from the date such costs were incurred by Landlord.  Moreover, Tenant’s failure to pay any of the charges in connection with the performance of its maintenance and repair obligations under this Lease will constitute a material default under the Lease.

ARTICLE 12

Taxes

12.1         Tenant shall pay the following taxes:

12.1.1      Personal Property Taxes. Tenant shall pay prior to delinquency all taxes, assessments, license fees, and other public charges levied, assessed or imposed or which become payable upon Tenant’s personal property, including, but not limited to Tenant’s furnishings, movable equipment and all other personal property installed or located in the Premises.  Whenever possible, Tenant shall cause said furnishings, movable equipment and personal property to be separately assessed.  If, however, any or all of said items shall be assessed and taxed with the real property, Tenant shall pay to Landlord such taxes as are attributable to Tenant’s furnishings, movable equipment and personal property within fifteen (15) days after receipt of an invoice from Landlord advising Tenant of the taxes applicable to Tenant’s property.

12.1.2      Real Property Taxes. During the Lease Term, Tenant shall also pay at least twenty (20) days before delinquent any and all Real Estate Taxes, assessed or imposed, or which become a lien upon or become chargeable against or payable in connection with the Building Improvements and the Premises.  Within three business days of such payment, Tenant shall provide Landlord evidence of such payment in a form reasonably acceptable to Landlord.  In the event that the Premises are not separately assessed, Tenant shall pay an equitable proportion of the Real Estate Taxes and assessments for all the land and improvements included within the tax parcel(s) assessed, with such proportion to be determined by Landlord from the respective valuations assigned in the Assessor’s worksheets and such other information as is reasonably available to Landlord, including the Building Improvements and any special improvements constructed for the benefit of Tenant.  Real Estate Taxes for the last year of the term of this Lease shall be prorated between Landlord and Tenant as of the expiration date of the term.  With respect to any assessments which may be levied against or upon the Building Improvements or the Premises, or which under the laws then in force may be evidenced by improvement or other bonds and may be paid in annual installments, only the amount of such annual installment, with appropriate proration for any partial year, and interest thereon, shall be included within a computation of taxes and assessments levied against the Building Improvements or the Premises.  To the extent tax bills are not otherwise delivered to Tenant and such tax bills are delivered to Landlord, at least sixty (60) days prior to the applicable delinquency date, Landlord will provide Tenant with written notice detailing the amount and due date of each real estate tax Tenant is required to pay pursuant to this Section 12.1.2.  In the event that Tenant incurs a late charge on the payment of the Base Monthly Rental or fails to pay the real property taxes within twenty (20) days before delinquent, Landlord may estimate the current real property taxes, and require that such taxes be paid in advance to Landlord by Tenant monthly in advance with the payment of the Base Monthly Rental.  Such monthly payment shall be equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which such installment becomes delinquent.  When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes.  If the amount collected by Landlord is insufficient to pay such Real Estate Taxes when due, Tenant shall pay Landlord, upon demand, such additional sum as is necessary.  Upon receipt of the full amount of the Real Estate Taxes for such period, Landlord shall, if practicable, pay such Real Estate Taxes before they are delinquent.  Advance payments may be intermingled with other moneys of Landlord and shall not bear interest.  In the event of a breach by Tenant in the performance of its obligations under this Lease, then any such advance payments may be treated by Landlord as an additional security deposit; provided, however, to the extent that Landlord applies such payments to anything other than real estate taxes, then Landlord shall promptly give Tenant notice of such application.

12.2         Definition of Taxes.  For purposes of this Lease, “Real Estate Taxes” shall include, without limitation, each of the following (subject to the provisions of Section 12.3.7):

12.2.1      Any form of assessment, license fee, license tax, bond or improvement bond, business license tax, commercial rental tax, levy, charge, penalty, or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special district thereof, as against any legal or equitable interest of Landlord in the Premises or the real property of which the Premises constitute a part;

12.2.2      Any tax on Landlord’s right to rent or other income from the Premises or as against Landlord’s business of leasing the Premises, or taxes on or measured by gross rentals received from the rental of space on the Premises;

12.2.3      Any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants.  It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of real property tax for purposes of this Lease;

12.2.4      Any tax allocable to or measured by the area of the Premises or the rental payable hereunder, including without limitation, any gross income tax or excise tax levied by the State, any political subdivision thereof, city, or federal government, with respect to the receipt of such rental, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use of occupancy by Tenant of the Premises, or any portion thereof;

12.2.5      Any tax upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

12.2.6      Any tax, fee, levy, assessment or charge, or any increase therein imposed by reason of events occurring during the Lease Term (including but not limited to, any tax, fee, assessment or charge under California Proposition 13 resulting from a change in the ownership of the Premises or any entity owning a direct or indirect interest in the Premises).

12.2.7      Notwithstanding anything contained in this Lease, “Real Estate Taxes” shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes.

12.3         Tax Credits.  If Landlord receives any tax credits resulting from the Premises, including but not limited to any tax credits resulting from the construction of the Building Improvements, then such tax credits will, as determined by Landlord, be applied either (a) to reduce the amount of Real Estate Taxes payable by Tenant hereunder, or (b) in the PO Model as a cash inflow for consideration in the calculation.

ARTICLE 13

Property Ownership

13.1         Property Ownership.  Except for those items listed on Exhibit ‘C’ (which Exhibit may be updated by Tenant from and after the Term Commencement Date, but in each case only upon receipt of Landlord’s prior written approval of such updates in accordance with the procedures set forth at the end of this Section 13.1), and subject to Tenant’s Purchase Options under Section 24.2, all of the Building Improvements, and any other improvements, buildings, building systems, equipment, fixtures, machinery, additions and decorations in each case that are paid for (in whole or in part) by Landlord, or that are built into or attached to the Premises, including, without limitation, all installed flooring and installed wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods, walk-in freezers, walk-in refrigerators, ductwork, conduits, electrical panels and circuits shall (unless Landlord elects otherwise in writing prior to such construction or installation) automatically become the property of Landlord upon their acquisition or installation at the Premises (regardless of whether the same are installed or paid for by Tenant).  All of the foregoing improvements (except for those items listed on Exhibit ‘C’) shall remain upon and be surrendered with the Premises as a part thereof upon the expiration or termination of this Lease.  In addition to the foregoing, all materials ordered in connection with the Building Improvements, or under contracts relating to the construction or maintenance of the Building Improvements, shall automatically become the property of Landlord, regardless of whether such materials have been installed at the Premises.  Unless this Lease terminates under Section 24.2.9, the Premises shall at all times remain the property of Landlord, and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease in accordance with its terms.  Following the Term Commencement Date, and prior to the commencement of any work relating to any Tenant Alterations occurring thereafter, Tenant shall have the ability to update Exhibit ‘C’ (subject to Landlord’s prior written approval in accordance with this Section 13.1) by submitting such updated Exhibit ‘C’ to Landlord at least twenty (20) days prior to the installation at the Premises of any items requested to be included on Exhibit ‘C’ by Tenant.  Within twenty (20) days of Landlord’s receipt of Tenant’s updated Exhibit ‘C’, Landlord shall notify Tenant whether or not Landlord approves the updated Exhibit ‘C.’  If Landlord fails to respond within such twenty (20) day period, Tenant shall provide a written reminder notice to Landlord.  Landlord’s failure to respond to such reminder notice within ten (10) days after delivery of such reminder notice shall be deemed approval by Landlord of the updated Exhibit ‘C’ as submitted to Landlord.  Landlord shall be permitted to disapprove additions to Exhibit ‘C’ only if such items fall into one of the following categories:  (i) the item was paid for (in whole or in part) by Landlord; (ii) the item is replacing an item previously paid for (in whole or in part) by Landlord; (iii) the item comprises a part of the building systems or is otherwise necessary for the operation of the Building; or (iv) the item cannot be removed without materially damaging the Building.

13.2         Trade Fixtures.  Following the Term Commencement Date, Tenant may install trade fixtures, machinery or other trade equipment in conformance with Article 6 and Section 13.1 of this Lease and Applicable Laws; provided that such trade fixtures, machinery or other trade equipment shall be deemed Landlord’s property upon installation and shall not be removed from the Premises at any time unless such items are listed on Exhibit ‘C’ in accordance with Section 13.1.

ARTICLE 14

[Intentionally Deleted]

ARTICLE 15

Entry by Landlord

15.1         Entry by Landlord.  Following the Substantial Completion Date, Tenant shall permit Landlord and Landlord’s Agents, and, if accompanied by a representative of Tenant, prospective purchasers, lenders, investors and contractors, to enter the Premises at all reasonable times, upon giving Tenant a forty-eight (48) hour notice, except in the event of an emergency or following an Event of Default, in which case neither notice nor the presence of a representative of Tenant is required, for the purpose of:  (i) inspecting the Premises, (ii) performing any of Tenant’s obligations under this Lease, (iii) posting notices of non-responsibility with regard to any work, materials, construction, alterations, additions, or repairs, (iv) completing any remaining Punchlist Items, or (v) as permitted under Section 11.4.  At all times Landlord or Landlord’s Agents are on the Premises, representative(s) of Tenant will have the right to accompany Landlord or Landlord’s Agents.  Tenant shall timely make a representative of Tenant available to accompany Landlord during any such entry.

15.2         Entry to Relet Premises.  Landlord may, during reasonable business hours within eighteen (18) months prior to the expiration of the Lease Term, enter the Premises for the purpose of allowing prospective tenants to view the Premises; provided, however, that Landlord may not exercise such right if Tenant has validly exercised its Purchase Option under this Lease and so long as no breach or condition exists under this Lease or under the Purchase and Sale Agreement which could reasonably be expected to preclude Tenant from consummating its acquisition of the Premises pursuant to such Purchase Option.

15.3         No Liability.  Landlord shall be permitted to enter the Premises for any of the purposes stated in and in accordance with Sections 15.1 and 15.2 above without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises resulting therefrom.  In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Article 15.

ARTICLE 16

Assignment and Subletting

16.1         Assignment and Subletting.

16.1.1      Assignment.  Except as hereinafter expressly permitted, Tenant shall not voluntarily nor by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant’s leasehold estate hereunder, without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld.  Any purported assignment contrary to these provisions shall be void.  Landlord’s consent shall be based upon a determination that the same (or better) type, class, nature and quality of business, service, management, and financial soundness of ownership shall exist after such assignment and, provided further, that each and every covenant, condition or obligation imposed upon Tenant by this Lease is assumed by such assignee and each and every right, remedy or benefit afforded Landlord by this Lease is not thereby impaired or diminished.  Consent by Landlord to one or more assignments of this Lease shall not operate to exhaust Landlord’s rights under this Section.

16.1.2      Subletting.  Except as hereinafter expressly permitted (including as permitted under Section 16.3), Tenant shall not sublet any portion of the Premises, and shall not enter into any arrangement that is the functional (if not legal) equivalent of a sublease, without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed; provided, (a) Tenant may sublet up to an aggregate amount of 25,000 square feet of space at the Premises to or by any person(s) or entity(ies) (each, a “Permitted Sublease”) and (b) Tenant may sublet the Premises, or any portion thereof, to any (i) corporation or other entity which controls, is controlled by, or is under common control with Tenant; or (ii) a “satellite company” of Tenant (as described in Tenant’s Annual Report on Form 10-K for the year ended December 31, 2009) (a “Tenant Affiliate”) (any such sublease, an “Exempt Sublease”).  Upon the effectuation of a Permitted Sublease or an Exempt Sublease, Tenant will promptly notify Landlord regarding such sublet or other occupancy right granted by Tenant with regard to the Premises, and the size and location of the space relating thereto.  No Permitted Sublease or Exempt Sublease shall specify a term which extends beyond the Lease Term, and all Permitted Subleases and Exempt Subleases shall explicitly state that they are subject and subordinate to this Lease.  Any purported subletting of the Premises or other occupancy agreement that is contrary to the provisions of this Section 16.1.2 shall be void.  Landlord’s consent shall be based upon a determination that the same (or better) type, class, nature and quality of business, service, management, and financial soundness of ownership shall exist after such subletting or other occupancy agreement (taking into account that Tenant shall remain liable for all obligations of Tenant under the Lease as set forth in Section 16.4) and, provided further, that each and every covenant, condition or obligation imposed upon Tenant by this Lease is assumed by such subtenant and each and every right, remedy or benefit afforded Landlord by this Lease is not thereby impaired or diminished.  Consent by Landlord to one or more sublettings of the Premises shall not operate to exhaust Landlord’s rights under this Section.

16.2         Notice to Landlord.  If Tenant desires at any time to assign this Lease pursuant to Section 16.1.1 or to sublet the Premises pursuant to Section 16.1.2, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (the “Transfer Notice”):  (i) with respect to a proposed sublease, the size and location of the space Tenant proposes to sublet, (ii) the name of the proposed subtenant or assignee; (iii) the date on which the Tenant proposes that the assignment or sublease be effective, which shall not be earlier than the date which is thirty (30) days after the Transfer Notice (iv) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (v) the terms and provisions of the proposed sublease or assignment; (vi) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee, and (vii) such other information as Landlord may reasonably require.  Tenant agrees to reimburse Landlord for Landlord’s actual costs and attorneys’ fees (not to exceed Five Thousand Dollars ($5000)) incurred in conjunction with the processing and documentation of any requested assignment, subletting, transfer, or change of ownership of this Lease.

16.3         Exempt Assignment.  Notwithstanding any provisions of Sections 16.1 to the contrary, Landlord agrees that Tenant may assign its interest in this Lease, without Landlord’s prior written consent but with written notice, to any (i) successor by merger or sale of substantially all of Tenant’s assets (including, without limitation, this Lease) in a manner such that the assignee will become liable and responsible for the performance and observance of all Tenant’s duties and obligations hereunder; or (ii) corporation or other entity which controls, is controlled by, or is under common control with Tenant, provided that (a) Tenant shall notify Landlord in writing at least ten (10) days prior to the effectiveness of such assignment, and (b) the creditworthiness of the assignee measured immediately following such assignment is at least equal to the creditworthiness of Tenant measured immediately prior to such assignment, in each case as reasonably determined by Landlord (any such assignment, an “Exempt Assignment”).  For purposes of this Section 16.3 and Section 16.1.2 above, a corporation or other entity will be regarded as in control of another corporation or entity if it both (i) owns or controls in excess of fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, and (ii) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other corporation or entity.

16.4         No Release of Liability.  No subletting or other occupancy agreement or arrangement, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the Rent and perform all the other obligations to be performed by Tenant hereunder.  The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

16.5         Landlord’s Option.  Except for Exempt Assignments, Exempt Subleases and Permitted Subleases, if Tenant desires at any time to assign or sublet the Premises, Landlord, within fifteen (15) days after Landlord’s receipt of all of the information required in the Transfer Notice, may by written notice to Tenant elect to terminate this Lease as to the entire Premises, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof.  If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease.  In the event Tenant withdraws the Transfer Notice as provided in this Section, this Lease shall continue in full force and effect.  No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed assignment or sublease.  In the event the Landlord elects to terminate the Lease and Tenant does not withdraw such Transfer Notice, the Lease shall terminate on the proposed date the transfer or sublease would be effective as specified in the Transfer Notice and Tenant shall have no further obligations with respect to the Premises other than (a) to surrender and vacate the Premises on or before the effective date of termination, and (b) all obligations of Tenant which survive the expiration or termination of this Lease pursuant to the terms hereof (including, without limitation, all indemnity obligations of Tenant under this Lease).  After any such election by Landlord, Landlord shall be entitled to re-lease the Premises in Landlord’s sole and absolute discretion.

ARTICLE 17

Dispossession

17.1         No Dispossession.  If Tenant shall surrender the Premises, or be dispossessed by process of law, or otherwise, Landlord may terminate this Lease, retake possession of the Premises, pursue its remedies provided herein, and any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed abandoned.  In such case, Landlord may dispose of said personal property in any manner and is hereby relieved of all liability for doing so.

ARTICLE 18

Events of Default

18.1         Events of Default.  The occurrence of any of the following shall constitute a breach and material default of this Lease by Tenant (each, an “Event of Default”):

18.1.1      The failure of Tenant to pay or cause to be paid when due any Base Monthly Rental, Additional Rent, Rent, taxes, monies, or charges required by this Lease to be paid by Tenant when such failure continues for a period of five (5) business days after written notice thereof from Landlord to Tenant;

18.1.2      The failure of Tenant to perform any term, covenant, condition or obligation, other than payment of Rent, taxes, monies or charges, required by this Lease, and Tenant shall have failed to cure such failure within thirty (30) days after written notice from Landlord; provided, however, that where such failure cannot reasonably be cured within the thirty (30) day period, an Event of Default shall not occur so long as Tenant has commenced such cure within the same thirty (30) day period and diligently thereafter prosecutes the same to completion;

18.1.3      Subject to the notice and cure provisions of Section 18.1.2 above, Tenant causing, permitting, or suffering, without the prior written consent of Landlord, any act when this Lease requires Landlord’s prior written consent or prohibits such act;

18.1.4      Failure by Tenant to deliver an estoppel certificate in accordance with the provisions of Section 26.1;

18.1.5      Tenant is in default under any obligation that accrues prior to the Effective Date and is retained by Tenant under a Construction Agreement assigned by Tenant to Landlord, where as a result of such default the applicable contractor has stopped performing (or threatened to stop performing) Landlord’s Construction Work under this Lease; and such default is not cured (i) within the cure periods set forth in such Construction Agreement, or (ii) if such Construction Agreement does not specify a cure period, within five (5) days after notice of such default is provided to Tenant by Landlord or the applicable contractor

18.1.6      Any representation or warranty by Tenant contained in Section 36.7 of this Lease or Section 9.10 of the Work Letter, is incorrect as of the Effective Date; or any representation or warranty made by Tenant under Section 26.3 is incorrect as of the date Tenant made such representation or warranty.

18.1.7      To the extent permitted by Applicable Law, any act of bankruptcy caused, suffered or permitted by Tenant.  For purposes of this Lease, “act of bankruptcy” shall include any of the following:

18.1.7.1   Any general assignment or general arrangement for the benefit of creditors;

18.1.7.2   The filing of any petition by or against Tenant to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, unless such petition is filed against Tenant and same is dismissed within one hundred twenty (120) days;

18.1.7.3   The appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease;

18.1.7.4   The dissolution or liquidation of Tenant; or,

18.1.7.5   The attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease.

18.2         Three-day Notice.  In the event that Landlord issues a three-day notice, notice of abandonment or comparable document by reason of Tenant’s breach, and Tenant cures such breach, Tenant agrees to pay to Landlord, the reasonable cost of preparation and delivery of same.

18.3         No Waiver.  The acceptance by Landlord of Rent due hereunder after breach by Tenant will not constitute a waiver of such breach, unless a written notice to that effect has been delivered to Tenant.

18.4         Replacement of Statutory Notice Requirements.  When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute.  When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Section 35.10 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

ARTICLE 19

Remedies Upon Event of Default; Special Termination Rights

19.1         Landlord’s Remedies.  Upon the occurrence of an Event of Default, Landlord may, at its sole discretion, pursue one or more of the following remedies:

19.1.1      Landlord may, at its option, perform any of Tenant’s unfulfilled duties or obligations on Tenant’s behalf, including, without limitation, the obtaining of required bonds, insurance policies, governmental licenses, permits or approvals, with Tenant to pay Landlord an amount equal to the costs and expenses incurred by Landlord for such performance, upon receipt of an invoice from Landlord (together with interest thereon at the Default Rate from the date of Landlord’s expenditure).

19.1.2      Landlord shall have the remedy in Civil Code section 1951.4, which provides that, when a tenant has the right to sublet or assign (subject only to reasonable limitations), the landlord may continue the lease in effect after the tenant’s breach and abandonment and recover rent as it becomes due.  Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover all Rent as it becomes due;

19.1.3      Landlord, either as an alternative to, or subsequent to, exercising any of its other remedies available to Landlord pursuant to this Lease, may terminate Tenant’s right to possession of the Premises by and upon delivery to Tenant of written notice of termination.  Landlord may then immediately reenter the Premises and take possession thereof pursuant to legal proceedings and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.  No notice of termination shall be necessary in the event that Tenant has abandoned the Premises.  In the event that Landlord elects to terminate Tenant’s right of possession under this Section 19.1.3, Landlord may recover the following:

19.1.3.1   The worth at the time of the award of the unpaid Rent which had been earned at the time of termination.  “Worth at the time of award” shall be computed by allowing interest at the Default Rate from the first day the applicable breach giving rise to such Event of Default occurs;

19.1.3.2   The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided.  “Worth at the time of award” shall be determined by allowing interest at the Default Rate from the first day the applicable breach giving rise to such Event of Default occurs;

19.1.3.3   The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided.  “Worth at the time of award” shall be computed by discounting such amount at the discount rate at the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

19.1.3.4   Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom including, but not limited to, commissions and expenses of reletting, attorneys’ fees, costs of alterations and repairs, recording fees, filing fees and any other expenses customarily resulting from obtaining possession of leased premises and re-leasing; and

19.1.4      Notwithstanding Section 19.1.3, or anything to the contrary in Section 24.2, if Landlord exercises its right to terminate Tenant’s rights to possession of the Premises pursuant to an Event of Default by Tenant (other than for an Event of Default under Sections 18.1.1 or 18.1.7, in which case Tenant shall not have the option to exercise the next available unexpired Purchase Option), then, within five (5) business days following Tenant’s receipt of such notice, Tenant may exercise the next available unexpired Purchase Option under Section 24.2 by delivering a Purchase Option Exercise Notice to Landlord within such five (5) business day period. Upon Landlord’s receipt of the Purchase Option Exercise Notice, such termination by Landlord shall be ineffective (without limiting any other termination right of Landlord pursuant to this Lease) and, except as set forth below, the procedures set forth in Section 24.2 shall govern such acquisition of the Premises by Tenant.  For purposes of clarification, so long as Tenant and Landlord complete the purchase of the Premises by Tenant under this Section 19.1.4, Landlord shall not be entitled to any damages or recoveries under Section 19.1.3 (other than Section 19.1.3.1).

19.1.4.1   If Tenant delivers a Purchase Option Exercise Notice pursuant to this Section 19.1.4 during Lease Years one (1) through ten (10), then (a) the Purchase Option closing date for such accelerated closing shall be the date that is fifteen (15) days after Landlord’s receipt of such Purchase Option Exercise Notice (the “Accelerated Purchase Option Closing Date”), (b) within five (5) business days of such exercise, Tenant shall provide Landlord with an executed Purchase and Sale Agreement in the form attached as Exhibit ‘G’ and (c) the purchase price payable by Tenant to Landlord for such Purchase Option shall be calculated as specified in Section 24.2.5, as of the applicable Purchase Option Closing Date, without regard to the fact that such Purchase Option is being exercised earlier than as contemplated by Section 24.2, except that such purchase price specified in Section 24.2.5 is calculated, and PO Model applied, without including any Base Monthly Rental not actually paid by Tenant under this Lease through the Purchase Option Closing Date.

19.1.4.2   If Tenant delivers such Purchase Option Exercise Notice pursuant to this Section 19.1.4 at any time following the tenth (10th) Lease Year, then (a) the Purchase Option closing date for such accelerated closing shall be the Accelerated Purchase Option Closing Date (provided that such Accelerated Purchase Option Closing Date shall be extended to account for any appraisal period required to determine “fair market value” in accordance with clause (c) below), (b) within five (5) business days of such exercise, Tenant shall provide Landlord with an executed Purchase and Sale Agreement in the form attached as Exhibit ‘G’ and (c) the purchase price payable by Tenant to Landlord for such Purchase Option shall equal the “fair market value” (as such value is determined in accordance with Section 24.2.5(b)) for the Premises determined as of the date that is thirty (30) days prior to the Purchase Option Closing Date.

19.1.5      Landlord may pursue any and all other rights or remedies available to Landlord at law or in equity.

19.2         Landlord’s Special Termination Rights

19.2.1      Landlord’s Termination Right For Entitlements.  If (i) as of October 21, 2010, all approvals needed for the Planned Industrial Permit for the Building have not been received or remain subject to any potential appeal or challenge (ii) as of December 2, 2010, the precise grading permit has not been received or remains subject to any potential appeal or challenge, (iii) as of December 25, 2010, the building permit for the construction of the shell and core of the Building has not been received or remains subject to any potential appeal or challenge or (iv) as of April 19, 2011, the building permit for the construction of the Tenant Improvements has not been received or remains subject to any potential appeal or challenge, in each case for any reason other than Landlord’s gross negligence or willful misconduct, then Landlord shall have the option (in Landlord’s sole discretion) to terminate this Lease upon ten (10) days written notice to Tenant (“Landlord’s Entitlement Termination Right”).  Following the exercise of Landlord’s Entitlement Termination Right, (a) the Lease shall be fully and finally surrendered and terminated and shall no longer be of any force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination of the Lease; and (b) Landlord will immediately return to Tenant any Base Monthly Rental previously paid by Tenant to Landlord under this Lease, plus interest thereon at LIBOR if Landlord has held such Base Monthly Rental payments for longer than twelve (12) months prior to such termination.

19.2.2      Landlord’s Termination Right For Techbilt Purchase Option.  Under that certain Real Estate Sale and Purchase Agreement and Joint Escrow Instructions (the “Techbilt PSA”) dated February 19, 2010 between Tenant and Techbilt, Techbilt has the right to repurchase the Land under certain circumstances, as more fully described in Section 18.2 of the Techbilt PSA (the “Techbilt Repurchase Option”).   If Techbilt exercises its Techbilt Repurchase Option, and Landlord sells the Land to Techbilt under the Techbilt Repurchase Option, then effective immediately prior to the closing of such sale of the Land to Techbilt, this Lease shall automatically be fully and finally surrendered and terminated and shall no longer be of any force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination of the Lease (a “Techbilt Termination Event”).  If a Techbilt Termination Event occurs and the circumstances giving rise to Techbilt’s right to exercise the Techbilt Purchase Option were caused by Tenant’s negligent acts or omissions (and not caused by Landlord’s negligent acts or omissions), then within ten (10) business days of Tenant’s receipt of an invoice therefor, Tenant will pay Landlord an amount equal to 50% of the difference between (a) the Aggregate Disbursements made by Landlord plus any other costs out-of-pocket incurred by Landlord with respect to this Lease which have accrued as of the Techbilt Termination Event and (b) the aggregate proceeds received by Landlord from such sale pursuant to the Techbilt Repurchase Option; provided, in all other circumstances, if a Techbilt Termination Event occurs Landlord will immediately return to Tenant any Base Monthly Rental previously paid by Tenant to Landlord under this Lease, plus interest thereon at LIBOR if Landlord has held such Base Monthly Rental payments for longer than twelve (12) months prior to such termination.

19.3         Landlord Default; Firm Completion Date

19.3.1      Landlord shall not be in default under this Lease unless Landlord fails to perform any of its obligations under this Lease, such failure materially interferes with the Tenant’s use and operations within the Premises and Landlord fails to cure such default within twenty (20) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said twenty (20) day period, or fails to commence such cure within said twenty (20) day period and thereafter fails to continue with due diligence to prosecute such cure to completion where such default could not reasonably be cured with said twenty (20) day period.  If a Landlord default occurs, then (1) Tenant may proceed in equity or at law to compel Landlord to perform its obligation and/or to recover damages proximately caused by such failure to perform; and/or (2) Tenant may perform such obligations and have the right to be reimbursed for the sum it actually and reasonably expends in the performance thereof.

19.3.2      If the Substantial Completion Date has not occurred by January 1, 2013 (the “Firm Completion Date”), then Tenant’s obligation to pay Base Monthly Rental will be abated down to zero dollars ($0) until such time as the Substantial Completion Date occurs (at which time Tenant will resume paying full Rent in accordance with Article 3); provided, however that the Firm Completion Date shall be subject to reasonable extension on account of a Tenant Delay or Force Majeure.  As used herein, “Tenant Delay” shall mean: (1) delays or failure of Tenant to deliver items in accordance with the Work Letter; (2) Tenant’s failure to timely fulfill its obligations as set forth in the Lease related to Landlord’s Construction Work within the time periods set forth herein; (3) delays caused by Shell and Core Tenant Change Order Requests or TI Tenant Change Order Requests; or (4) a willful or negligent act or omission of Tenant or Tenant’s Agents that materially interferes with the progress of the work; provided, however, that if Landlord becomes aware of any event or circumstance constituting a Tenant Delay and does not provide Tenant with notice thereof within five (5) business days after the date on which Landlord becomes aware of such event or circumstance, then any period of time between the date on which such five (5) business day period expires and the date upon which Landlord does provide such notice to Tenant shall not be considered part of such Tenant Delay; provided, further, however, that no such notice and cure period shall be required if such delay is with respect to interference with the Landlord’s construction activities and Landlord has previously notified Tenant of similar Tenant Delays.

19.3.3      Notwithstanding the foregoing, Tenant shall have no right to terminate this Lease for any such default by Landlord, and in no event shall Landlord be liable for loss of profits or special, incidental or consequential damages arising from any such default.

19.3.4      Notwithstanding any provision of this Lease to the contrary, if (A) the Substantial Completion Date is delayed as a result of Force Majeure for a period of five (5) years or more after the date upon which Landlord provided notice to Tenant of such Force Majeure; (B) a temporary taking of the Premises, as described in Section 21.4, shall have occurred prior to the Substantial Completion Date and shall have lasted for a period of five (5) years or more and such five (5) year period expires prior to the Substantial Completion Date; or (C) Tenant’s obligation to pay Base Monthly Rental has abated down to zero dollars ($) under Section 19.3.2 for a period of five (5) years or more, then, in each case (a) either party may terminate this Lease upon the expiration of such five (5) year period by delivery of written notice of such termination to the other party, and (b) provided that the event giving rise to such Force Majeure, temporary taking or abatement (as the case may be) was not caused by any act or omission of Tenant, upon such termination Landlord will immediately return to Tenant any Base Monthly Rental previously paid by Tenant to Landlord under this Lease, plus interest thereon at LIBOR if Landlord has held such Base Monthly Rental payments for longer than twelve (12) months prior to such termination.  Upon any termination under this Section 19.3.4, the Lease shall be fully and finally surrendered and terminated and shall no longer be of any force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination of the Lease.

ARTICLE 20

Damage or Destruction

20.1         Landlord’s Obligation to Rebuild.  If the Premises are partially or completely damaged or destroyed by fire or other perils (as opposed to ordinary wear and tear in which case Tenant’s obligations under Article 11 shall apply), Landlord shall promptly and diligently rebuild and restore the Premises unless it has the right to terminate this Lease as provided in Section 20.2 below and it elects to so terminate.  For purposes of this Section 20.1, “Premises” shall include any real property and/or fixture improvements located within the Premises as of the date upon which such damage or destruction occurs, except for those items set forth on Exhibit ‘C’.  If required pursuant to this Section 20.1, Landlord shall promptly rebuild or restore the Premises to as nearly as possible its condition immediately prior to such destruction or damage, such work (including, without limitation, the hiring of an architect) to be commenced within ninety (90) days from the time of disaster and thereafter to be prosecuted with due diligence until such rebuilding or restoration is completed.  Landlord shall have the right to receive the proceeds of all insurance policies maintained by Landlord and Tenant with regard to the Premises and relating to such damage or destruction (except for those proceeds which are (a) payable under policies obtained by Tenant which specifically insure Tenant’s personal property and machinery, and (b) are payable with regard to property which Tenant is permitted to remove from the Premises upon the expiration or termination of this Lease pursuant to the provisions of this Lease), and such proceeds shall be deemed the property of Landlord.  If Landlord is required to restore the Premises following any damage or destruction pursuant to this Section 20.1, then Landlord shall deposit any insurance proceeds received by Landlord in connection with such damage or destruction (other than proceeds from business interruption or rental abatement insurance paid to cover the interruption of Landlord’s business) in a separate account at a bank to be determined by Tenant (provided that such bank shall have a rating of at least “AAA” under the Standard & Poors ratings for financial institutions) and shall grant Tenant a security interest in such account via a deposit account control agreement and a security agreement in form and substance reasonably satisfactory to Landlord to secure the performance by Landlord of its restoration obligations under this Section 20.1.

20.2         Landlord’s Right to Terminate.  Landlord shall have the right to terminate this Lease following damage to or destruction of the Premises if any of the following occurs:  (i) the amount of insurance proceeds (other than proceeds from business interruption or rental abatement insurance paid to cover the interruption of Landlord’s business) that have been irrevocably committed (in writing within ninety (90) days following the date of damage) without material condition (except for the right to make progress payments) to be paid to Landlord by Landlord’s insurer is insufficient to pay one hundred percent (100%) of the cost to fully repair the damaged Premises (including any real property or fixture improvement thereon, except for those items set forth on Exhibit ‘C’), excluding the deductible for which Tenant shall also be responsible (provided, however, in the event of damage or destruction prior to the Substantial

Completion Date Tenant shall not be responsible for any deductible); (ii) the Premises cannot, with reasonable diligence, be fully repaired by Landlord within twenty-four (24) months after the date of the damage or destruction; (iii) the Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers; (iv) the Premises are destroyed or damaged during the last twenty-four (24) months of the Lease Term (exclusive of any option periods); or (v) an uncured Event of Default exists at the time of such damage or destruction.  Any Damage Determination Notice delivered pursuant to Section 20.6 shall specify which (if any) of the items described in Sections 20.2(i)-(v) are applicable to such Damage Determination Notice. Notwithstanding the foregoing, if, prior to the Term Commencement Date, Landlord exercises its right to terminate this Lease pursuant to this Section 20.2, and provided that the damage or destruction giving rise to such termination was not caused by Tenant’s acts or omissions, then upon such termination Landlord will immediately return to Tenant any Base Monthly Rental previously paid by Tenant to Landlord under this Lease, plus interest thereon at LIBOR if Landlord has held such Base Monthly Rental payments for longer than twelve (12) months prior to such termination.

20.3         Tenant’s Right to Terminate.  Tenant shall have the right to terminate this Lease following damage to or destruction of the Premises if any of the following occurs:  (i) the Premises cannot reasonably be expected to, with reasonable diligence, be fully repaired by Landlord within twenty-four (24) months after the date of the damage or destruction; or (ii) the Premises are destroyed or damaged during the last twenty-four (24) months of the Lease Term.

If a party elects to terminate this Lease pursuant to Section 20 and has the right to so terminate, such party will give the other party written notice of its election to terminate within thirty (30) days after (a) with respect to the Landlord, Landlord’s delivery of the Damage Determination Notice under Section 20.6 indicating the satisfaction of the conditions set forth in Section 20.2, and (b) with respect to Tenant, Tenant’s receipt of the applicable Damage Determination Notice under Section 20.6 and the satisfaction of the conditions set forth in Section 20.3; and in such case this Lease will terminate fifteen (15) days after receipt of such notice.  If this Lease is terminated pursuant to Sections 20.2 or 20.3, Landlord shall, subject to the rights of its lender(s), be entitled to receive and retain all the insurance proceeds resulting from the applicable damage or destruction, except for those proceeds which are (i) payable under policies obtained by Tenant which specifically insure Tenant’s personal property and machinery, and (ii) applicable to property that Tenant would be permitted to remove from the Premises upon the expiration or termination of this Lease pursuant to this Lease.  If neither party elects to terminate the Lease, Landlord shall, promptly following the date of such damage or destruction and receipt of commitments for the amounts required of Tenant pursuant to Section 20.2(i) above, commence the process of obtaining necessary permits and approvals, and shall diligently commence repair of the Premises as soon as practicable and thereafter prosecute the same diligently to completion, in which event this Lease will continue in full force and effect.

20.4         Limited Obligation to Repair.  Landlord’s obligation to repair or rebuild in accordance with this Section 20 shall include an obligation to repair or rebuild the Premises (including any real property and/or fixture improvements existing on the Premises as of the time of such damage or destruction, except for those items set forth on Exhibit ‘C’). In addition, Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any alterations installed by Tenant existing at the time of such damage or destruction that Tenant would otherwise be permitted to remove from the Premises upon the expiration or termination of this Lease pursuant to this Lease; provided, so long as there is no uncured Event of Default caused by Tenant, Landlord will make available to Tenant any portion of insurance proceeds Landlord receives which are allocable to the alterations and property Tenant is obligated to repair under this Section 20.4, with such proceeds to be disbursed according to such procedures and requirements as Landlord shall reasonably specify.  Notwithstanding the foregoing, Landlord may, in Landlord’s sole discretion, elect to repair or rebuild those items set forth on Exhibit ‘C’ provided that Tenant assigns, and Tenant shall assign, any insurance proceeds Tenant receives in connection therewith to Landlord, and in any event only to the extent that the cost of such repair or rebuild is covered by such proceeds.

20.5         Abatement of Rent.  Rent shall be temporarily abated in proportion to the degree to which Tenant’s use of the Premises is impaired, but only to the extent of any proceeds received by Landlord from the rental abatement insurance described in Section 10.1 hereof, during any period when, by reason of such damage or destruction, Landlord and Tenant reasonably determine that there is substantial interference with Tenant’s Permitted Use.  Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord or Tenant (as applicable) of the repair or reconstruction which Landlord or Tenant (as applicable) is obligated or undertakes to do.  Except for any abatement available under this Section 20.5, Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s personal property or any inconvenience occasioned by such damage, repair or restoration.  Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, and the provisions of any similar law hereinafter enacted.

20.6         Replacement Cost & Timing.  The determination in good faith by Landlord of (a) the estimated cost of repair of any damage, (b) the time period required for repair and (c) the information set forth in Sections 20.2(i)-(v) of this Lease shall be communicated to Tenant in writing within ninety (90) days of an event of damage or destruction (such notice, a “Damage Determination Notice”) and be conclusive for purposes of this Section.

20.7         Standing for Claims.  If Landlord has the right to make a Claim against a third party related to the damage or destruction to the Premises caused by such third party, and Landlord has legal standing to file and prosecute such a Claim (but Tenant does not have such standing), then, if requested by Tenant, Landlord shall either (i) file and diligently prosecute such a Claim itself, or (ii) allow Tenant to file in the name of Landlord and diligently prosecute such a Claim on Landlord’s behalf provided, in each case, any recoveries arising from such a Claim will (a) first be applied to each parties’ costs and expenses incurred in connection with such Claim (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); (b) to the extent such proceeds are compensation for the damage or destruction to the Premises, such proceeds will be applied to the repair of the Premises in accordance with the procedures set forth in this Section 20; and (c) at the election of Tenant, any remaining proceeds will either be split [***]% to Landlord and [***]% to Tenant (with no application of such proceeds to the PO Model as a cash inflow), or Landlord shall retain [***]% of such proceeds and such [***]% shall be applied in the PO Model as a cash inflow for consideration in the calculation.  Each party will execute such other instruments, give such further assurances and perform such acts which are or may become necessary or appropriate to effectuate and carry out the provisions and intent of this Section 20.7.  Notwithstanding the foregoing, Tenant acknowledges that any right that it may have to file such a Claim shall be subordinate to, and may be eliminated by the rights that any insurer may have to file or prosecute such a Claim, including any rights that arise as a matter of law (by subrogation or otherwise) or that may be assigned by Landlord to such insurer.  Landlord and Tenant fully expect that Tenant shall have no rights under this Section 20.7 with respect to insurable Claims because under most circumstances any right to file or prosecute such a Claim shall be held by Landlord’s insurer or Tenant’s insurer.  Notwithstanding anything in this Section 20.7, if the provisions of this Section 20.7 would in any way limit or adversely affect the rights of Landlord or Tenant under or with respect to any policy or contract of insurance, then the first section of this Section 20.7 shall not be given effect.  Additionally, should Landlord file a Claim at the request of Tenant, Tenant shall reimburse Landlord for all its costs and expenses in connection with such Claim (including internal overhead costs and in-house legal department costs) in the event Landlord does not recover any award as a result of such Claim or in the event that any recoveries are insufficient to cover Landlord’s costs and expenses.

ARTICLE 21

Condemnation

21.1         Total Taking — Termination.  If title to all of the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable (as reasonably determined by Landlord and Tenant) for Tenant’s continued occupancy for the Permitted Use pursuant to this Lease, this Lease shall terminate as of the earlier to occur of:  (a) the date on which the condemnor takes possession of the portion of the Premises that is subject to the condemnation, or (b) the date on which title to the portion of the Premises that is subject to the condemnation is vested in the condemnor.  If a termination occurs under this Section 21.1 before the Term Commencement Date, Landlord will immediately return to Tenant any Base Monthly Rental paid by Tenant to Landlord under this Lease, plus interest at LIBOR if Landlord has held such Base Monthly Rental payments for longer than 12 months prior to such termination.

21.2         Partial Taking.  If any part of the Premises is taken and the remaining part after Landlord makes repairs and alterations is reasonably suitable, as reasonably determined by Landlord and Tenant, for Tenant’s continued occupancy for the Permitted Use pursuant to this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Base Monthly Rental shall be reduced in the same proportion that the floor area of the portion of the Building Improvements so taken (less any addition thereto by reason of any reconstruction) bears to the floor area of the Building Improvements measured immediately prior to such taking.  Landlord shall, at its sole cost and expense, make all necessary repairs or alterations to the Building Improvements so as to make the portion of the Building Improvements not taken a complete architectural unit; provided, however, that if such partial taking occurs during the Lease Term, Landlord shall only be required to make such repairs or alterations to the extent of any condemnation proceeds received by Landlord with regard to any such taking (exclusive of any condemnation proceeds relating to any loss or reduction of income to be derived by Landlord with regard to the Premises).  Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Building Improvements.  Base Monthly Rental due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which Tenant’s Permitted Use of Premises is impaired.  Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate in the event of a partial taking of the Building Improvements or the Premises.  Notwithstanding the foregoing, if more than twenty-five percent (25%) of the square footage of the Building Improvements which have been completed immediately prior to such taking is taken or sold under such threat, Landlord or Tenant may terminate this Lease as of the earlier to occur of:  (a) the date on which the condemning authority takes possession of the portion of the Premises that is subject to the condemnation, or (b) the date on which title to the portion of the Premises that is subject to the condemnation is vested in the condemning authority, in each case provided that Landlord or Tenant, as applicable, delivers written notice of such election to terminate to the other party within twenty (20) days after such party receives notification of the taking or, in the absence thereof, within twenty (20) days after the condemning authority shall have taken possession of such portion of the Premises.  If a termination occurs under this Section 21.2 before the Term Commencement Date, Landlord will immediately return to Tenant any Base Monthly Rental paid by Tenant to Landlord under this Lease, plus interest at LIBOR if Landlord has held such Base Monthly Rental payments for longer than 12 months prior to such termination.

21.3         No Apportionment of Award.  No award for any partial or entire taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking.  Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof.  Any award received by Landlord pursuant to this Article 21 shall be applied in the PO Model as a cash inflow for consideration in the calculation. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the (a) unamortized or undepreciated value of any property that Tenant has the right to remove from the Premises upon the expiration or sooner termination of the Lease Term pursuant to this Lease, (b) interruption of Tenant’s business, (c) any relocation and/or business re-establishment benefits, or (d) loss of goodwill.  Notwithstanding the foregoing, Tenant shall be entitled to receive an award to the extent of that portion of the award received by Landlord which is directly attributable to unamortized or undepreciated value of any property that Tenant has the right to remove from the Premises upon the expiration or sooner termination of the Lease Term pursuant to this Lease.

21.4         Temporary Taking.  No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent, except to the extent covered by insurance proceeds received by Landlord.  Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein.  Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section.

21.5         Sale Under Threat of Condemnation.  A sale made in good faith by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Article 21.  Landlord will provide Tenant with as much advance notice as is reasonably practicable regarding any actual or contemplated sale under this Section 21.5.

ARTICLE 22

Surrender of Lease

22.1         Surrender of Lease.  The voluntary or other surrender of its interest in this Lease by Tenant or a mutual cancellation of this Lease shall not constitute or result in a merger of any interest, and shall, at the election of Landlord, either terminate all or any then-existing subleases or subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.  Landlord shall exercise its election within thirty (30) days of any such surrender or cancellation.

ARTICLE 23

Attorneys’ Fees

23.1         Attorneys’ Fees.  If either party institutes or is made a party to any action or proceeding to enforce or interpret this Lease, the prevailing party in such action or proceeding shall be entitled to recover all costs and attorneys’ fees incurred in connection with such action or proceeding, or any appeal or enforcement of such action or proceeding in proportion to [***], up to a maximum of 100%; provided, however, that in the case where the prevailing party is awarded any equitable relief, then the prevailing party may recover the full amount of such costs and attorney’s fees.  For example, if the prevailing party [***] and no equitable relief, but [***], and the prevailing party had two hundred thousand dollars ($200,000) in costs and attorneys’ fees, then such prevailing party would be entitled to recover [***] of such costs and attorneys’ fees.

ARTICLE 24

Sale of the Premises by Landlord; Purchase Option; ROFN

24.1         Sale of Premises.  Notwithstanding any provisions of this Lease to the contrary, Landlord may assign, in whole or in part, Landlord’s interest in this Lease and may sell all or part of the Premises.  Should Landlord elect to sell the Premises, Landlord agrees to notify Tenant of its intent to do so.  Landlord’s willingness to notify Tenant is to be considered a courtesy notice only and not an offer to sell, or an obligation of any form on the part of Landlord to sell the Premises to Tenant.  This courtesy notice is not to be construed as an option, an offer to negotiate, a right of first refusal, or any other form of agreement that would obligate Landlord to pursue a sale of the Premises to Tenant or in any manner prohibit Landlord from its rights to sell all or part of the Premises as it chooses.

24.2         Purchase Option.

24.2.1              Tenant is hereby granted seven separate options to purchase the Premises from Landlord at the end of the following respective Lease Years:  the fifth (5th), sixth

(6th), seventh (7th), eighth (8th), ninth (9th), fifteenth (15th) and twentieth (20th) Lease Year, subject to and in accordance with the terms of this Section 24.2 (each a “Purchase Option”).  The term “Lease Year” as referred to herein shall mean each twelve-month period within the Lease Term commencing upon the Term Commencement Date.  Each subsequent Lease Year ends twelve months after the preceding one.  The last day of each of the fifth (5th), sixth (6th), seventh (7th), eighth (8th), ninth (9th), fifteenth (15th) and twentieth (20th) Lease Year shall be referred to herein as the “Purchase Option Closing Date” for each applicable Purchase Option.

24.2.2      Tenant shall have no right to exercise any Purchase Option, or consummate any acquisition pursuant thereto, (a) during any period when a Tenant default exists and is continuing under this Lease (except as provided in Section 19.1.4), or (b) if this Lease has expired or otherwise been terminated.  The rights contained in this Section 24.2 shall be personal to Tenant or to any assignee pursuant to an Exempt Assignment, and shall automatically become null and void upon any transfer or assignment by the Tenant (other than an Exempt Assignment).

24.2.3      If Tenant chooses to exercise any Purchase Option, then (a) the closing date for the purchase of the Premises shall be the respective Purchase Option Closing Date, and (b) Tenant shall deliver written notice to Landlord of Tenant’s decision to exercise the Purchase Option (the “Purchase Option Exercise Notice”) at least ninety (90) days prior to such Purchase Option Closing Date.  If Tenant exercises any Purchase Option, but the closing of Tenant’s purchase of the Premises does not occur by the Purchase Option Closing Date (for any reason other than due to the material default of Landlord hereunder or under the applicable Purchase and Sale Agreement or a failure of closing conditions for the benefit of Tenant set forth in Section 4 of the Purchase and Sale Agreement), then the Purchase Option exercised by Tenant (and all other Purchase Options under this Lease) shall automatically lapse and be of no further force or effect, and Tenant shall have no further rights under this Section 24.2.  Notwithstanding the foregoing, if Landlord has encumbered the title to the Premises in a manner which constitutes a violation of the terms of this Lease, then (unless Tenant previously consented to such encumbrance) the applicable Purchase Option Closing Date shall be automatically extended until such encumbrance is either (i) removed as an encumbrance on title to the Premises, or (ii) insured over by the applicable title company.

24.2.4      Upon Landlord’s receipt of the Purchase Option Exercise Notice from Tenant, Landlord and Tenant shall execute a purchase and sale agreement for the Premises substantially in the form attached hereto as Exhibit ‘G’ (the “Purchase and Sale Agreement”).  In connection with such purchase and sale, Tenant shall reimburse Landlord for all reasonable and customary costs actually incurred by Landlord in connection with the purchase and sale transaction including, but not limited to, attorneys’ fees for outside counsel (provided, however, that Tenant will not be required to reimburse Landlord’s attorneys’ fees in excess of $25,000 (as such amount shall be adjusted by multiplying $25,000 by the CPI Adjustment Factor described below)).  As used herein, the “CPI Adjustment Factor” means, as of any date, the greater of (a) the CPI for such date divided by the CPI for the Effective Date; and (b) 1.00. As used herein, “CPI” means the United States Department of Labor, Bureau of Labor Statistics “Consumer Price Index” for All Urban Consumers (CPI-U) published for the Los Angeles-Riverside-Orange County, CA, Metropolitan Statistical Area, with a base of 1982-1984 = 100.  If the CPI ceases to be published, with no successor index, then the parties shall reasonably agree upon a reasonable substitute index.  The CPI for any date means the CPI last published before the calendar month that includes such date.

24.2.5      The purchase price payable by Tenant for the acquisition of the Premises pursuant to the Purchase Option shall be as follows:

(a)           With regard to any acquisition of the Premises pursuant to the Purchase Option at the end of Lease Year five (5), six (6), seven (7), eight (8) or nine (9), the purchase price shall be calculated as of the applicable Purchase Option Closing Date as further described on Exhibit ‘D’ (referred to herein as the “PO Model”).  For illustrative purposes, a sample calculation of the purchase price pursuant to this Section 24.2.5(a) is also attached hereto as Exhibit ‘D’.  Furthermore, contemporaneously with the execution of this Lease, the parties will exchange a mutually agreed upon software model in executable Microsoft Excel format. Each party shall receive the software model in compact disc format, and shall hold such compact disc in escrow until a Purchase Option Exercise Notice is delivered, at which point such model shall be utilized to calculate the purchase price at the time of the relevant Purchase Option Closing Date.  Promptly following the [***], the parties will discuss and endeavor to agree upon the applicable purchase price (in accordance with Exhibit ‘D’) for the Purchase Options at the end of Lease Year five (5), six (6), seven (7), eight (8) and nine (9), and the parties will by written amendment append such purchase prices to this Lease as a new Exhibit.  If the parties are unable to agree upon the applicable purchase price, then this Lease shall continue in full force and effect until such purchase price is agreed upon.  If the date on which such purchase price is agreed upon is after the applicable Purchase Option Closing Date has passed then the closing shall occur on the date that is thirty days after such purchase price is agreed upon.

(b)           With regard to any acquisition of the Premises pursuant to the Purchase Option at the end of Lease Year fifteen (15) or twenty (20), the purchase price shall equal the “fair market value” for the Premises determined as of the date that is sixty (60) days prior to the Purchase Option Closing Date.  For purposes of this Section 24.2, the “fair market value” of the Premises shall be determined by the mutual agreement of Landlord and Tenant.  However, if Landlord and Tenant are unable to agree upon such fair market value by the sixtieth (60th) day prior to the Purchase Option Closing Date, then “fair market value” shall be determined by a process whereby (i) each party shall select an independent and licensed appraiser (who must be a qualified MAI appraiser) for the Premises (with at least ten (10) years experience appraising properties of similar type, use and location as the Premises) within fifteen (15) days of the sixtieth (60th) day prior to the Purchase Option Closing Date, (ii) each such appraiser shall prepare an appraisal of the Premises within fifteen (15) business days after their selection, (iii) if the appraisals of both appraisers with respect to the Premises differ by an amount equal to or less than five percent (5%) of the higher of the two appraisals, then the average of such appraisals shall be deemed to be the fair market value for the Premises for purposes of this Section 24.2, and (iv) if the appraisals of both appraisers with respect to the Premises differ by an amount that exceeds five percent (5%) of the higher of the two appraisals, then the two (2) selected appraisers shall agree upon the selection of a third appraiser who must be a qualified MAI appraiser (also with at least ten (10) years experience appraising properties of similar type, use and location as the Premises that is unaffiliated with either party hereto and that has not been retained or engaged by either party within the five (5) years preceding such appointment) within fifteen (15) days of the date the second determination is sent in, who shall prepare an appraisal of the Premises within fifteen (15) business days after his or her selection, and such appraisal shall constitute the binding determination of fair market value for purposes of this Section 24.2; provided, however, that such appraisal may not be greater than the higher of the other appraisals or less than the lower of the other appraisals.  If the two appraisers are unable to agree upon the selection of a third appraiser, then either Landlord or Tenant shall be entitled to apply to the presiding judge of the Superior Court of the County of San Diego, California for the selection of a third appraiser who shall be selected from a list of names of experienced appraisers submitted by Landlord or from a list of names submitted by Tenant, as the case may be, unless both Landlord and Tenant submit lists of names, in which case the Court, in its sole discretion, shall select the third appraiser from the lists.  The cost of all appraisals performed in accordance with this Section 24.2 shall be paid by Tenant.  Such determination of “fair market value” determined in accordance with this Section 24.2.5 shall be binding upon the parties.

(c)           In addition to the purchase price payable by Tenant pursuant to this Section 24.2.5, as a condition to closing, Tenant shall pay all Rent owing to Landlord as of the applicable Purchase Option Closing Date.

24.2.6      It is the intent of the parties that the “fair market value” of the Premises be determined by using the appraisal valuation standards then commonly used by professional appraisers in determining fair market value of biomedical use properties in the state in which the Premises is located.  Any appraiser appointed pursuant to this Article 24 shall be instructed to determine independently the fair market value of the Premises in accordance with the definition of the term set forth in this Section 24.2.6.

24.2.7      Time is of the essence in the performance of the parties’ respective obligations contained in this Section 24.2.

24.2.8      Landlord and Tenant agree to execute such additional documents, including, without limitation, escrow instructions, and take such further actions, as may be reasonable and necessary to carry out the provisions of this Section 24.2.

24.2.9      Upon the consummation of the Tenant’s acquisition of the Premises pursuant to the Purchase Option, this Lease shall terminate, and shall be of no further force or effect, except for those rights, obligations, and liabilities which expressly survive such termination or which have accrued prior to such termination.

24.3         Right of First Negotiation.  If at any time during the Lease Term, Landlord decides to sell the Land or the Premises, Landlord shall deliver to Tenant written notice thereof (the “Sale Notice”).  Tenant may, within ten (10) business days after its receipt of the Sale Notice, elect by written notice to Landlord to negotiate with Landlord to purchase the Premises by delivering written notice to Landlord (“Tenant’s Acceptance Notice”).  Promptly thereafter, the parties shall negotiate in good faith the terms and conditions of such purchase and sale of the Premises.  If the parties are unable to agree on mutually acceptable terms and conditions and execute a binding commitment for the purchase and sale of the Premises within sixty (60) days after the date of the Sale Notice (“Offer Period”), Landlord shall be deemed to have satisfied its obligation to provide Tenant with the right of first negotiation provided for herein and may offer to sell the Premises in the open market.  If Landlord fails to close on the sale of the Premises with a third party within six (6) months from the expiration of the Offer Period (provided such period shall be extended as necessary to close the transaction if Landlord and such third party are in escrow within the six (6) month period), the right of first negotiation provided for herein shall again apply.  Tenant’s failure to exercise its right of first negotiation under this Section 24.3 shall not affect any of Tenant’s other rights under this Lease.

ARTICLE 25

Quiet Enjoyment

25.1         Quiet Enjoyment.  If Tenant is not in breach of its covenants, obligations, representations and warranties set forth in this Lease, Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises without hindrance on the part of Landlord.  Landlord will defend Tenant in the peaceful and quiet enjoyment of the Premises against claims of all persons claiming through or under Landlord.

ARTICLE 26

Estoppel Certificates and Financial Statements

26.1         Tenant Estoppel Certificates.  Tenant shall at any time during the term of this Lease, within fifteen (15) days of written notice from Landlord, execute and deliver to Landlord a statement in writing certifying to Landlord (and to any other party which Landlord may request) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification.  Tenant’s statement shall include other details requested by Landlord, such as the date to which Rent and other charges are paid, Tenant’s knowledge concerning any uncured defaults with respect to Landlord’s obligations under this Lease and the nature of such defaults if they are claimed, and such other matters as Landlord may reasonably request.  Any such statement may be relied upon conclusively by any purchaser or lender having an interest in the Premises, or by such other parties as Landlord may identify when Landlord requests the issuance of such statement from Tenant.  Tenant’s failure to deliver such statements within such time shall be conclusive upon the Tenant that this Lease is in full force and effect, except as and to the extent any modification has been represented by Landlord, and that there are no uncured defaults in Landlord’s performance, and that not more than one (1) month’s Rent has been paid in advance.

26.2         Landlord Estoppel Certificates.  Landlord shall at any time during the term of this Lease, within fifteen (15) days of written notice from Tenant, execute and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification.  Landlord’s statement shall also include the dates to which Rent and other charges are paid in advance, if any, an acknowledgment that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed, and such further information with respect to this Lease or the Premises as may be reasonably requested thereon.  Any such statement may be relied upon by any encumbrancer of Tenant’s interest in the Premises.

26.3         Tenant Financial Statements.  Within 120 days after the end of each fiscal year, Tenant shall provide Landlord, upon Landlord’s written request, a copy of the audited financial statements that have been provided to the US Securities and Exchange Commission (“SEC”) or, in the event Tenant is no longer required to deliver such financial statements to the SEC, year-end financial statements, including balance sheets and income statements, reflecting Tenant’s current financial condition for such fiscal year that have been prepared in accordance with U.S. GAAP and audited by a nationally or regionally recognized firm of certified public accountants.  In the event Tenant is no longer required to deliver such financial statements to the SEC, Tenant will represent and warrant at the time it provides any financial statements, records or information pursuant hereto that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease were prepared in accordance with U.S. GAAP and comply with the requirements of Rule 10(b)-5 under the Securities Exchange Act of 1934, as amended.  Furthermore, in the event that Tenant is no longer required to deliver such financial statements to the SEC, Tenant agrees that it shall promptly furnish to Landlord, from time to time upon Landlord’s written request, the most recent audited year-end financial statements reflecting Tenant’s current financial condition.  For purposes of clarification, so long as Tenant has filed such financial statements with the SEC within the time periods set forth above via the publicly available EDGAR filing system (or any successor publicly available filing system), Tenant shall not be required to separately deliver such financial statements to Landlord pursuant to this Section 26.3.

ARTICLE 27

Subordination and Attornment; Tenant’s Right to Record

27.1         Subordination of Lease.  This Lease and Tenant’s rights under this Lease, other than Tenant’s security interest in any insurance proceeds as described in Section 20.1, are and shall be subject and subordinate to any current or future mortgage or ground lease to which Landlord is a party, and to all renewals, modifications, consolidations, replacements, or extensions thereof, now or hereafter affecting the Premises.  The provisions of this Section shall be self operative, and no further instrument of subordination shall be required.  In confirmation of such subordination, however, Tenant shall within ten (10) days execute and deliver any instruments that Landlord, the holder of any mortgage, or the landlord of any ground lease may request to evidence such subordination.  If Tenant fails to execute and deliver any such instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant’s special attorney-in-fact to execute and deliver such instruments.

27.2         Attornment to Lender.  If the holder of any mortgage, or the landlord of any ground lease affecting the Premises, shall hereafter succeed, by foreclosure or otherwise, to the rights of Landlord under this Lease, Tenant shall attorn to and recognize such successor as Tenant’s Landlord under this Lease, and shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, and Tenant hereby irrevocably appoints Landlord as Tenant’s special attorney in fact to execute and deliver such instruments on behalf of Tenant should Tenant refuse or fail to do so.  Upon such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant upon and subject to all of the provisions of this Lease.  Notwithstanding the foregoing, Tenant’s agreement both to subordinate and to attorn, as set forth in this Article, is contingent upon Tenant’s receipt of a nondisturbance agreement from the holder of any encumbrance placed against the Premises, in a recordable, commercially reasonable form, providing that in the event of any foreclosure, sale under a power of sale, ground or master lease termination, or transfer in lieu of any of the foregoing, or the exercise of any other remedy under any such encumbrance, but subject to reasonable exceptions:  (i) Tenant’s use, possession, and enjoyment of the Premises and its rights under the Purchase Options will not be disturbed and this Lease will continue in full force and effect so long as Tenant is not in default; and (ii) this Lease will automatically become a lease directly between any successor to Landlord’s interest, as landlord, and Tenant, as if that successor were the landlord originally named in the lease.

27.3         Memorandum of Lease.  Concurrently herewith, the parties shall promptly execute, acknowledge, and deliver duplicate originals of a Memorandum of Lease in form attached hereto as Exhibit ‘F’ (the “Memorandum of Lease”).  Either party may record such Memorandum of Lease.  Any taxes imposed upon such recording shall be paid by Landlord and treated as a Disbursement under this Lease.  If the parties amend this Lease, then the parties shall have the same rights and obligations regarding a memorandum of such amendment as they do for the Memorandum of Lease.  Except as provided in this Section 27.3, Tenant shall not file or record any other documents with respect to the Premises.

ARTICLE 28

Holding Over

28.1         Holding Over.  If Tenant remains in possession of the Premises after the expiration of the Lease Term without executing a new lease or after Landlord has declared a forfeiture by reason of a default by Tenant, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease insofar as they are applicable to a month to month tenancy, including the provisions of Article 3, except that the Base Monthly Rental shall be one hundred fifty percent (150%) of the Base Monthly Rental last due, payable monthly in advance.  Notwithstanding the foregoing, if Tenant fails to vacate the Premises or Tenant fulfills less than all of its obligations hereunder at the end of the Lease Term, Tenant also shall be liable for all damages incurred by Landlord by reason of the latter’s inability to deliver possession of the Premises or any portion thereof to any other person.

ARTICLE 29

Mortgagee Protection

29.1         Mortgagee Protection.  In the event of any default on the part of Landlord, Tenant agrees to give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to the Tenant and shall offer such beneficiary or mortgagee a reasonable opportunity to cure such default (such cure period not to exceed ninety (90) days after receipt of such notice).

ARTICLE 30

Liability of Successors

30.1         Successor’s Liability.  The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the respective heirs, successors, executors, administrators, and permitted assigns of each party hereto.

ARTICLE 31

Easements

31.1         Easements.  Landlord reserves the right, from time to time, to grant such easements, rights, liens, encumbrances and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, liens, encumbrances, maps and restrictions do not unreasonably interfere with the Permitted Use of the Premises by Tenant.  Should Landlord grant any such easements, rights and dedications, Landlord shall notify Tenant promptly thereafter.  Tenant shall sign any documents or instruments to accomplish the foregoing upon request of Landlord, and failure to do so shall constitute a material breach of this Lease.  Tenant irrevocably appoints Landlord as Tenant’s special attorney in fact to execute and deliver such documents or instructions on behalf of Tenant should Tenant refuse or fail to do so.  If Landlord receives any consideration for granting any such easements, rights, dedications, liens, encumbrances, maps and restrictions, such consideration shall be applied in the PO Model as a cash inflow for consideration in the calculation; provided, however, that the parties agree that any funds or other consideration received by Landlord or any of Landlord’s Agents in connection with any encumbrances securing or relating to money borrowed by Landlord or Landlord’s Agents shall not be applied in the PO Model.

ARTICLE 32

Covenants, Conditions and Restrictions

32.1         Compliance with Covenants, Conditions and Restrictions.  In addition to requirements imposed by law, the care of the Premises and conduct of business thereupon, among other things, are restricted or subject to heightened requirements pursuant to the CC&Rs.  Tenant has received a copy of all applicable CC&R’s prior to its execution of this Lease, and such receipt is acknowledged hereby.

32.2         Associations.  During the Lease Term, Tenant shall faithfully observe and comply with the provisions of all applicable CC&R’s, and all modifications and additions which may from time to time be enacted pursuant to their terms.  Tenant shall similarly observe and comply with all requests, demands and orders otherwise made by any governing associations created under the authority of the CC&R’s (the “Associations”).  Any violation by Tenant of the CC&R’s or rightful orders of the Associations created thereby after written notice to Tenant shall be a default under this Lease (subject to the cure provisions of Section 18.1.2, but only to the extent such CC&Rs or orders of the Associations afford such cure period with regard to the applicable matter).  However, Landlord will not be responsible to Tenant for the nonperformance of any provisions of such CC&R’s by its tenants occupying neighboring properties, if any.

32.3         Association Fees.  Following the Term Commencement Date, all payments, charge, dues, and assessments imposed under the authority of the CC&R’s and the Associations (“Association Fees”) shall be the sole responsibility of Tenant, who shall timely pay such Association Fees either directly or to Landlord as Additional Rent.  Each payment shall be made promptly on demand throughout the term of this Lease and shall be paid without deduction or offset.

32.4         Carlsbad Oaks North Business Park Owners Association.  If Landlord is granted a seat on the Carlsbad Oaks North Business Park Owners Association (the “Association”), then, to the extent permitted by the bylaws and rules of the Association, Landlord shall designate Tenant to occupy and vote Landlord’s seat; provided, however, that Landlord may replace Tenant as the party occupying such seat following the occurrence of an Event of Default.  If Tenant is granted a seat on the Association in lieu of Landlord, the provisions of this Section 32.4 shall apply to such circumstance as well.  Landlord and Tenant will each promptly copy the other on communications from the Association that relate to the Premises and any common areas.  With respect to any matter to be voted upon by the Association, if within ten (10) business days of Landlord’s receipt of a notice describing such matter to be voted upon by the Association, (i) Landlord notifies Tenant regarding Landlord’s preferred vote on such matter, Tenant will cast its vote as directed by Landlord; or (ii) in all other cases, Tenant may cast its vote on such matter in Tenant’s sole discretion; provided, that in any event, Landlord shall not vote (or direct Tenant to vote) in favor of any matter to be voted upon by the Association that if adopted would materially alter, reduce or adversely affect any of Tenant’s rights or materially enlarge Tenant’s obligations under this Lease.  Notwithstanding any provision of this Section 32.4 to the contrary, if Landlord has not received ten (10) business days prior notice (or such shorter amount of notice necessary for Landlord, in its sole discretion, to review the matter and provide Tenant with its direction) of a matter to be voted upon by the Association, then Tenant shall, to the extent Tenant has the power to do so under the bylaws and rules of the Association, cause the postponement of such vote until such time as Landlord has been provided with reasonable prior notice of such matter to be voted upon; provided, however, that Tenant shall be permitted to vote on a matter in its discretion even if Landlord has not received ten (10) business days prior notice and has not given direction to Tenant with respect to the vote, if such matter shall not have an adverse effect on Landlord’s rights and remedies under this Lease or Landlord’s interest in the Premises.

ARTICLE 33

Quitclaim Deed

33.1         Quitclaim Deed.  Tenant shall execute and deliver to Landlord on the expiration date or earlier termination of this Lease, promptly on Landlord’s request, a quitclaim deed conveying to Landlord any and all interest of Tenant in and to the Premises, in recordable form, unless this Lease terminated under Section 24.2.9.

ARTICLE 34

Hazardous Materials

34.1         Definitions:

34.1.1      Hazardous Materials Laws.  “Hazardous Materials Laws” means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, California Labor Code Section 6382, California Health and Safety Code Section 25249.5, et seq., any amendments to and any regulations promulgated pursuant to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

34.1.2      Hazardous Materials.  “Hazardous Materials” means any chemical, compound, substance or other material, including, without limitation, gasoline, diesel, aviation fuels, lubricating oils, solvents and chemicals, that:  (i) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance under any Hazardous Material Law; (ii) is controlled or governed by any Hazardous Materials Law, or gives rise to any reporting, notice or publication requirements thereunder, or gives rise to any liability, responsibility or duty on the part of Tenant or County with respect to any third person thereunder; or (iii) is a flammable or explosive material, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacterial, virus, hazardous waste, toxic substance, or related injurious or potentially injurious material (by itself or in combination with other materials).

34.2         Tenant’s Obligations.

34.2.1      Compliance with Laws.  During the Lease Term, Tenant shall strictly comply with, and shall maintain the Premises in compliance with, all Hazardous Materials Laws.  Tenant shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Tenant’s operations on the Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof.  At Landlord’s request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals.  Tenant shall perform any monitoring, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work (collectively, “Remedial Work”) required as a result of (a) any release or discharge of Hazardous Materials from the Premises, (b) any other contamination of the Premises caused by Hazardous Materials or (c) any violation of Hazardous Materials Laws caused by Tenant or any permitted assignee or subtenant of Tenant or their respective agents, contractors, employees, licensees or invitees, except in each case to the extent that any such release, discharge, contamination or violation was caused by Landlord or Landlord’s Agents.  Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord interests.  Tenant shall be solely responsible for paying all fines, damages and penalties imposed by any Governmental Authority in connection with any Remedial Work pursuant to this Section 34.2.1.

34.2.2      Compliance with Insurance Requirements.  During the Term, Tenant shall comply with the requirements of Tenant’s insurers regarding Hazardous Materials and with such insurers’ recommendations based upon prudent industry practices regarding management of Hazardous Materials.

34.2.3      Notice; Reporting.  Tenant shall notify Landlord in writing immediately after any of the following:  (a) Tenant has knowledge, or has reasonable cause to believe, that any Hazardous Material has been released or discharged under or about the Premises, whether or not the Hazardous Material is in quantities that would require reporting to a public agency; (b) Tenant receives any order of a Governmental Authority requiring any Remedial Work pursuant to any Hazardous Materials Laws; (c) Tenant receives any warning, notice of inspection, notice of violation or alleged violation, or Tenant receives notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Materials Laws; or (d) Tenant receives written notice of any claims made by any third party against Tenant or the Premises relating to any loss or injury resulting from Hazardous Materials.  Tenant shall deliver to Landlord copies of all test results, reports and business management plans required to be filed with any government agency pursuant to any Hazardous Materials Laws.

34.2.4      Entry and Inspection; Cure.  Landlord and its agents, employees and contractors, shall have the right to enter the Premises at all reasonable times to inspect the Premises and Tenant’s compliance with the terms and conditions of this Section 34, or to conduct investigations and tests.  No prior notice to Tenant shall be required in the event of any emergency, or if Landlord has reasonable cause to believe that violations by Tenant of this Section 34 have occurred, or if Tenant consents at the time of entry.  In all other cases, Landlord shall give at least forty-eight (48) hours’ prior written notice to Tenant.  Landlord shall have the right, but not the obligation, to remedy any violation by Tenant of the provisions of this Section 34, or to perform any Remedial Work.  Tenant shall pay, upon demand, all costs incurred by Landlord in remedying such violations or performing all Remedial Work, plus interest thereon at the rate of ten percent (10%) per annum from the date of demand until the date paid by the Tenant.

34.2.5      Termination/Expiration.  Upon termination or expiration of this Lease, Tenant shall, at Tenant’s cost, remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall clean up, detoxify, repair and otherwise restore the Premises to a condition in compliance with applicable laws governing Hazardous Materials.  Upon termination or expiration of this Lease, Tenant shall permit Landlord, Landlord’s Agents and Landlord’s contractors and consultants to enter the Premises upon giving Tenant a twenty-four (24) hour written notice for the purposes of inspecting, at Tenant’s cost, the environmental condition of the Premises, including an audit of any Hazardous Materials that are located on the Premises; provided, however, Landlord shall be responsible for the cost of such inspection in the event such inspection determines that the Premises are in material compliance with this Lease.

34.2.6      Indemnification.  After the Term Commencement Date, Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s Agents harmless from and against any and all Claims arising after the Term Commencement Date and out of or in connection with (a) any breach of any provision of this Lease relating to the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant or any permitted assignee or subtenant, or their respective agents, contractors or employees upon the Premises (but not by Landlord or Landlord’s Agents), on, under or about the Premises during the Term, or (b) contamination of the Premises by Hazardous Materials, in each case including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work (even if resulting from Landlord’s actual or passive negligence), but excepting any loss or injury to the extent resulting from the breach of the Lease by Landlord or the gross negligence or willful misconduct of Landlord, Landlord’s Agents or Landlord’s contractors or consultants.  Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials, nor strict compliance with all Hazardous Materials Laws, shall excuse Tenant from Tenant’s indemnification obligations pursuant to this Section 34.2.6.  The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Section 9 of this Lease.  Tenant’s obligations pursuant to this Section 34.2.6 shall survive the termination or expiration of the Lease.  The procedures set forth in Article 9 also will apply to this Section.

34.2.7      Default.  The release or discharge of any Hazardous Material or violation of any Hazardous Materials Law by Tenant or any Tenant Agent shall be a material default by Tenant under the Lease, subject to the cure provisions set forth in Section 18.1.3.  In addition to or in lieu of the remedies available under the Lease as a result of such default, Landlord shall have the right, without terminating the Lease, to require Tenant to suspend its operations and activities on the Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed; Landlord’s election of this remedy shall not constitute a waiver of Landlord’s right thereafter to declare a default and pursue other remedies set forth in the Lease.

ARTICLE 35

Miscellaneous

35.1         Gender.  Whenever the singular number is used in this Lease, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm, or association, when required by the context.

35.2         Headings.  The headings or title to the paragraphs of this Lease are for convenience only and do not in any way define, limit or construe the contents of such paragraphs.

35.3         Integration.  This instrument contains all of the agreements and conditions made between the parties with respect to the hiring of the Premises and may not be modified orally or in any other manner other than by a written instrument signed by all the parties to this Lease.

35.4         Choice of Laws.  The laws of the State of California as applied to contracts entered into between citizens of the State of California and to be performed within the State of California shall govern the validity, performance and enforcement of this Lease.

35.5         Severability.  If any provision of this Lease is determined to be void by any court of competent jurisdiction, such determination shall not affect any other provisions of this Lease and such other provisions shall remain in full force and effect.  If any provision of this Lease is capable of two constructions, one which would render the provision void and one which would render the provision valid, the provision shall be interpreted in the manner which would render it valid.

35.6         Amendment for Financing.  Upon written request of Landlord, Tenant agrees to execute any lease amendments not materially altering the terms of this Lease, if required by the first mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part (“Mortgagee”) incident to the financing of the real property of which the Premises constitute a part.  Any change affecting the amount or timing of the consideration to be paid by Tenant or modifying the term of this Lease shall be deemed as materially alter the terms hereof.

35.7         Payments.  Except as may otherwise be expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

35.8         Time of Essence.  Time is of the essence in this Lease.

35.9         Force Majeure.  For purposes of this Lease, “Force Majeure” shall mean any prevention, delay or stoppage due to strikes; lockouts; acts of God; acts of terrorism; adverse weather conditions; war; invasion; insurrection; acts of a public enemy; terrorism; riot; mob violence; civil commotion; sabotage; labor disputes; general shortage of labor, materials, facilities, equipment or supplies on the open market; delay in transportation; delays caused by new, or changes to existing, laws, rules, regulations or orders of any Governmental Authority; moratorium or other governmental action; inability to obtain permits or approvals, including, without limitation, city and public utility approvals beyond the time periods that generally prevail for obtaining such permits and approvals; or any other cause beyond the reasonable control of Landlord and Landlord’s Agents, financial ability excepted, whether similar or dissimilar to the foregoing.  Any Force Majeure event shall excuse the performance by a party obligated to perform an obligation pursuant to this Lease (except for those obligations of Tenant to pay Rent pursuant to the terms of this Lease) for a period equal to the delay resulting from such Force Majeure event.

35.10       Notices and Communications.  All notices or other communications to be given by one party to the other under this Lease shall be in writing, mailed or delivered to the other party at the following addresses:

Rent to Landlord:	BMR-GAZELLE COURT LLC Attn: Accounting 17190 Bernardo Center Drive San Diego, California 96128

Notices to Landlord:	BMR-GAZELLE COURT LLC Attn: Vice President, Real Estate Counsel 17190 Bernardo Center Drive San Diego, California 92128 Phone: (858) 485-9840 Fax: (858) 485-9843

With a copy to:	BMR-GAZELLE COURT LLC Attn: Regional Director, West Coast Property Management 17190 Bernardo Center Drive San Diego, California 92128 Phone: (858) 485-9840 Fax: (858) 485-9843

Notices to Tenant:	Isis Pharmaceuticals, Inc. Attn: Chief Operating Officer 1896 Rutherford Road Carlsbad, California 92008 Phone: (760) 931-9200 Fax: (760) 918-3599 with a copy to: General Counsel Fax: 760-268-4922

Notices may be delivered by Federal Express, United Parcel Service, or other nationally recognized overnight (one-night) mail courier service, or sent by facsimile (provided a copy of such notice is deposited with an overnight courier for next business day delivery).  Any such notice shall be considered given on the date of such hand or couriered delivery, confirmed facsimile transmission if received on a business day, deposit with such overnight courier for next business day delivery.

Either party may, with proper notice, at any time designate a different address to which notices shall be sent.

35.11       Brokers.

35.11.1    Landlord and Tenant each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation and/or execution of this Lease other than CresaPartners (“Broker”), and that they know of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease.  Tenant shall compensate Broker in relation to this Lease pursuant to a separate agreement between Tenant and Broker.

35.11.2    Tenant and Landlord represent and warrant that no broker or agent has made any representation or warranty relied upon by Tenant or Landlord in Tenant’s or Landlord’s decision to enter into this Lease, other than as contained in this Lease.

35.11.3    Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease.  Landlord and Tenant are executing this Lease in reliance upon each other’s representations, warranties and agreements contained within Section 35.11.

35.11.4    Each of Landlord and Tenant agrees to indemnify, save, defend and hold the other harmless from any and all costs or liability for compensation claimed by any other broker or agent, other than Broker, employed or engaged by the indemnifying party or claiming to have been employed or engaged by the indemnifying party.

35.12       Confidentiality.  During the course of this Lease the parties may exchange certain financial statements, accounting records and other documents that are clearly stamped “confidential” (“Confidential Information”).  Landlord and Tenant hereby acknowledge and agree that the Confidential Information of each party is to be kept strictly confidential.  Accordingly, except as may be required by law or court order, neither Landlord nor Tenant will, without the prior written consent of the other party, release, publish or otherwise distribute (and shall not authorize or permit any other person or entity to release, publish or otherwise distribute) any of the other party’s Confidential Information to any person or entity other than such party’s prospective lenders and purchasers of the Premises and legal and financial advisors, each of whom shall agree to hold such information strictly confidential as if such persons were bound by the provisions of this Section 35.12.  The obligations of this Section 35.12 will not apply to information that the receiving party can establish by written records (a) was known by it prior to the receipt of the confidential information from the disclosing party; (b) was disclosed to the receiving party by a third party having the right to do so; (c) was, or subsequently became, in the public domain through no fault of the receiving party, its officers, directors, employees or agents; or (d) was disclosed by the receiving party pursuant to any judicial, governmental or stock exchange request, requirement or order, so long as (to the extent permitted by Applicable Law) the receiving party provides the disclosing party with sufficient prior notice in order to allow the disclosing party to contest such request, requirement or order.  Notwithstanding the foregoing, Landlord and Tenant may disclose on a confidential basis such information to such party’s accountants, attorneys and other professional advisors in connection with the transactions contemplated by this Agreement.

35.13       Lease References.  All exhibits and attachments to this Lease are incorporated by reference into this Lease, and all references in this Lease to the “Lease” shall mean the Lease inclusive of all exhibits and attachments thereto (including the Work Letter).

ARTICLE 36

OPTION TO EXTEND

36.1         Options To Extend.  Tenant shall have the option to extend the term of this Lease for four (4) successive renewal periods of five (5) years each, subject to the following provisions:

36.1.1      Tenant shall have no right to exercise an option:  (i) during the period commencing with the giving of any notice of default and continuing until said default is cured, (ii) during the period of time any Rent is unpaid, or (iii) in the event that Landlord has given three or more notices of separate monetary or material non-monetary breaches, whether or not the breaches are cured, during the twelve (12) months immediately preceding the exercise of the applicable option.

36.1.2      The period of time within which an option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an option because of the occurrence of one or more of the matters described in Section 36.1.1.

36.1.3      An option shall terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of the option, if, after such exercise and prior to the commencement of the extended term, (i) Tenant fails to pay Rent for a period of thirty (30) days after such Rent becomes due, or (ii) an Event of Default occurs.

36.1.4      Tenant shall exercise an option by delivery of written notice to Landlord not less than twelve (12) months prior to the expiration of the Lease Term (as the same may have theretofor been extended by the exercise of a previous option pursuant to this Section 36).  If said notice is not delivered within said time period, such option and all remaining options granted pursuant to this Section 36 shall automatically terminate and be of no further force or effect.

36.2         Rent During Option Periods.

36.2.1      Rent.  The Base Monthly Rental payable by Tenant during any option period shall be the greater of:  (a) 95% of the “fair market rent” for the Premises at the commencement date of such option period, and (b) the Base Monthly Rental payable for the year immediately preceding the commencement date of such option period; provided, however, that the Base Monthly Rental payable during such option period shall be subject to the escalation provisions of Section 3.3 with the first such escalation occurring either (i) at the end of the second year of the extended term if the Base Monthly Rental is determined in accordance with Section 36.2.1(a) or (ii) upon the first day of the first Lease Year of the extended term if the Base Monthly Rental is determined in accordance with Section 36.2.1(b).

36.2.2      Fair Market Rent.  For purposes if this Section 36.2.2, the “fair market rent” for the Premises shall be determined as of the date that is sixty (60) days prior to the first day of the first Lease Year of the extended term.  If Landlord and Tenant cannot agree on the fair market rent of the Premises for any extension period by the sixtieth (60th) day prior to the first day of the first Lease Year of the extended term, then, Landlord and Tenant shall each select, within fifteen (15) days of such sixtieth (60th) day prior to the first day of the first Lease Year of the extended term, an appraiser who must be a qualified MAI appraiser with at least five (5) years experience appraising properties of similar type, use and location as the Premises to determine said “fair market rent.”  If one party fails to so designate an appraiser within the time required, the determination of “fair market rent” of the one appraiser who has been designated by the other party within the time required shall be binding on both parties.  The appraisers shall submit their determinations of fair market rental value to both parties within fifteen (15) business days after their selection.  If the difference between the two determinations is ten percent (10%) or less of the higher appraisal, then the average between the determinations shall be the fair market rental value of the Premises.  If said difference is greater than ten percent (10%), then the two appraisers shall within fifteen (15) days of the date the second determination is submitted to the parties designate a third appraiser who must also be a qualified MAI appraiser with at least five (5) years experience appraising properties of similar type, use and location as the Premises that is unaffiliated with either party hereto and that has not been retained or engaged by either party within the five (5) years preceding such appointment.  If the two appraisers are unable to agree upon the selection of a third appraiser, then either Landlord or Tenant shall be entitled to apply to the presiding judge of the Superior Court of the County of San Diego, California for the selection of a third appraiser who shall be selected from a list of names of experienced appraisers submitted by Landlord or from a list of names submitted by Tenant, as the case may be, unless both Landlord and Tenant submit lists of names, in which case the Court, in its sole discretion, shall select the third appraiser from the lists.  The sole responsibility of the third appraiser will be to determine which of the determinations made by the first two appraisers is most accurate.  The third appraiser shall have no right to propose a middle ground or any modification of either of the determinations made by the first two appraisers.  The third appraiser’s choice shall be submitted to the parties within fifteen (15) business days after his or her selection.  Such determination shall bind both of the parties and shall establish the fair market rental value of the Premises.  Each party shall pay equal shares of the fees and expenses of the third appraiser.  Fair market rent for the purposes of this Lease shall mean the then prevailing rent for buildings in the Carlsbad, California life science market, of comparable size, quality and location to the demised Premises, and leased on terms comparable to the terms contained in this Lease.

36.3         Intentionally Deleted.

36.4         Absolute Net Lease.  After the Term Commencement Date, this Lease shall be deemed and construed to be an “absolute net lease” and the Landlord shall receive all payments required to be made by Tenant free from all charges, assessments, impositions, expenses, deductions of any and every kind or nature whatsoever.  Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements, or alterations of any kind in or on the Premises, except for the construction of the Building Improvements in accordance with this Lease.  Tenant shall receive all invoices and bills relative to the Premises and, except as otherwise provided herein, shall pay for all expenses directly to the person or company submitting a bill without first having to forward payment for the expenses to Landlord.  Tenant shall at Tenant’s sole cost and expense be responsible for the management of the Premises, shall maintain the landscaping and parking lot, and shall make all additional repairs and alterations as required to maintain the Premises in first class condition.

36.5         Waiver of Jury Trial.  To the extent permitted by Applicable Law, the parties hereby waive their respective rights to trial by jury in any action or proceeding brought by the other party and involving the Premises or arising out of this Lease.  This Section is not intended to be, and shall not be interpreted to act as, a waiver to a trial by jury in any action by a party hereto against a third party.

36.6         Americans with Disabilities Act.  Since compliance with the Americans with Disabilities Act (ADA) is dependent on Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply or will comply with the ADA or any similar legislation.  Tenant shall cause the Building Improvements to be compliant with the ADA.  In the event that Tenant’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Tenant agrees to make any such necessary modifications and/or additions at Tenant’s expense.

36.7         Tenant’s Authority.  Tenant hereby represents, warrants and covenants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Premises is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

36.8         Landlord’s Authority.  Landlord hereby represents, warrants and covenants that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:		TENANT:

BMR-GAZELLE COURT LLC,		ISIS PHARMACEUTICALS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ John Bonanno	By:	/s/ B. Lynne Parshall
Name: John Bonanno		Name: B. Lynne Parshall
Title: Vice President, Development		Title: Chief Operating Officer & Chief Financial Officer

[ISIS GAZELLE COURT LEASE SIGNATURE PAGE]

APPENDIX A

DEFINED TERMS

DEFINED TERM	SECTION REFERENCE
89% Cap	Section 3.1.2
Accelerated Purchase Option Closing Date	Section 19.1.4
Act of Bankruptcy	Section 18.1.7
Additional Rent	Section 3.4
Aggregate Disbursements	Section 1.4
Annual Statement	Section 10.2
Applicable Laws	Section 5.2
Approved Design Development Plans	Work Letter Section 2.1
Approved Plans	Section 3.3
Approved Shell and Core Plans	Section 2.2
Work Letter Approved TI Plans	Section 3.3
Architect	Work Letter Section 1.2
Architect’s Agreement	Work Letter Section 7
Association	Section 32.4
Associations	Section 32.2
Base Monthly Rental	Section 3.1.1
Base Monthly Rent Commencement Date	Section 3.1.1
Broker	Section 35.11.1
Budget	Work Letter Section 6.1
Building	Recitals
Building Improvements	Section 1.2.3
CC&Rs	Section 5.4
Claims	Section 4.3.3
CPI	Section 24.2.4
CPI Adjustment Factor	Section 24.2.4
Complete	Work Letter Section 8
Confidential	Section 35.12
Confidential Information	Section 35.12
Construction Agreements	Work Letter Section 7
Construction Allowance	Section 1.4
Construction Allowance Costs	Section 1.4
Damage Determination Notice	Section 20.6
Default Rate	Section 3.5
Design Development TI Plans	Work Letter Section 3.1
Design Problem	Section 2.4(a)(ii)
Disbursement	Work Letter Section 6.2
Disbursement Request	Work Letter Section 6.2
Early Entry Event	Section 4.3.1
Effective Date	Preamble
Entitlements	Section 1.2.1

Estimated Substantial Completion Date	Section 1.3.2
Event of Default	Section 18.1
Exempt Assignment	Section 16.3
Exempt Sublease	Section 16.1.2
Exit Survey	Section 7.1.3
Fair Market Rent	Section 36.2.1
Fair Market Value	Section 24.2.5(b)
Fire and Extended Coverage	Section 10.3.2
Firm Completion Date	Section 19.3.2
Force Majeure	Section 35.9
General Contractor	Work Letter Section 1.2
GMP Contract	Work Letter Section 1.3
Governmental Authority	Section 5.2
Hazardous Materials	Section 34.1.2
Hazardous Materials Laws	Section 34.1.1
Improvements	Section 1.1
Indemnifying Party	Section 9.4
Indemnitee	Section 9.4
Insurance Costs	Section 10.2
Land	Recitals
Landlord	Preamble
Landlord’s Agents	Section 9.1.1
Landlord’s Authorized Representative	Work Letter Section 1.1(a)
Landlord’s Construction Work	Section 1.2.3
Landlord’s Construction Work Plans	Work Letter Section 2.2
Landlord’s Entitlement Termination Right	Section 19.2.1
Lease	Section 35.13
Lease Term	Section 2.2
Lease Year	Section 24.2
LIBOR	Section 1.4
Material Contractor	Work Letter Section 1.2
Memorandum of Lease	Section 27.3
Mortgagee	Section 35.6
Offer Period	Section 24.3
Parties	Preamble
Pending Disbursements	Section 3.1.1
Permitted Sublease	Section 16.1.2
Permitted Use	Section 5.1
Person	Section 35.1
PO Model	Section 24.2.5(a)
Premises	Section 20.1
Punchlist Items	Section 1.2.3
Punchlist Sign-off Date	Section 3.1.1
Purchase and Sale Agreement	Section 24.2.4
Purchase Option	Section 24.2.1

Purchase Option Closing Date	Section 24.2.1
Purchase Option Exercise Notice	Section 24.2.3
Real Estate Taxes	Section 12.3
Remedial Work	Section 34.2.1
Rent	Section 3.4
Base Monthly Rent Commencement Date	Section 3.1.1
Rules and Regulations	Section 5.4
Sale Notice	Section 24.3
SEC	Section 26.3
Security Deposit	Section 3.6.1
Security Deposit Trigger Event	Section 3.6.1
Shell and Core Change	Work Letter Section 2.4
Shell and Core Landlord Change Order Request	Work Letter Section 2.4(b)(i)
Shell and Core Permitted Change	Work Letter Section 2.4(c)
Shell and Core Tenant Change Order Request	Work Letter Section 2.4(a)(i)
Significant Subcontractors and Material Suppliers	Work Letter Section 1.2
Substantial Completion	Section 1.2.4
Substantially Complete	Section 1.3.2
Techbilt	Section 1.3
Techbilt PSA	Section 19.2.2
Techbilt Repurchase Option	Section 19.2.2
Techbilt Termination Event	Section 19.2.2
Tenant	Preamble
Tenant Affiliate	Section 16.1.2
Tenant Alterations	Section 6.2
Tenant Alterations Allowance	Section 6.2
Tenant Delay	Section 19.3.2
Tenant Improvements	Section 1.3.1
Tenant Requested Disbursement	Work Letter Section 6.2
Tenant’s Acceptance Notice	Section 24.3
Tenant’s Agents	Section 4.3.3
Tenant’s Authorized Representative	Work Letter Section 1.1(b)
Term Commencement Date	Section 2.2
Term Expiration Date	Section 2.2
Third Party Beneficiary Warranty	Work Letter Section 1.2
TI Change	Work Letter Section 3.3
TI Landlord Change Order Request	Work Letter Section 3.3(b)(i)
TI Permitted Change	Work Letter Section 3.3(c)
TI Plans	Work Letter Section 3.2
TI Tenant Change Order Request	Work Letter Section 3.3(a)(i)
Transfer Notice	Section 16.2
Warranty Issue	Work Letter Section 1.2
Work Letter	Section 1.2.3
Worth at the Time of Award	Section 19.1.3.1

EXHIBIT A

DESCRIPTION OF THE LAND

PARCEL 1:

PARCEL “A” OF CERTIFICATE OF COMPLIANCE NO. ADJ 09-05 RECORDED JANUARY 19, 2010 AS INSTRUMENT NO. 2010-0024854 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

LOT 14 OF CARLSBAD TRACT NO. 97-13-02, ACCORDING TO MAP THEREOF NO. 15505, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON JANUARY 23, 2007 AS FILE NO. 2007-0047588, TOGETHER WITH A PORTION OF LOT ‘B’ OF RANCHO AGUA HEDIONDA, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 823, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 16, 1896, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 14; THENCE, ALONG THE NORTH LINE OF SAID LOT 14, NORTH 89°09’41” EAST 629.31 FEET; THENCE SOUTH 00°31’59” WEST 8.11 FEET; THENCE NORTH 89°53’58” EAST 392.46 FEET; THENCE NORTH 53°13’30” EAST 15.15 FEET; THENCE SOUTH 56°49’30” EAST 85.95 FEET TO THE NORTHEAST CORNER OF SAID LOT 14, SAID CORNER BEING ON A NON-TANGENT 264.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY, THE RADIAL LINE TO SAID POINT BEARS SOUTH 56°49’30” EAST; THENCE, ALONG THE EAST LINE OF SAID LOT 14, SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 5°50’08” AN ARC DISTANCE OF DISTANCE OF 26.89; THENCE, TANGENT TO SAID CURVE, SOUTH 39°00’38” WEST 329.54 FEET TO THE BEGINNING OF A TANGENT 736.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY; THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 25°07’33” A DISTANCE OF 322.76 TO THE SOUTHEAST CORNER OF SAID LOT 14, SAID CORNER ALSO BEING A POINT ON THE SUBDIVISION BOUNDARY OF MAP NO. 14926; THENCE, ALONG THE SOUTH LINE OF SAID LOT 14 AND THE BOUNDARY OF SAID MAP NO. 14926, NON-TANGENT TO SAID CURVE NORTH 52°33’23” WEST 148.70 FEET; THENCE SOUTH 48°06’30” WEST, 21.89 FEET TO THE BEGINNING OF A 100.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 34°22’48” AN ARC DISTANCE OF 60.00 FEET; THENCE 82°29’18” WEST 147.20 FEET; THENCE NORTH 89°14’55” WEST 410.06 FEET TO THE SOUTHWEST CORNER OF SAID LOT 14; THENCE, LEAVING SAID LOT 14 AND CONTINUING ALONG THE BOUNDARY OF SAID MAP NO. 14926, SOUTH 29°36’38” WEST 51.14 FEET; THENCE NORTH 77°38’20” WEST 216.59 FEET; THENCE, LEAVING THE BOUNDARY OF SAID MAP NO. 14926, NORTH 43°05’58” EAST 78.45 FEET; THENCE NORTH 01°47’45” EAST 442.55 FEET TO A POINT ON THE SOUTHERLY BOUNDARY OF THAT PUBLIC STREET AND UTILITY EASEMENT RECORDED JANUARY 23, 2007 AS FILE NO. 2007-0047586, SAID POINT BEING ON A NON-TANGENT 836.00 FOOT RADIUS CURVE CONCAVE NORTHERLY, A RADIAL LINE TO SAID POINT BEARS SOUTH 23°00’29” WEST; THENCE, EASTERLY ALONG SAID EASEMENT AND SAID CURVE, THROUGH A CENTRAL ANGLE OF 10°54’11” AN ARC DISTANCE OF 159.09 TO THE BEGINNING OF A COMPOUND 56.00 FOOT RADIUS CURVE CONCAVE WESTERLY; THENCE NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 181°26’49” AN ARC DISTANCE OF 177.34 TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT FOR A PRIVATE DRAINAGE OVER AND ACROSS LOT 4 OF CARLSBAD TRACT NO. 97-13-01, CARLSBAD OAKS NORTH PHASE 1, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 14926, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON DECEMBER 15, 2004, AS CREATED BY EASEMENT AGREEMENT EXECUTED BY KILROY REALTY FINANCE PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP, TECHBILT CONSTRUCTION CORP., A CALIFORNIA CORPORATION AND CARLSBAD OAKS NORTH PARTNERS, L.P., A CALIFORNIA LIMITED PARTNERSHIP, DATED JANUARY 20, 2010 AND RECORDED JANUARY 29, 2010 AS INSTRUMENT NO. 2010-0047608 OF OFFICIAL RECORDS.

APN: 209-120-11 and a portion of 209-120-17

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the Effective Date, by and between Landlord and Tenant, and is attached to and made a part of that certain Lease dated as of the Effective Date (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

1.             General Requirements.

1.1.          Authorized Representatives.

(a)           Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Federico Mina as the person authorized to initial plans, drawings, and approvals pursuant to this Work Letter and (ii) John Bonanno as the person authorized to initial plans, drawings, and approvals and to sign change orders pursuant to this Work Letter and any amendments to this Work Letter or the Lease.  Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative.  Landlord may change Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b)           Tenant designates B. Lynne Parshall (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, change orders and approvals pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative.  Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2.          Landlord’s Architects, Contractors and Consultants.  The architect, engineering consultants, design team, general contractor and major subcontractors responsible for the construction of the Building Improvements shall be selected by Landlord and approved by Tenant, which approval Tenant shall not unreasonably withhold, condition or delay.  Tenant may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Tenant reasonably believes could cause labor disharmony.  The “Architect” shall be DG Architects, Inc. dba DGA (or such other architect as may be proposed by Landlord and approved by Tenant in writing, such approval not to be unreasonably withheld, conditioned or delayed).  The “Project Manager” shall be Project Management Advisors, Inc. dba PMA (or such other project manager as may be proposed by Landlord and approved by Tenant in writing, such approval not to be unreasonably withheld, conditioned or delayed).  The “General Contractor” shall be DPR, Inc. (or such other general contractor as may be proposed by Landlord and approved by Tenant in writing, such approval not to be unreasonably withheld, conditioned or delayed).  As used in this Work Letter, “significant subcontractors and material suppliers” means those subcontractors and suppliers which have been, or will be, paid at least One Million

Dollars ($1,000,000) in connection with the work and materials provided by such party in connection with the Building Improvements.  Landlord shall endeavor to cause Tenant to be designated as a third party beneficiary with respect to each warranty and/or indemnity with respect to the Landlord’s Construction Work that is made by any “significant subcontractors and material suppliers” against which Landlord is able to exercise remedies pursuant to a contractual right (each, a “Material Contractor”, and each such warranty/indemnity, a “Third Party Beneficiary Warranty”);  provided, however, that Tenant shall not exercise its rights with respect to any Third Party Beneficiary Warranty unless (a) Tenant identifies any part of the Landlord’s Construction Work that violates such Third Party Beneficiary Warranty (a “Warranty Issue”), (b) Tenant provides Landlord with written notice of any Warranty Issue, (c) the GMP Contract does not prohibit Landlord as the owner or Tenant as the third party beneficiary from exercising its rights with respect to such warranty/indemnity, and (d) either (i) within fifteen (15) business days after receiving such notice from Tenant, Landlord has not requested that the respective Material Contractor address such Warranty Issue, or (ii) Landlord fails to diligently endeavor to cause the Material Contractor to address such Warranty Issue.

1.3.          GMP Contract.  Landlord covenants that it will use commercially reasonable efforts to, within one-hundred fifty (150) days following the Effective Date, enter into a guaranteed maximum price contract between Landlord and General Contractor which shall provide for the one hundred percent (100%) lien-free completion of the Building Improvements, in accordance with the Budget (the “GMP Contract”).  The GMP Contract shall be in form and substance reasonably acceptable to Tenant and contain a complete line item budget to complete the Building Improvements. Tenant shall be a named indemnified party with respect to any indemnities provided by the General Contractor under the GMP Contract, and shall be a third party beneficiary with respect to each warranty and indemnity made by the General Contractor under the GMP Contract.

1.4.          Schedule.  The schedule for the design, development, and completion of the Building Improvements is attached hereto as Schedule 1 to the Work Letter (the “Schedule”).  The Schedule is for informational purposes only and is not binding on Landlord in any respect, provided that the provisions of this Section 1.4 shall not limit Tenant’s rights under Section 19.3.2 or Section 19.3.4 of the Lease.  Landlord will use commercially reasonable efforts to provide Tenant with updates to the Schedule; provided at a minimum, within ten (10) days of Landlord’s receipt of a written request from Tenant, Landlord shall provide Tenant with an updated Schedule and a reconciliation of the actual progress of Landlord’s Construction Work against the Schedule.

2.             Shell and Core.  Landlord’s Construction Work related to the Shell and Core shall be performed by Landlord at Landlord’s sole cost and expense substantially in accordance with the Approved Shell and Core Plans, subject only to changes made in accordance with Section 2.4.

2.1.          Approved Design Development Plans.  Landlord has approved those certain design development plans submitted by Tenant and more particularly described on Schedule 2 to the Work Letter (the “Approved Design Development Plans”).

2.2.          Approved Shell and Core Plans.  Landlord shall cause the Architect to prepare final plans and specifications for the Shell and Core that (a) are consistent with and are logical evolutions of the Approved Design Development Plans and (b) incorporate any Shell and Core Permitted Changes, and (c) incorporate any other Landlord-requested (and Tenant approved) Shell and Core Changes.  As soon as such final plans and specifications (“Landlord’s Shell and Core Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may be reasonably withheld only if:  (i) the Landlord’s Shell and Core Work Plans are neither consistent with nor logical evolutions of the Approved Design Development Plans, (ii) Tenant requests changes to the Landlord’s Shell and Core Plans in accordance with Section 2.4(a), or (iii) Tenant objects to any Landlord requested Shell and Core Change (other than Shell and Core Permitted Changes).  Such Landlord’s Shell and Core Plans shall be approved or disapproved by Tenant within ten (10) business days after delivery to Tenant.  If Tenant fails to respond within such ten (10) business day period, Landlord shall provide a written reminder notice to Tenant.  Tenant’s failure to respond to such reminder notice within five (5) business days after delivery of such notice shall be deemed approval by Tenant of the Landlord’s Shell and Core Plans.  If the Landlord’s Shell and Core Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its detailed objections to such Landlord’s Shell and Core Plans and shall submit any Shell and Core Changes through a Shell and Core Tenant Change Order Request, and the parties shall confer and then negotiate in good faith to reach agreement on the Landlord’s Shell and Core Plans.  After the Landlord’s Shell and Core Plans are approved by Landlord and Tenant, two (2) copies of such Landlord’s Shell and Core Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit such Landlord’s Shell and Core Plans to each appropriate Governmental Authority for approval.  The Landlord’s Shell and Core Plans so approved, and all change orders and other changes thereto specifically permitted by this Work Letter, are referred to herein as the “Approved Shell and Core Plans.”

2.3.          [***] Fee.  Tenant shall [***] Landlord a [***] fee.

2.4.          Changes to Shell and Core Plans.  Any changes to the Landlord’s Shell and Core Plans or the Approved Shell and Core Plans (each, a “Shell and Core Change”) requested by Landlord or Tenant (other than Shell and Core Permitted Changes by Landlord which do not require any approval) shall be requested and instituted in accordance with the provisions of this Section 2.4 and shall be subject to the written approval of the other party in accordance with this Work Letter.

(a)           Shell and Core Changes Requested by Tenant.

(i)            Shell and Core Tenant Change Order Request.  Tenant may request Shell and Core Changes to the Landlord’s Construction Work Plans or the Approved Shell and Core Plans by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “Shell and Core Tenant Change Order Request”), which Shell and Core Tenant Change Order Request shall detail the nature and extent of any requested Shell and Core Changes, including, without limitation, (A) the Shell and Core Change and (B) any modification of the Landlord’s Construction Work Plans or the Approved Shell and Core Plans, as applicable. In the event Landlord approves any Shell and Core Change, Landlord shall:  (1) notify Tenant if it reasonably believes such Shell and Core Change could cause a delay in the Estimated Substantial Completion Date; and (2) provide Landlord’s reasonable estimate of any additional costs and expenses associated with such Shell and Core Change.  Shell and Core Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.

(ii)           Landlord’s Approval of Shell and Core Changes.  All Tenant-requested Shell and Core Changes shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed so long as such Shell and Core Change, as reasonably determined by Landlord, (A) could not reasonably be expected to (1) adversely impact (a) the exterior appearance of the Building, (b) the structural aspects of the Building, (c) Landlord’s ability to construct Landlord’s Construction Work or Tenant’s ability to operate its business in the Building (d) any building system, including, without limitation, the HVAC, mechanical, electrical, plumbing or life safety systems installed in connection with the Landlord’s Construction Work; (2) create a foreseeable risk of violating any Applicable Law or permit requirement or materially increasing insurance premiums; (3) violate any recorded document affecting the Property; (4) cause the Building to be inconsistent with the quality and scope of a class “A” office buildings in the vicinity of the Building; (5) involve a use of the Premises that is inconsistent with the Permitted Use; (6) extend the Estimated Substantial Completion Date beyond fifteen (15) days (such 15-day extension to apply separately to each Shell and Core Tenant Chang Order Request), nor (7) in Landlord’s reasonable judgment, reduce the quality or value of the Building or the Property (each, a “Design Problem”), and (B) will not cause the Aggregate Disbursements to exceed the total amount set forth in the Budget.  Landlord shall have ten (10) days after receipt of a Shell and Core Tenant Change Order Request to notify Tenant in writing of Landlord’s decision either to proceed with or abandon Tenant-requested Shell and Core Change.  If Landlord does not approve in writing a Tenant requested Shell and Core Change within ten (10) days after receipt of a Shell and Core Tenant Change Order Request, then such Shell and Core Tenant Change Order Request shall be deemed rejected by Landlord, and Landlord’s Construction Work shall not be altered as contemplated by such Shell and Core Tenant Change Order Request.  If Landlord disapproves the Shell and Core Tenant Change Order Request, then the parties shall confer and negotiate in good faith to reach agreement on the Shell and Core Tenant Change Order Request.

(b)           Shell and Core Changes Requested by Landlord.

(i)            Shell and Core Landlord Change Order Request.  Landlord may request Shell and Core Changes to Landlord’s Construction Work by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (a “Shell and Core Landlord Change Order Request”), which Shell and Core Landlord Change Order Request shall detail the nature and extent of any requested Shell and Core Changes, including, without limitation, (A) the Shell and Core Change, (B) any modification of the Landlord’s Construction Work Plans or the Approved Shell and Core Plans, as applicable, and (C) any changes to the Estimated Substantial Completion Date resulting from the Shell and Core Change.

(ii)           Tenant’s Approval of Shell and Core Change.  Tenant shall have ten (10) days after receipt of a Shell and Core Landlord Change Order Request to notify Landlord in writing of Tenant’s approval or rejection of the Landlord-requested Shell and Core Change, which approval shall not be unreasonably withheld, conditioned or delayed.  If Tenant fails to respond within such ten (10) day period, then Landlord shall provide Tenant with a second written notice stating that “Tenant’s failure to respond within three (3) days after Landlord’s second notice shall be deemed Tenant’s approval to such Shell and Core Landlord Change Order Request,” and if Tenant does not respond within such three (3) day period, then Tenant shall be deemed to have approved such Shell and Core Landlord Change Order Request.

(c)           Shell and Core Permitted Changes.  For purposes of this Work Letter, a “Shell and Core Permitted Change” shall mean:  (i) minor field changes; (ii) changes required by Governmental Authority; (iii) any other changes that:  (A) do not cause a Design Problem, and (B) do not materially change the size, cost, configuration, or overall appearance of the Building or Landlord’s ability to construct Landlord’s Construction Work or Tenant’s ability to operate its business in the Building, and (iv) changes required for the ordinary development of the Approved Shell and Core Plans in a manner not inconsistent with the Approved Shell and Core Plans.  Shell and Core Permitted Changes may be made by Landlord in its sole discretion without Tenant’s consent.

3.             Tenant Improvements.  The Tenant Improvements shall be performed by Landlord at Landlord’s sole cost and expense substantially in accordance with the Approved TI Plans, subject only to changes made in accordance with Section 3.3.

3.1           Design Development TI Plans.  Landlord has approved those certain design development plans submitted by Tenant and more particularly described on Schedule 3 to the Work Letter (the “Design Development TI Plans”).

3.2.          Approved TI Plans.  Landlord shall prepare final plans and specifications for the Tenant Improvements that:  (a) are consistent with and are logical evolutions of the Design Development TI Plans, (b) incorporate any TI Permitted Changes, and (c) incorporate any other Landlord-requested (and Tenant approved) TI Changes.  As soon as such final plans and specifications (“TI Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may be reasonably withheld only if:  (i) the TI Plans are neither consistent with nor logical evolutions of the Design Development TI Plans, (ii) Tenant intends to request changes to the TI Plans in accordance with Section 3.3(a)(i), or (iii) Tenant objects to any Landlord requested TI Change (other than TI Permitted Changes).  Such TI Plans shall be approved or disapproved by Tenant within ten (10) business days after delivery to Tenant.  If Tenant fails to notify Landlord of disapproval within such ten (10) day period, then Landlord shall provide Tenant with a second written notice stating that “Tenant’s failure to respond within five (5) days after Landlord’s second notice shall be deemed Tenant’s approval to such TI Plans,” and if Tenant does not respond within such five (5) day period, then Tenant shall be deemed to have approved such TI Plans.  If the TI Plans are disapproved by Tenant, Tenant shall notify Landlord in writing of its objections to such TI Plans and shall submit any requested TI Changes through a TI Tenant Change Order Request, and then the parties shall confer and negotiate in good faith to reach agreement on the TI Plans.  After the TI Plans are approved by Landlord and Tenant, two (2) copies of such TI Plans shall be initialed and dated by Landlord and Tenant as soon as approved by Landlord and Tenant, and Landlord shall promptly submit such TI Plans to each appropriate Governmental Agency for approval.  The TI Plans so approved, and all change orders and other changes thereto specifically permitted by this Work Letter, are referred to herein as the “Approved TI Plans” and shall become part of the Lease as though set forth in full.  The Approved Shell and Core Plans together with the Approved TI Plans shall be referred to herein and in the Lease as the “Approved Plans.”

3.3.          Changes to Tenant Improvements.  Any changes to the TI Plans or the Approved TI Plans (each, a “TI Change”) requested by Landlord or Tenant (other than TI Permitted Changes by Landlord which do not require any approval) shall be requested and instituted in accordance with the provisions of this Section 3.3 and shall be subject to the written approval of the other party in accordance with this Work Letter.

(a)           TI Changes Requested by Tenant.

(i)            TI Tenant Change Order Request.  Tenant may request TI Changes after Tenant approves the Design Development TI Plans or the Approved TI Plans, as applicable, by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “TI Tenant Change Order Request”), which TI Tenant Change Order Request shall detail the nature and extent of any requested TI Changes, including, without limitation, (A) the TI Change and (B) any modification of the TI Plans or the Approved TI Plans, as applicable.  In the event Landlord approves such TI Change, Landlord shall:  (1) notify Tenant if it reasonably believes such TI Change could cause a delay in the Estimated Substantial Completion Date; and (2) provide Landlord’s reasonable estimate of any additional costs and expenses associated with such TI Change.

(ii)           Landlord’s Approval of TI Changes.  All Tenant-requested TI Changes shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed so long as such TI Change (A) would not create a Design Problem, (B) will not cause the Aggregate Disbursements to exceed the total amount set forth in the Budget.  Landlord shall have ten (10) days after receipt of a TI Tenant Change Order Request to notify Tenant in writing of Landlord’s decision either to proceed with or abandon Tenant-requested TI Change.  If Landlord does not approve in writing a Tenant requested TI Change within ten (10) days after receipt of a TI Tenant Change Order Request, then such TI Tenant Change Order Request shall be deemed rejected by Landlord, and the Tenant Improvements shall not be altered as contemplated by such TI Tenant Change Order Request.  If Landlord disapproves the TI Tenant Change Order Request, then the parties shall confer and negotiate in good faith to reach agreement on the TI Tenant Change Order Request.

(b)           TI Changes Requested by Landlord.

(i)            TI Landlord Change Order Request.  Landlord may request TI Changes by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (a “TI Landlord Change Order Request”), which TI Landlord Change Order Request shall detail the nature and extent of any requested TI Changes, including, without limitation, (A) the TI Change, (B) any modification of the TI Plans or the Approved TI Plans, as applicable, and (C) any changes to the Estimated Substantial Completion Date resulting from the TI Change.

(ii)           Tenant’s Approval of TI Change.  Tenant shall have ten (10) days after receipt of a TI Landlord Change Order Request to notify Landlord in writing of Tenant’s approval or rejection of the Landlord-requested TI Change, which approval shall not be unreasonably withheld, conditioned or delayed.  If Tenant fails to respond within such ten (10) days period, then Landlord shall provide Tenant with a second written notice stating “that Tenant’s failure to respond within three (3) days after Landlord’s second notice shall be deemed Tenant’s approval to such Landlord-requested TI Change,” and if Tenant does not respond within such three (3) day period, then Tenant shall be deemed to have approved such Landlord-requested TI Change.

(c)           TI Permitted Changes.  For purposes of this Work Letter, a “TI Permitted Change” shall mean:  (i) minor field changes; (ii) changes required by Governmental Authority; (iii) any other changes that:  (A) do not cause a Design Problem, and (B) do not materially change the size, cost, configuration, or overall appearance of the Tenant Improvements or Tenant’s ability to operate its business in the Building; and (iv) ordinary development of the Approved TI Plans in a manner not inconsistent with the Approved TI Plans.  TI Permitted Changes may be made by Landlord in its sole discretion without Tenant’s consent.

4.             Insurance.

4.1.          Property Insurance.  At all times during the period beginning with commencement of construction of the Building Improvements and ending when the Building Improvements are deemed Complete pursuant to Section 8 of this Work Letter, Landlord shall maintain or cause to be maintained (in addition to the insurance required pursuant to the Lease) property insurance insuring Landlord and its affiliates, agents and employees, as their interests may appear.  Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Building Improvements and the General Contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage with respect to the General Contractor’s and any subcontractors’ machinery, tools and equipment shall be carried on a primary basis by such General Contractor or subcontractor.  Landlord agrees to pay any deductible, which deductible amount shall be considered a Disbursement pursuant to the terms of the Lease.  Said property insurance shall contain an express waiver of any right of subrogation by the insurer against Tenant and its affiliates, agents and employees, and shall name Tenant and its affiliates as loss payees as their interests may appear.

4.2           Workers’ Compensation Insurance.  At all times during the period of construction of the Building Improvements, Landlord shall, and shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

5.             Requests for Consent.  Except as otherwise provided in this Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Work Letter within ten (10) days following Tenant’s receipt of such request.  If Tenant fails to respond within such ten (10) days period, then Landlord shall provide Tenant with a second written notice stating that “Tenant’s failure to respond within three (3) days after Landlord’s second notice shall be deemed approval by Tenant,” and if Tenant does not respond within such three (3) day period, then Tenant shall be deemed to have approved such item.

6.             Construction Allowance.

6.1.          Budget; Disbursements.  A budget for all hard and soft costs pertaining to the Building Improvements is attached hereto as Schedule 4 to the Work Letter (as the same may be modified in accordance with this Work Letter, the “Budget”).  Landlord may reallocate line items within the Budget in its sole discretion at any time.  Landlord will use commercially reasonable efforts to provide Tenant with updates to the Budget; provided at a minimum, within ten (10) days of Landlord’s receipt of a written request from Tenant, Landlord shall provide Tenant with an updated Budget and a reconciliation of actual costs incurred through the date that is sixty days prior to the date of Tenant’s written request to the Budget.  In addition, Landlord will (or will request that the Project Manager) copy Isis’ Chief Accounting Officer on all draw packages submitted to Landlord by the Project Manager related to the Building Improvements.  The Budget is for informational purposes only and is not binding on Landlord in any respect, and shall not create any limit on Aggregate Disbursements.  Each disbursement of Construction Allowance funds by Landlord shall be deemed to be a “Disbursement” for purposes of this Lease. Other than the Disbursement being made to Tenant on the Effective Date, Tenant shall not be entitled to receive any other Disbursement from Landlord. Landlord shall make Disbursements directly to contractors in accordance with the terms of the Construction Agreements to which Landlord is a party.

6.2.          Application of Construction Allowance.  Landlord shall contribute the Construction Allowance funds toward the costs and expenses incurred in connection with the performance of the Building Improvements, in accordance with the Lease (including, but not limited to, reimbursement to Tenant for the costs and expenses set forth on Exhibit I attached hereto).  Following the Punchlist Sign-off Date, Landlord shall have no commitment to disburse any additional Construction Allowance funds and Tenant shall have no right to receive any additional Construction Allowance funds for any purpose.

7.             Assignment of Construction Agreements.  Concurrently with the execution of the Lease, Tenant shall deliver to Landlord an assignment of Tenant’s rights and obligations under that certain Architectural Services Agreement between Tenant and Architect, dated as of November     , 2009 (the “Architect’s Agreement”), executed by Tenant and acknowledged by Architect.  Tenant shall also deliver to Landlord an estoppels certificate from the Architect certifying that there are no defaults, or events, that following notice and cure could become defaults, outstanding under the Architect’s Agreement.  Tenant shall use commercially reasonable efforts to assign to Landlord Tenant’s rights and obligations under (a) all agreements with contractors, subcontractors,, material suppliers, architects, engineers or consultants (the “Construction Agreements”) in existence as of the Effective Date that have been executed by Tenant, and (b) Tenant’s interest in, to and under any Entitlements (to the extent that such assignment thereof would not cause a breach thereunder).

8.             Completion of Building Improvements.  The Building Improvements shall be deemed “Complete” at such time as (a) the Substantial Completion Date (as defined in the Lease) has occurred, (b) Landlord and Tenant shall have received evidence reasonably satisfactory to Landlord that (i) all Building Improvements have been completed and paid for in full (which shall be evidenced by the Architect’s certificate of completion), (ii) all certifications and approvals with respect to the Building Improvements that may be required from any Governmental Authority for the use and occupancy of the Premises have been obtained, (iii) a certificate from the Architect certifying that all work performed in, on or about the Premises is substantially in accordance with the Approved Plans, and (iv) the Punchlist Items have been completed and paid for in full, and (c) Landlord and Tenant shall have received complete drawing print sets and electronic CADD files on disc of all contract documents for work performed by their Architect and engineers in relation to the Building Improvements.

9.             Miscellaneous.

9.1.          Number; Headings.  Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

9.2.          Attorneys’ Fees.  If either party commences an action against the other party arising out of or in connection with this Work Letter, then the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit, in proportion [***] up to a maximum of 100%; provided, however, that in the case where the prevailing party is awarded any equitable relief, then the prevailing party may recover the full amount of such costs and attorney’s fees.  For example, if the prevailing party [***] and no equitable relief, but [***], and the prevailing party had two hundred thousand dollars ($200,000) in costs and attorneys’ fees, then such prevailing party would be entitled to recover [***] of such costs and attorneys’ fees.  For purposes of clarity, prior to the Term Commencement Date, this provision is subject to the 89% Cap.

9.3.          Time of Essence.  Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

9.4.          Covenant and Condition.  Each provision of this Work Letter performable by Tenant shall be deemed both a covenant and a condition.

9.5.          Withholding of Consent.  Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

9.6.          Invalidity.  Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

9.7.          Interpretation.  The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

9.8.          Successors.  Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.

9.9.          Governing Law.  This Work Letter shall be governed by, construed and enforced in accordance with the laws of the State of California.

9.10.        Power and Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Work Letter have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

9.11.        Counterparts.  This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

9.12.        Amendments; Waiver.  No provision of this Work Letter may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.  The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

9.13.        Waiver of Jury Trial.  To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Work Letter, the relationship between Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage related to this Work Letter or the Premises.  This Section is not intended to and shall not be interpreted to act as a waiver to a trial by jury in any action by a party hereto against a third party.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the Effective Date.

LANDLORD:

BMR-GAZELLE COURT LLC
a Delaware limited liability company

By:
Name: John Bonanno
Title: Vice President, Development

TENANT:

ISIS PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name: B. Lynne Parshall
Title: Chief Operating Officer & Chief Financial Officer

SCHEDULE 1

SCHEDULE

[See Attached]

SCHEDULE 2

APPROVED DESIGN DEVELOPMENT PLANS

Isis Shell Design Development Set dated as of February 12, 2010

SCHEDULE 3

DRAFT DESIGN DEVELOPMENT TI PLANS

Isis Tenant Improvement Design Development Set dated as of March 23, 2010

SCHEDULE 4

BUDGET

[See Attached]

EXHIBIT C

TENANT’S PERSONAL PROPERTY

None as of the Effective Date.

EXHIBIT D

PURCHASE PRICE CALCULATION

The Purchase Option purchase price shall (i) equate to a [***] to Landlord as calculated over the period of time beginning when Landlord makes the initial Disbursement through the Purchase Option Closing Date and Tenant shall receive credit (as further described below) for all [***] and any [***] received under [***] received by Landlord pursuant to [***] of the Lease, [***] received by Landlord pursuant to Section [***] of the Lease, or [***] received by Landlord pursuant to Section [***] of the Lease, in each case paid through the Purchase Option Closing Date and (ii) include [***] Landlord [***] related to Landlord’s sale of the Premises to Tenant pursuant to Tenant’s exercise of the Purchase Option, subject to the attorney’s fees cap set forth in Section 24.2.4 of the Lease.

The calculation will be made on a monthly basis using the [***] function, or an equivalent functionality, into which the PO Model shall be input, in which case the transcription of such PO Model shall be approved in writing by Landlord and Tenant, where all [***] paid by Tenant, and all [***] by Landlord during a given month, are treated to have occurred on the last calendar day of the month.  Based on this monthly information, the model will calculate the terminal proceeds.

For the purposes of the Purchase Option purchase price calculation, the monthly cash flow calculations will include all [***] actually paid by Tenant through the Purchase Option Closing Date, including the portion of [***] pertaining to [***], and any [***] received under [***] proceeds received by Landlord pursuant to [***] of the Lease, [***] received by Landlord pursuant to [***] of the Lease, or [***] received by Landlord pursuant to Section [***] of the Lease, while the [***] made by Landlord will exclude the amounts related to [***].

Given that the transaction represents [***], any [***] related to the Premises are [***] and therefore are [***] for the calculation of the Purchase Option purchase price.

* * * * *

EXHIBIT E

OPERATING EXPENSE EXCLUSIONS

Notwithstanding anything contained in the Lease, the following are specifically excluded from property operating costs and Tenant shall have no obligation to pay directly or reimburse Landlord for all or any portion of the following except to the extent any of the following are caused by the actions or inactions of Tenant, or result from the failure of Tenant to comply with the terms of this Lease:

(i) costs incurred because Landlord actually violated the terms and conditions of this Lease or any other lease (to which Landlord is a party) for premises within the Premises, if any;

(ii) legal and auditing fees (other than (a) those fees expressly contemplated in the Lease to be paid as Additional Rent and (b) those fees reasonably incurred in connection with the maintenance and operation of all or any portion of the Premises), leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Premises (other than those fees expressly set forth in the Budget to be paid as part of the Construction Allowance) or future re-leasing of any portion of the Premises;

(iii) depreciation of the Premises or any other improvements situated within the project of which the Premises are a part;

(iv) any items for which Landlord is actually reimbursed by insurance or by direct reimbursement by Tenant or any other party;

(v) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain, in each case to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes;

(vi) other than any interest charges for capital improvements referred to in the Lease, any interest or payments on any financing obtained by Landlord with regard to the Premises, interest and penalties incurred as a result of Landlord’s late payment of any property taxes or insurance procured by Landlord for the Premises unless such late payment is caused by a default by Tenant under the Lease or a failure to pay Additional Rent as required pursuant to the Lease;

(vii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Premises to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in property operating expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship.

EXHIBIT F

MEMORANDUM OF LEASE

Recording Requested By:

When Recorded Return To:

LATHAM & WATKINS LLP
Attn: Robert Frances, Esq.
600 West Broadway, 18th Floor
San Diego, California 92101-3375
THE AREA ABOVE IS RESERVED FOR RECORDER’S USE

MEMORANDUM OF LEASE

This Memorandum of Lease (“Memorandum”) is made and entered into as of March     , 2010, by and between BMR-GAZELLE COURT LLC, a Delaware limited liability company (“Landlord”), and ISIS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), in connection with that certain real property located in Carlsbad, California, and more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (together with any improvements now or hereafter constructed thereon, the “Premises”).

1.             Lease.  Pursuant to the terms and provisions of that certain unrecorded Lease by and between Landlord and Tenant, dated March 30, 2010 (the “Lease”), Tenant leased the Premises from Landlord. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Lease.

2.             Lease Term.  The Lease shall take effect on March 30, 2010. The term of the Lease shall be for two hundred forty (240) months commencing on the Substantial Completion Date (as defined in the Lease) (the “Term Commencement Date”) and ending on the date that is two hundred forty (240) months after the Term Commencement Date (the “Lease Term”), subject to earlier termination of the Lease as provided therein; provided, however, that the Lease provides Tenant with four (4) options to extend the Lease Term, as further described in the Article 36 of the Lease.

3.             Purchase Option. The Lease grants Tenant the option to purchase the Premises from Landlord at the end of the following respective Lease Years: the fifth (5th), sixth (6th), seventh (7th), eighth (8th), ninth (9th), fifteenth (15th) and twentieth (20th) Lease Year, subject to and in accordance with Section 24.2 of the Lease.

4.             Right of First Negotiation.  The Lease grants Tenant the right of first negotiation with respect to any sale of the Premises by Landlord to a third party, subject to and in accordance with Section 24.3 of the Lease.

5.             No Effect on Lease. The parties have prepared, signed, and acknowledged this Memorandum solely for recording purposes. This Memorandum does not modify, increase, decrease, or in any other way affect any party’s rights, duties, or obligations under the Lease. Landlord and Tenant each has rights, duties, and obligations (and conditions to its rights) under the Lease but not stated in this Memorandum. If the provisions of the Lease and the provisions of this Memorandum conflict, then the provisions of the Lease shall govern. Nothing in this Memorandum constitutes any representation or warranty by either party. To the extent, if any, that the Lease limits the liability of either Landlord or Tenant, such limitation also applies to any such liability under this Memorandum.

6.             Successors and Assigns. The Lease and this Memorandum shall bind and benefit the parties hereto and their successors and assigns.

7.             Termination. This Memorandum shall automatically terminate and be of no force or effect upon any termination of the Lease. Within fifteen (15) days following such termination, Tenant will provide to Landlord an executed and acknowledged Quitclaim Deed, releasing and quitclaiming all right, title and interest in and to the Property, specifically including any interest pursuant to the Lease.

8.             Counterparts.  This Memorandum may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement.  To facilitate the execution of this Memorandum, the parties may execute and exchange by telephone facsimile or by other electronic methods (including email) counterparts of this Memorandum or the signature pages hereto.  Signatures to this Memorandum transmitted electronically or by telecopy shall be valid and effective to bind the party so signing.  Each party hereto agrees to promptly deliver to the other party an executed original to this Memorandum with its actual signature, but a failure to do so shall not affect the enforceability of this Memorandum, it being expressly agreed that each party to this Memorandum shall be bound by its own telecopied or electronically delivered signature and shall accept the telecopied or electronically delivered signature of the other parties to this Memorandum.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Ground Lease as of the date first above written.

LANDLORD:

BMR-GAZELLE COURT LLC

By:
Name: John Bonanno
Title: Vice President, Development

TENANT:

ISIS PHARMACEUTICALS, INC.

By:
Name: B. Lynne Parshall
Title: Chief Operating Officer & Chief Financial
Officer

[MEMORANDUM OF LEASE SIGNATURE PAGE]

STATE OF CALIFORNIA                      }

COUNTY OF                                           } S.S.

On                                             ,                    before me,                                                                                                                                            , a Notary Public in and for said County and  State, personally appeared,                                                                                                                                                                                                                                                                                                                                                                                                       , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:

(Notary Seal)

[MEMORANDUM OF LEASE ACKNOWLEDGMENT PAGE]

STATE OF CALIFORNIA                      }

COUNTY OF                                           } S.S.

On                                             ,                    before me,                                                                                                                                            , a Notary Public in and for said County and  State, personally appeared,                                                                                                                                                                                                                                                                                                                                                                                                       , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:

(Notary Seal)

EXHIBIT “A”

Description of the Property

PARCEL 1:

PARCEL “A” OF CERTIFICATE OF COMPLIANCE NO. ADJ 09-05 RECORDED JANUARY 19, 2010 AS INSTRUMENT NO. 2010-0024854 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

LOT 14 OF CARLSBAD TRACT NO. 97-13-02, ACCORDING TO MAP THEREOF NO. 15505, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON JANUARY 23, 2007 AS FILE NO. 2007-0047588, TOGETHER WITH A PORTION OF LOT ‘B’ OF RANCHO AGUA HEDIONDA, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 823, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 16, 1896, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 14; THENCE, ALONG THE NORTH LINE OF SAID LOT 14, NORTH 89°09’41” EAST 629.31 FEET; THENCE SOUTH 00°31’59” WEST 8.11 FEET; THENCE NORTH 89°53’58” EAST 392.46 FEET; THENCE NORTH 53°13’30” EAST 15.15 FEET; THENCE SOUTH 56°49’30” EAST 85.95 FEET TO THE NORTHEAST CORNER OF SAID LOT 14, SAID CORNER BEING ON A NON-TANGENT 264.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY, THE RADIAL LINE TO SAID POINT BEARS SOUTH 56°49’30” EAST; THENCE, ALONG THE EAST LINE OF SAID LOT 14, SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 5°50’08” AN ARC DISTANCE OF DISTANCE OF 26.89; THENCE, TANGENT TO SAID CURVE, SOUTH 39°00’38” WEST 329.54 FEET TO THE BEGINNING OF A TANGENT 736.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY; THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 25°07’33” A DISTANCE OF 322.76 TO THE SOUTHEAST CORNER OF SAID LOT 14, SAID CORNER ALSO BEING A POINT ON THE SUBDIVISION BOUNDARY OF MAP NO. 14926; THENCE, ALONG THE SOUTH LINE OF SAID LOT 14 AND THE BOUNDARY OF SAID MAP NO. 14926, NON-TANGENT TO SAID CURVE NORTH 52°33’23” WEST 148.70 FEET; THENCE SOUTH 48°06’30” WEST, 21.89 FEET TO THE BEGINNING OF A 100.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 34°22’48” AN ARC DISTANCE OF 60.00 FEET; THENCE 82°29’18” WEST 147.20 FEET; THENCE NORTH 89°14’55” WEST 410.06 FEET TO THE SOUTHWEST CORNER OF SAID LOT 14; THENCE, LEAVING SAID LOT 14 AND CONTINUING ALONG THE BOUNDARY OF SAID MAP NO. 14926, SOUTH 29°36’38” WEST 51.14 FEET; THENCE NORTH 77°38’20” WEST 216.59 FEET; THENCE, LEAVING THE BOUNDARY OF SAID MAP NO. 14926, NORTH 43°05’58” EAST 78.45 FEET; THENCE NORTH 01°47’45” EAST 442.55 FEET TO A POINT ON THE SOUTHERLY BOUNDARY OF THAT PUBLIC STREET AND UTILITY EASEMENT RECORDED JANUARY 23, 2007 AS FILE NO. 2007-0047586, SAID POINT BEING ON A NON-TANGENT 836.00 FOOT RADIUS CURVE CONCAVE NORTHERLY, A RADIAL LINE TO SAID POINT BEARS SOUTH 23°00’29” WEST; THENCE, EASTERLY ALONG SAID EASEMENT AND SAID CURVE, THROUGH A CENTRAL ANGLE OF 10°54’11” AN ARC DISTANCE OF 159.09 TO THE BEGINNING OF A COMPOUND 56.00 FOOT RADIUS CURVE CONCAVE WESTERLY; THENCE NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 181°26’49” AN ARC DISTANCE OF 177.34 TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT FOR A PRIVATE DRAINAGE OVER AND ACROSS LOT 4 OF CARLSBAD TRACT NO. 97-13-01, CARLSBAD OAKS NORTH PHASE 1, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 14926, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON DECEMBER 15, 2004, AS CREATED BY EASEMENT AGREEMENT EXECUTED BY KILROY REALTY FINANCE PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP, TECHBILT CONSTRUCTION CORP., A CALIFORNIA CORPORATION AND CARLSBAD OAKS NORTH PARTNERS, L.P., A CALIFORNIA LIMITED PARTNERSHIP, DATED JANUARY 20, 2010 AND RECORDED JANUARY 29, 2010 AS INSTRUMENT NO. 2010-0047608 OF OFFICIAL RECORDS.

APN: 209-120-11 and a portion of 209-120-17

[MEMORANDUM OF LEASE ACKNOWLEDGMENT PAGE]

EXHIBIT G

FORM PURCHASE AND SALE AGREEMENT

[See Attached]

AGREEMENT OF SALE]

THIS AGREEMENT OF SALE (this “Agreement”) is made the                     day of                            , 20    (the “Effective Date”), by and between BMR-GAZELLE COURT LLC, a Delaware limited liability company (“Seller”), and ISIS PHARMACEUTICALS, INC., a Delaware corporation (“Buyer”). Seller and Buyer are sometimes hereinafter referred to collectively as the “parties”.

W I T N E S S E T H

1.             Sale of Premises.

A.            Purchase and Sale. Subject to all of the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, any and all of Seller’s right, title and interest in and to the following:

(i)            the land located at                    Gazelle Court, Carlsbad, California, as more fully described in Exhibit “A” attached hereto and made a part hereof, together with all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property (collectively, the “Land”);

(ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anyway appertaining to the Land (collectively, the “Appurtenant Rights”);

(iii) buildings, structures, fixtures, systems, improvements, topsoil, trees, shrubbery and landscaping situated on, in or under or used in connection with the land (collectively, the “Improvements”);

(iv) all right, title and interest of Seller, if any, in and to all tangible personal property now or hereafter located on, or used exclusively in connection with, the operation, ownership, maintenance, occupancy or improvement of the Land (collectively, the “Tangible Personal Property”; and

(v) all right, title and interest of Seller, if any, in and to all intangible personal property now or hereafter used exclusively in connection with the operation, ownership, maintenance, management, or occupancy of the Land or Improvements (to the extent assignable); the plans and specifications for the Improvements (to the extent assignable); warranties, indemnities, guaranties (express or implied), applications, permits, authorizations, approvals and licenses (to the extent applicable in any way to the above referenced Land, Improvements or the Tangible Personal Property and assignable); insurance proceeds received by (or owed to) Seller which relate to damage to the Land or Improvements caused by a casualty that has occurred prior to the Closing Date and for which restoration has not previously occurred, but only to the extent that such proceeds have not been applied by Seller prior to the Closing Date towards the cost of (a) pursuit or settlement of the applicable insurance claim, (b) the clearing of debris or other expenses associated with securing the Land or Improvements, or (c) restoration of the Land or Improvements; and condemnation awards or claims thereto (collectively, the “Intangible Property”).

4

B.            Premises Defined. The Land, the Appurtenant Rights, the Improvements, the Tangible Personal Property and the Intangible Property are hereinafter referred to as the “Premises”.

2.             Purchase Price.  The purchase price for the Premises (the “Purchase Price”) shall be                          Dollars ($                  ), payable as follows:

A.            Deposit. Concurrently with the execution and delivery of this Agreement, (i) the parties shall establish an escrow (the “Escrow”) with [Chicago Title Insurance Company, 2365 Northside Drive, 6th Floor, San Diego, CA 92108, Attn: Renee Marshall] (the “Title Company”), (ii) the parties shall deposit with the Title Company a fully executed original of this Agreement, and (iii) Buyer shall deposit with the Title Company a sum equal to [                 Dollars ($              )] [INSERT AMOUNT THAT IS [***] OF THE PURCHASE PRICE] in good funds either by certified bank or cashier’s check or by federal wire transfer (such funds, together with all interest accrued thereon while held in Escrow, the “Deposit”).  The Deposit shall be held in escrow by the Title Company in a federally insured, interest bearing account in accordance with the laws of the State of California and the provisions of this Agreement.  If this Agreement is terminated pursuant to Section 7 hereof, the Deposit shall be paid to either Buyer or Seller in accordance with the provisions of Section 7.  If the sale of the Premises is consummated, the Deposit shall be released to Seller and shall be credited against the Purchase Price.

B.            Payment of Purchase Price. At Closing, the Deposit shall be released to Seller, and Buyer shall pay to Seller through Escrow in the manner described herein the balance of the Purchase Price, as adjusted for prorations and other adjustments provided herein.

3.             Condition of Title.

A.            Title Review. Buyer acknowledges that it has been provided with the right and opportunity to review and investigate any and all conditions and aspect of title to the Premises deemed necessary or desirable by Buyer for purposes of evaluating the transactions contemplated hereby.

B.            Title Examination. Buyer hereby acknowledges that it approves all the encumbrances and exceptions to title embodied in the Permitted Exceptions (as defined below), and Buyer shall take title to the Premises subject to all such Permitted Exceptions (as defined below); provided, however, that Seller shall cause any liens granted by Seller and encumbering the Premises to secure the repayment of borrowed money to be removed from title or otherwise insured over by the Title Company. Without limiting the effect of the foregoing, the parties acknowledge and agree that the term “Permitted Exceptions” shall include the following:

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(i)            the title encumbrances described on Exhibit F attached hereto;

(ii)           all covenants, conditions, restrictions, reservations, rights, rights of way, dedications, offers of dedication, encumbrances, liens and easements, in each case whether filed in the applicable public records or as would be apparent from an inspection or accurate survey of the Premises, except in each case to the extent that the same are granted or caused by Seller in a manner that would constitute a breach under the Lease;

(iii)          the rights of tenants or other occupants under any leases, licenses, and occupancy agreements granted by any person or entity other than Seller, including all amendments or modifications thereto or supplements thereof, covering all or any portion of the Premises;

(iv)          the lien of all ad valorem real estate taxes and assessments;

(v)           all liens and encumbrances with respect to the Premises which were granted by, or which arise in connection with the acts or omissions of, Buyer or any of Buyer’s agents, contractors, affiliates, invitees, or any other party that Buyer has permitted to use or occupy the Land or Improvements from and after the Effective Date of the Lease (as such term is defined in the Lease);

(vi)          local, state and federal laws, ordinances or governmental regulations, including but not limited to building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Premises; and

(vii)         those matters which would be disclosed by an accurate survey or inspection of the Premises.

C.            Conveyance of Title. At Closing, Seller shall convey and transfer, or cause to be conveyed or transferred, to Buyer all of Seller’s right, title and interest in and to the Premises, subject to the Permitted Exceptions.

D.            Covenants of Seller. Seller, as Landlord, and Buyer, as tenant, are parties to that certain Lease Agreement, dated March 30, 2010 (the “Lease”) pursuant to which Buyer leases the Premises and is responsible for, among other things, its repair, upkeep and maintenance. Accordingly, Seller has not undertaken to either manage or operate the Premises in any particular way prior to Closing, or deliver the Premises at Closing in any particular condition. During the period from and after the Effective Date until the date that Closing occurs, Seller (i) shall fully and timely perform its obligations under the Lease, and (ii) shall not, without Buyer’s consent (which will not be unreasonably withheld, conditioned or delayed), grant any new liens or encumbrances against the Premises or take any action which would have a material adverse effect on (a) the use of the Premises in the manner in which it is being used as of the Effective Date, or (b) the value of the Premises.

4.             Closing.  The consummation of the purchase and sale of the Premises contemplated by this Agreement (the “Closing”) shall take place on [                                    , 20   ] (the “Closing Date”) at [1:00 PM local time] through the Escrow administered by the Title Company, or such other time and place as Seller and Buyer agree to in writing.  [NOTE: TO BE

6

DETERMINED IN ACCORDANCE WITH SECTIONS 19.1.4 OR 24.2 OF THE LEASE, AS APPLICABLE].

A.            Conditions to Seller’s Obligation to Close.  The obligation of Seller to consummate the transactions contemplated hereunder shall be contingent upon the following:

(i)            Representations.  Buyer’s representations and warranties contained herein shall be materially true and correct as of the date of this Agreement;

(ii)           Performance.  All deliveries to be made by Buyer at Closing have been tendered, and Buyer shall have performed all of the other obligations to be performed by Buyer under this Agreement; and

(iii)          Moratorium.  No moratorium, statute or regulation of any governmental agency or order or ruling of any court has been enacted, adopted, or issued which would adversely affect Buyer’s ability to purchase the Property from Seller.

B.            Conditions to Buyer’s Obligation to Close.  The obligation of Buyer to consummate the transactions contemplated hereunder shall be contingent upon the following:

(i)            Representations.  Seller’s representations and warranties contained herein shall be materially true and correct as of the date of this Agreement;

(ii)           Performance.  All deliveries to be made by Seller at Closing have been tendered, and Seller shall have performed all of the other obligations to be performed by Seller under this Agreement;

(iii)          Title.  Upon the sole condition of payment of the premium, at Closing, the Title Company shall have irrevocably and unconditionally committed to issue to Buyer an ALTA Owner’s Policy of title insurance, with extended coverage (i.e., with ALTA General Exceptions deleted), dated as of the date and time of the recording of the Deed (as defined below), in the amount of the Purchase Price, insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions; provided, however, that notwithstanding the foregoing or any other provision of this Agreement to the contrary, the parties agree that Seller shall not be required to provide any indemnities, representations, warranties or affidavits to the Title Company; and

(iv)          Moratorium.  No moratorium, statute or regulation of any governmental agency or order or ruling of any court has been enacted, adopted, or issued which would adversely affect Seller’s ability to sell the Property to Buyer.

C.            Failure of Condition Precedent.  If any condition to such party’s obligation to proceed with the Closing hereunder has not been satisfied as of the Closoing Date; each non-defaulting party may, in its sole discretion, either (i) terminate this Agreement by delivering written notice to the other party, or (ii) elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition.

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5.             Provisions With Respect to Closing.

A.            Deliveries by Seller. At least one (1) business day prior to the Closing Date, Seller shall deliver, or cause to be delivered, to the Title Company, to be held in Escrow pending Closing, each of the following:

(i)            Deed.  One (1) original Grant Deed, duly executed and acknowledged by Seller, substantially in the form of Exhibit “B” attached hereto (the “Deed”);

(ii)           Bill of Sale and Assignment of Warranties.  Two (2) original counterparts of a Bill of Sale and Assignment and Assumption of Warranties, duly executed by Seller, substantially in the form of Exhibit “C” attached hereto (“Bill of Sale and Assignment of Warranties”);

(iii)          Termination of Lease.  Two (2) original counterparts of a Termination of Lease Agreement, duly executed by Seller substantially in the form of Exhibit “D” attached hereto (“Lease Termination”);

(iv)          FIRPTA Affidavit.  One (1) original Certificate Regarding Foreign Investment in Real Property Tax Act, duly executed and acknowledged by Seller, substantially in the form of Exhibit “E” attached hereto.; and

(v)           Closing Statement. An executed closing statement consistent with this Agreement and in a form requested by the Title Company.

B.            Deliveries by Buyer. At least one (1) business day prior to the Closing Date, Buyer shall deliver, or cause to be delivered, to the Title Company, to be held in Escrow pending Closing, each of the following:

(i)            Funds.    The balance of the Purchase Price, as adjusted for prorations and other adjustments provided herein;

(ii)           Bill of Sale and Assignment of Warranties.  Two (2) original counterparts of the Bill of Sale and Assignment of Warranties, duly executed by Buyer;

(iii)          Termination of Lease.  Two (2) original counterparts of the Lease Termination, duly executed by Buyer;

(iv)          Release.  A release of claims, duly executed and acknowledged by Buyer that contains the same disclaimers and release as set forth in Section 11, except such release will be dated as of the Closing Date (the “Release”); and

(v)           Closing Statement. An executed closing statement consistent with this Agreement and in a form requested by the Title Company.

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6.             Closing Costs; Taxes; Apportionments.

A.            Buyer shall pay: (i) the fees of any counsel representing Buyer in connection with the transaction contemplated by this Agreement (the “Transaction”); (ii) the fees of any counsel representing Seller in connection with the Transaction (provided, however, that Buyer shall not be required to pay such fees in excess of $25,000 (as such amount shall be adjusted by multiplying $25,000 by the CPI Adjustment Factor described below)); (iii) the escrow fee, if any, which may be charged by the Title Company; (iv) the costs of any title reports, commitments or policies that Buyer may elect to obtain; (v) the cost of any survey that Buyer may elect to obtain; (v) all of the recording fees in connection with the sale transaction, and (vi) any transfer and sales taxes (but excluding Seller’s federal or state income, franchise, inheritance or estate taxes) that may arise in connection with the Transaction. As used herein, the “CPI Adjustment Factor” means, as of Closing Date, the greater of (a) the CPI for such date divided by the CPI for the Effective Date of the Lease; and (b) 1.00. As used herein, “CPI” means the United States Department of Labor, Bureau of Labor Statistics “Consumer Price Index” for All Urban Consumers (CPI-U) published for the Los Angeles-Riverside-Orange County, CA, Metropolitan Statistical Area, with a base of 1982-1984 = 100.  If the CPI ceases to be published, with no successor index, then the parties shall reasonably agree upon a reasonable substitute index.  The CPI for any date means the CPI last published before the calendar month that includes such date.

B.            Seller shall pay the fees of any counsel representing Seller to the extent that such fees exceed the amount of Seller’s legal fees for which Buyer is responsible pursuant to Section 6(A)(ii) above.

C.            Prorations.  If the Purchase Price is received by Seller’s depository bank in time to credit to Seller’s account on the Closing Date, the day of Closing shall belong to Buyer and all prorations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Closing Date.  If the cash portion of the Purchase Price is not so received by Seller’s depository bank on the Closing Date, then the day of Closing shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date.  In each such proration set forth below, the portion thereof applicable to periods beginning as of Closing shall be credited to Buyer or charged to Buyer as applicable and the portion thereof applicable to periods ending as of Closing shall be credited to Seller or charged to Seller as applicable.  The parties acknowledge and agree that the Lease is a fully triple net lease such that Buyer, as tenant, is responsible to pay directly, or reimburse Seller for, any and all expenses incident to the ownership, operation and maintenance of the Premises, in each case as required under the Lease.  As a result, the parties shall not engage in normal and customary prorations.  However, at Closing, Buyer shall pay or credit to Seller any and all of the following:  (i) all Rent (as defined in the Lease) owing from Buyer, as tenant, to Seller (such amounts, “Rental Amounts”) under the Lease for the portion of the month in which closing occurs occurring prior to Closing and any period prior to Closing to the extent not previously paid by Buyer to Seller, including, but not limited to, any rental delinquencies; and (ii) all sums advanced or paid by Seller for real estate taxes, operating expenses, general assessments or special assessments related to the Premises for any period prior to or subsequent to the Closing to the extent not previously paid or reimbursed by Buyer, including, but not limited to, real estate taxes paid by Seller with respect to any period

9

prior to or subsequent to the Closing and not yet reimbursed.  At Closing, Seller shall credit to Buyer any Rental Amounts paid by Buyer that are allocable to the period from and after Closing; provided, however, that Seller shall retain all amounts of additional rent previously paid by Buyer to Seller on account of common area maintenance expenses, real estate taxes, insurance expenses or other expenses to the extent incurred by Seller on account of expenses allocable to the Premises prior to or after Closing and previously paid by Seller.

D.            Final Adjustment After Closing.  In the event that final bills are not available or cannot be issued prior to Closing for any item being prorated under this Article 6, then Buyer and Seller agree to allocate such items on a fair and equitable basis as estimated based on the previous year’s amounts, with a true-up and final adjustment to be made as soon as reasonably possible after the Closing but no later than [six (6)] months after Closing.  Payments in connection with the final adjustment shall be due within thirty (30) days after receipt of written notice.  Each party shall have reasonable access to, and the right to inspect and audit, the other party’s books to confirm the final prorations.

7.             Failure to Close; Defaults.

A.            Buyer’s Default.  Provided that Seller has materially complied with its obligations hereunder and the conditions set forth in Section 4B have been satisfied, if Buyer fails to complete the Closing in accordance with the terms of this Agreement, then in addition to (i) any rights or remedies that Seller may have in connection therewith under the Lease, and (ii) any loss of rights that Buyer may incur in connection therewith and under the Lease (collectively, the “Lease Implications”), the Deposit shall be retained by Seller as liquidated and agreed damages for such breach, which shall be Seller’s sole and exclusive right and remedy under this Agreement for such breach, whereupon this Agreement shall become null and void and neither party hereto shall have any further rights, liabilities or obligations hereunder except those obligations which expressly survive termination

THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THE SALE IS NOT CONSUMMATED ARE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE AT THE EFFECTIVE DATE.  THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 7(A) BELOW, THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND NOT A PENALTY, AND SHALL (ASIDE FROM THE LEASE IMPLICATIONS, WHICH SHALL NOT BE LIMITED IN ANY WAY BY THIS SECTION BE SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM A FAILURE OF THE SALE TO CLOSE.  IN ADDITION, BUYER SHALL PAY ALL COSTS AND EXPENSES ALLOCABLE TO BUYER PURSUANT TO SECTION 6(A), AS WELL AS ALL TITLE AND ESCROW CANCELLATION CHARGES.  NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION 7(A) LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO THE OTHER PARTY’S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE WITH SECTION 14 OF THIS AGREEMENT.  BY SEPARATELY EXECUTING THIS SECTION 7(A). BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE

10

READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

BMR-GAZELLE COURT LLC	ISIS PHARMACEUTICALS, INC.

By:	By:

Name:	Name:

Title:	Title:

B.            Seller’s Default.  In the event that Seller shall fail to perform the acts required by this Agreement to be performed by it prior to or as of the Closing for any reason, or the conditions set forth in Section 4B were not satisfied for any reason, Buyer shall be entitled, as its sole and exclusive remedy, to (i) receive the return of the Deposit, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (ii) to enforce specific performance of Seller’s obligation to convey the Premises to Buyer as contemplated by this Agreement, it being understood that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Buyer shall be deemed to have elected to terminate this Agreement and receive the return of the Deposit as its sole and exclusive remedy if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Premises is located within sixty (60) days following the scheduled Closing Date.

8.             Seller’s Representations, Warranties and Covenants.  Seller hereby represents, warrants and covenants to Buyer, as of the Effective Date, as follows:

A.            Seller has full capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

B.            This Agreement, and all other instruments and documents to be executed and delivered by Seller to Buyer hereunder or pursuant hereto, have been or will be duly executed and delivered by Seller and constitute (or will constitute, as to those instruments and documents to be executed and delivered) the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principals of equity.

11

C.            There is no suit, action or proceeding pending or to the knowledge of Seller threatened against Seller before or by any court, administrative agency or other governmental or quasi-governmental authority, (i) affecting the Premises or (ii) which brings into question the validity of this Agreement or the Transaction.

9.             Buyer’s Representations, Warranties and Covenants.  Buyer hereby represents, warrants and covenants to Seller, as of the Effective Date, as follows:

A.            Buyer has full capacity, power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.

B.            This Agreement and all other instruments and documents to be executed and delivered by Buyer to Seller hereunder or pursuant hereto have been or will be duly executed and delivered by Buyer and constitute (or will constitute, as to those instruments and documents to be executed and delivered) the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

C.            There is no suit, action or proceeding pending or to the knowledge of Buyer threatened against Buyer or affecting the Premises before or by any court, administrative agency or other governmental or quasi-governmental authority, or which brings into question the validity of this Agreement or the Transaction.

10.           Investigations.

A.            Buyer acknowledges that it (i) is familiar with the Premises, (ii) has been given an opportunity to inspect the Premises and (iii) has completed all of its inspections with respect to the condition of the Premises as of the Effective Date.

11.           Disclaimers and Warranties.

A.            AS IS SALE; DISCLAIMERS. WITH RESPECT TO CLAUSES (i) THROUGH (iv) BELOW, EXCEPT IN THE CASE OF A BREACH BY SELLER OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 8, AND EXCEPT FOR SELLER’S BREACH OF ITS COVENANT SET FORTH IN SECTION 3D:

i.              SELLER IS NOT MAKING, AND HAS NOT AT ANY TIME MADE, ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ii.             UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER, AND BUYER SHALL ACCEPT, THE PREMISES “AS IS, WHERE IS, WITH ALL FAULTS”.  BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING

12

TO THE PREMISES OR RELATING THERETO MADE OR FURNISHED BY SELLER OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING.  ALL MATERIALS, DATA AND INFORMATION DELIVERED BY SELLER TO BUYER, OR OTHERWISE MADE AVAILABLE TO BUYER, IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY AND ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY BUYER SHALL BE AT THE SOLE RISK OF BUYER.  NEITHER SELLER, NOR ANY AFFILIATE OF SELLER, NOR THE PERSON OR ENTITY WHICH PREPARED ANY REPORT OR REPORTS MADE AVAILABLE BY SELLER TO BUYER SHALL HAVE ANY LIABILITY TO BUYER FOR ANY INACCURACY IN OR OMISSION FROM ANY SUCH REPORTS.  BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PREMISES IS BEING SOLD “AS IS.”

iii.            BUYER REPRESENTS AND COVENANTS TO SELLER THAT BUYER HAS CONDUCTED SUCH INVESTIGATIONS OF THE PREMISES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PREMISES AND THE EXISTENCE OR NONEXISTENCE OF, OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO, ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PREMISES, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO.

iv.            UPON CLOSING, BUYER SHALL AUTOMATICALLY ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AFFILIATES, PREDECESSORS, SUCCESSORS, PARTNERS, MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, EMPLOYEES, AGENTS, REPRESENTATIVES, LENDERS, CONSULTANTS AND ATTORNEYS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION IN LAW OR IN EQUITY (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S AFFILIATES, PREDECESSORS, SUCCESSORS, PARTNERS, MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, EMPLOYEES, AGENTS, REPRESENTATIVES, LENDERS, CONSULTANTS AND ATTORNEYS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PREMISES.

13

THE UNDERSIGNED ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF THIS CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPALS OF SIMILAR EFFECT.

______________________

Buyer’s Initials

B.            Survival of Disclaimers. The provisions of this Section 11 shall survive Closing or any termination of this Agreement.

12.           Notices.  All notices or other communications to be given by one party to the other under this Agreement shall be in writing, mailed or delivered to the other party at the following addresses:

If intended for Seller:

BMR-GAZELLE COURT LLC

Attn: Vice President, Real Estate Counsel

17190 Bernardo Center Drive

San Diego, California 92128

Phone: (858) 485-9840 Fax: (858) 485-9843

If intended for Buyer:

Isis Pharmaceuticals, Inc.

Attn:  Chief Operating Officer

1896 Rutherford Road

Carlsbad, California 92008

Phone: (760) 931-9200 Fax: (760) 918-3599

with a copy to: General Counsel

Fax:  760-268-4922

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Notices may be delivered by Federal Express, United Parcel Service, or other nationally recognized overnight (one-night) mail courier service, or sent by facsimile (provided a copy of such notice is deposited with an overnight courier for next business day delivery). Any such notice shall be considered given on the date of such hand or couriered delivery, confirmed facsimile transmission if received on a business day, deposit with such overnight courier for next business day delivery.

Either party may, with proper notice, at any time designate a different address to which notices shall be sent.

13.           Assignment.  Buyer may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion, except that Buyer may assign this agreement without Seller’s approval but with written notice, to any (i) successor by merger or sale of substantially all of Buyer’s assets (including, without limitation, this Agreement) in a manner such that the assignee will become liable and responsible for the performance and observance of all Buyer’s duties and obligations hereunder; or (ii) corporation or other entity which controls, is controlled by, or is under common control with Buyer.  In no event shall any assignment of this Agreement release or discharge Buyer from any liability or obligation hereunder unless expressly agreed otherwise by Seller in writing.  Any transfer, directly or indirectly, (whether by merger, consolidation or otherwise) of any stock, partnership interest or other ownership interest in Buyer or any other transaction, in each case which results (whether directly or indirectly) in a change in control of Buyer shall constitute an assignment of this Agreement.

14.           Brokerage.  Each of Seller and Buyer represents and warrants to the other of them that it has not dealt with any broker, agent, finder or other intermediary in connection with the conveyance of the Premises or this Agreement. Each of Seller and Buyer agrees to indemnify, defend and hold the other harmless of, from and against any damages, costs, claims, losses or liabilities whatsoever (including attorney’s fees, expenses and court costs) arising from any breach by the indemnifying party of the foregoing warranties, representations and agreements.  This Section shall survive Closing under this Agreement.

15.           Time of the Essence.  Time, wherever mentioned herein, shall be of the essence of this Agreement.

16.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors, heirs and assigns.

17.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto regarding the transaction contemplated hereby and there are no other terms, covenants, conditions, warranties, representations or statements, oral or otherwise, of any kind whatsoever.  Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

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18.           Headings.  The headings incorporated in this Agreement are for convenience and reference only and are not a part of this Agreement and do not in any way control, define, limit, or add to the terms and conditions hereof.

19.           Governing Law.  This Agreement shall be construed, interpreted and governed by the laws of the State of California.

20.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

21.           Attorneys’ Fees.  If either party commences an action against the other party arising out of or in connection with this Agreement, then the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit in proportion to [***] up to a maximum of 100%; provided, however, that in the case where the prevailing party is awarded any equitable relief, then the prevailing party may recover the full amount of such costs and attorney’s fees.  For example, if the prevailing party [***] and no equitable relief, but [***], and the prevailing party had two hundred thousand dollars ($200,000) in costs and attorneys’ fees, then such prevailing party would be entitled to recover [***] of such costs and attorneys’ fees.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under seal, as of the day and year first-above written.

SELLER:
BMR-GAZELLE COURT LLC,
a Delaware limited liability company,

By:
Name:
Title:

BUYER:
ISIS PHARMACEUTICALS, INC.,
a Delaware corporation,

By:
Name:
Title:

S-1

ACKNOWLEDGMENT AND CONSENT OF TITLE COMPANY

On this           day of                   , 20   , the undersigned, the Title Company named in the foregoing Agreement, intending to be legally bound hereby, agrees to keep, observe and perform the terms and conditions of said Agreement relating to the holding and disbursement of the Deposit (as defined in the Agreement), together with any interest earned thereon, and all additional monies paid to it in escrow pursuant to the terms and conditions thereof.  Title Company shall not incur any liability to anyone for damages, losses, or expenses except for fraud, negligence or willful conversation in respect to any action taken or omitted in good faith.  Title Company may tender into the registry of any court of competent jurisdiction any escrow funds if it deems that there is a dispute with respect to the disbursement of such funds.  Thereafter, Title Company will be discharged from all further duties and liabilities hereunder.

TITLE COMPANY:

[ ]

By:

S-2

EXHIBIT “A”

(Legal Description of Premises)

PARCEL 1:

PARCEL “A” OF CERTIFICATE OF COMPLIANCE NO. ADJ 09-05 RECORDED JANUARY 19, 2010 AS INSTRUMENT NO. 2010-0024854 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

LOT 14 OF CARLSBAD TRACT NO. 97-13-02, ACCORDING TO MAP THEREOF NO. 15505, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON JANUARY 23, 2007 AS FILE NO. 2007-0047588, TOGETHER WITH A PORTION OF LOT ‘B’ OF RANCHO AGUA HEDIONDA, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 823, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 16, 1896, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 14; THENCE, ALONG THE NORTH LINE OF SAID LOT 14, NORTH 89°09'41" EAST 629.31 FEET; THENCE SOUTH 00°31'59" WEST 8.11 FEET; THENCE NORTH 89°53'58" EAST 392.46 FEET; THENCE NORTH 53°13'30" EAST 15.15 FEET; THENCE SOUTH 56°49'30" EAST 85.95 FEET TO THE NORTHEAST CORNER OF SAID LOT 14, SAID CORNER BEING ON A NON-TANGENT 264.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY, THE RADIAL LINE TO SAID POINT BEARS SOUTH 56°49'30" EAST; THENCE, ALONG THE EAST LINE OF SAID LOT 14, SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 5°50'08" AN ARC DISTANCE OF DISTANCE OF 26.89; THENCE, TANGENT TO SAID CURVE, SOUTH 39°00'38" WEST 329.54 FEET TO THE BEGINNING OF A TANGENT 736.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY; THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 25°07'33" A DISTANCE OF 322.76 TO THE SOUTHEAST CORNER OF SAID LOT 14, SAID CORNER ALSO BEING A POINT ON THE SUBDIVISION BOUNDARY OF MAP NO. 14926; THENCE, ALONG THE SOUTH LINE OF SAID LOT 14 AND THE BOUNDARY OF SAID MAP NO. 14926, NON-TANGENT TO SAID CURVE NORTH 52°33'23" WEST 148.70 FEET; THENCE SOUTH 48°06'30" WEST, 21.89 FEET TO THE BEGINNING OF A 100.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 34°22'48" AN ARC DISTANCE OF 60.00 FEET; THENCE 82°29'18" WEST 147.20 FEET; THENCE NORTH 89°14'55" WEST 410.06 FEET TO THE SOUTHWEST CORNER OF SAID LOT 14; THENCE, LEAVING SAID LOT 14 AND CONTINUING ALONG THE BOUNDARY OF SAID MAP NO. 14926, SOUTH 29°36'38" WEST 51.14 FEET; THENCE NORTH 77°38'20" WEST 216.59 FEET; THENCE, LEAVING THE BOUNDARY OF SAID MAP NO. 14926, NORTH 43°05'58" EAST 78.45 FEET; THENCE NORTH 01°47'45" EAST 442.55 FEET TO A POINT ON THE SOUTHERLY BOUNDARY OF THAT PUBLIC

STREET AND UTILITY EASEMENT RECORDED JANUARY 23, 2007 AS FILE NO. 2007-0047586, SAID POINT BEING ON A NON-TANGENT 836.00 FOOT RADIUS CURVE CONCAVE NORTHERLY, A RADIAL LINE TO SAID POINT BEARS SOUTH 23°00'29" WEST; THENCE, EASTERLY ALONG SAID EASEMENT AND SAID CURVE, THROUGH A CENTRAL ANGLE OF 10°54'11" AN ARC DISTANCE OF 159.09 TO THE BEGINNING OF A COMPOUND 56.00 FOOT RADIUS CURVE CONCAVE WESTERLY; THENCE NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 181°26'49" AN ARC DISTANCE OF 177.34 TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT FOR A PRIVATE DRAINAGE OVER AND ACROSS LOT 4 OF CARLSBAD TRACT NO. 97-13-01, CARLSBAD OAKS NORTH PHASE 1, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 14926, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON DECEMBER 15, 2004, AS CREATED BY EASEMENT AGREEMENT EXECUTED BY KILROY REALTY FINANCE PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP, TECHBILT CONSTRUCTION CORP., A CALIFORNIA CORPORATION AND CARLSBAD OAKS NORTH PARTNERS, L.P., A CALIFORNIA LIMITED PARTNERSHIP, DATED JANUARY 20, 2010 AND RECORDED JANUARY 29, 2010 AS INSTRUMENT NO. 2010-0047608 OF OFFICIAL RECORDS.

APN: 209-120-11 and a portion of 209-120-17

S-2

EXHIBIT “B”

FORM OF DEED

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

The undersigned Grantor declares:  documentary transfer tax not shown pursuant to Section 11932 of the Revenue and Taxation Code, as amended

GRANT DEED

FOR VALUE RECEIVED, BMR-GAZELLE COURT LLC, a Delaware limited partnership (“Grantor”), grants to ISIS PHARMACEUTICALS, INC., a Delaware corporation (“Grantee”), all that certain real property (the “Property”) situated in the City of Carlsbad, County of San Diego, State of California, described on Exhibit A attached hereto and by this reference incorporated herein, subject to all covenants, conditions, easements, encumbrances and all other matters affecting the Property.

IN WITNESS WHEREOF, the undersigned has executed this Grant Deed dated as of                  , 20    .

BMR-GAZELLE COURT LLC,

a Delaware limited liability company

By:
Name:
Title:

STATE OF CALIFORNIA	}
COUNTY OF	}	S.S.

On                                      ,                      before me,                                                                                                                                      , a Notary Public in and for said County and  State, personally appeared,                                                                                                                                                                                                                                                                                                                                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:

(Notary Seal)

EXHIBIT A TO FORM OF DEED

DESCRIPTION OF PROPERTY

PARCEL 1:

PARCEL “A” OF CERTIFICATE OF COMPLIANCE NO. ADJ 09-05 RECORDED JANUARY 19, 2010 AS INSTRUMENT NO. 2010-0024854 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

LOT 14 OF CARLSBAD TRACT NO. 97-13-02, ACCORDING TO MAP THEREOF NO. 15505, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON JANUARY 23, 2007 AS FILE NO. 2007-0047588, TOGETHER WITH A PORTION OF LOT ‘B’ OF RANCHO AGUA HEDIONDA, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 823, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 16, 1896, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 14; THENCE, ALONG THE NORTH LINE OF SAID LOT 14, NORTH 89°09'41" EAST 629.31 FEET; THENCE SOUTH 00°31'59" WEST 8.11 FEET; THENCE NORTH 89°53'58" EAST 392.46 FEET; THENCE NORTH 53°13'30" EAST 15.15 FEET; THENCE SOUTH 56°49'30" EAST 85.95 FEET TO THE NORTHEAST CORNER OF SAID LOT 14, SAID CORNER BEING ON A NON-TANGENT 264.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY, THE RADIAL LINE TO SAID POINT BEARS SOUTH 56°49'30" EAST; THENCE, ALONG THE EAST LINE OF SAID LOT 14, SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 5°50'08" AN ARC DISTANCE OF DISTANCE OF 26.89; THENCE, TANGENT TO SAID CURVE, SOUTH 39°00'38" WEST 329.54 FEET TO THE BEGINNING OF A TANGENT 736.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY; THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 25°07'33" A DISTANCE OF 322.76 TO THE SOUTHEAST CORNER OF SAID LOT 14, SAID CORNER ALSO BEING A POINT ON THE SUBDIVISION BOUNDARY OF MAP NO. 14926; THENCE, ALONG THE SOUTH LINE OF SAID LOT 14 AND THE BOUNDARY OF SAID MAP NO. 14926, NON-TANGENT TO SAID CURVE NORTH 52°33'23" WEST 148.70 FEET; THENCE SOUTH 48°06'30" WEST, 21.89 FEET TO THE BEGINNING OF A 100.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 34°22'48" AN ARC DISTANCE OF 60.00 FEET; THENCE 82°29'18" WEST 147.20 FEET; THENCE NORTH 89°14'55" WEST 410.06 FEET TO THE SOUTHWEST CORNER OF SAID LOT 14; THENCE, LEAVING SAID LOT 14 AND CONTINUING ALONG THE BOUNDARY OF SAID MAP NO. 14926, SOUTH 29°36'38" WEST 51.14 FEET; THENCE NORTH 77°38'20" WEST 216.59 FEET; THENCE, LEAVING THE BOUNDARY OF SAID MAP NO. 14926, NORTH 43°05'58" EAST 78.45 FEET; THENCE NORTH 01°47'45" EAST

442.55 FEET TO A POINT ON THE SOUTHERLY BOUNDARY OF THAT PUBLIC STREET AND UTILITY EASEMENT RECORDED JANUARY 23, 2007 AS FILE NO. 2007-0047586, SAID POINT BEING ON A NON-TANGENT 836.00 FOOT RADIUS CURVE CONCAVE NORTHERLY, A RADIAL LINE TO SAID POINT BEARS SOUTH 23°00'29" WEST; THENCE, EASTERLY ALONG SAID EASEMENT AND SAID CURVE, THROUGH A CENTRAL ANGLE OF 10°54'11" AN ARC DISTANCE OF 159.09 TO THE BEGINNING OF A COMPOUND 56.00 FOOT RADIUS CURVE CONCAVE WESTERLY; THENCE NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 181°26'49" AN ARC DISTANCE OF 177.34 TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT FOR A PRIVATE DRAINAGE OVER AND ACROSS LOT 4 OF CARLSBAD TRACT NO. 97-13-01, CARLSBAD OAKS NORTH PHASE 1, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 14926, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON DECEMBER 15, 2004, AS CREATED BY EASEMENT AGREEMENT EXECUTED BY KILROY REALTY FINANCE PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP, TECHBILT CONSTRUCTION CORP., A CALIFORNIA CORPORATION AND CARLSBAD OAKS NORTH PARTNERS, L.P., A CALIFORNIA LIMITED PARTNERSHIP, DATED JANUARY 20, 2010 AND RECORDED JANUARY 29, 2010 AS INSTRUMENT NO. 2010-0047608 OF OFFICIAL RECORDS.

APN: 209-120-11 and a portion of 209-120-17

EXHIBIT “C”

(Bill of Sale and Assignment and Assumption of Warranties)

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION OF WARRANTIES (the “Assignment”) made as of this [         ] day of                 , 20     between BMR-GAZELLE COURT LLC, a Delaware limited liability company (the “Assignor”), and ISIS PHARMACEUTICALS, INC., a Delaware corporation (“Assignee”). Assignor and Assignee are parties to the Agreement of Purchase and Sale dated             ,              between Assignor and Assignee (the “Agreement”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Agreement.

1.             Assignor is the owner of that certain real property located in Carlsbad, California, more particularly described in Exhibit A attached hereto (the “Real Property”).  Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest, in, to, and under the following, in each case to the extent assignable without payment or fee: all warranties, indemnities, guaranties (express or implied), applications, permits, authorizations, approvals and licenses (to the extent applicable in any way to the above referenced Real Property and any improvements thereon (collectively, the “Warranties”).

2.             Assignee does hereby assume and agree to perform all of Assignor’s obligations under the Warranties accruing from and after the date hereof.  Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) directly or indirectly arising out of or related to any breach or default in Assignee’s obligations hereunder.

3.             Sale of Personalty.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, transfers, sets over and conveys to Assignee the following:

(a)           Tangible Personal Property.  All right, title and interest of Assignor in and to all all tangible personal property now or hereafter located on, or used exclusively in connection with, the operation, ownership, maintenance, occupancy or improvement of the Land (collectively, the “Tangible Personal Property”; and

(b)           Intangible Property.  The following property to the extent assignable: All, right, title and interest of Assignor, if any, in and to all intangible personal property now or hereafter used exclusively in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property (to the extent assignable); the plans and specifications for the Improvements (to the extent assignable); insurance proceeds received by (or owed to) Seller which relate to damage to the Land or Improvements caused by a casualty that has occurred prior to the Closing Date and for which restoration has not previously occurred, but only to the extent that such proceeds have not been applied by Seller prior to the Closing Date towards the cost of (a) pursuit or settlement of the applicable insurance claim, (b) the clearing of debris or other expenses associated with securing the Land or Improvements, or (c) restoration of the Land or Improvements; and condemnation awards or claims thereto.

4.             This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

5.             This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

ASSIGNOR:

BMR-2600 GAZELLE COURT LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

ISIS PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT A TO FORM OF ASSIGNMENT AND ASSUMPTION OF WARRANTIES

DESCRIPTION OF PREMISES

PARCEL 1:

PARCEL “A” OF CERTIFICATE OF COMPLIANCE NO. ADJ 09-05 RECORDED JANUARY 19, 2010 AS INSTRUMENT NO. 2010-0024854 OF OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

LOT 14 OF CARLSBAD TRACT NO. 97-13-02, ACCORDING TO MAP THEREOF NO. 15505, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON JANUARY 23, 2007 AS FILE NO. 2007-0047588, TOGETHER WITH A PORTION OF LOT ‘B’ OF RANCHO AGUA HEDIONDA, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 823, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 16, 1896, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 14; THENCE, ALONG THE NORTH LINE OF SAID LOT 14, NORTH 89°09'41" EAST 629.31 FEET; THENCE SOUTH 00°31'59" WEST 8.11 FEET; THENCE NORTH 89°53'58" EAST 392.46 FEET; THENCE NORTH 53°13'30" EAST 15.15 FEET; THENCE SOUTH 56°49'30" EAST 85.95 FEET TO THE NORTHEAST CORNER OF SAID LOT 14, SAID CORNER BEING ON A NON-TANGENT 264.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY, THE RADIAL LINE TO SAID POINT BEARS SOUTH 56°49'30" EAST; THENCE, ALONG THE EAST LINE OF SAID LOT 14, SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 5°50'08" AN ARC DISTANCE OF DISTANCE OF 26.89; THENCE, TANGENT TO SAID CURVE, SOUTH 39°00'38" WEST 329.54 FEET TO THE BEGINNING OF A TANGENT 736.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY; THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 25°07'33" A DISTANCE OF 322.76 TO THE SOUTHEAST CORNER OF SAID LOT 14, SAID CORNER ALSO BEING A POINT ON THE SUBDIVISION BOUNDARY OF MAP NO. 14926; THENCE, ALONG THE SOUTH LINE OF SAID LOT 14 AND THE BOUNDARY OF SAID MAP NO. 14926, NON-TANGENT TO SAID CURVE NORTH 52°33'23" WEST 148.70 FEET; THENCE SOUTH 48°06'30" WEST, 21.89 FEET TO THE BEGINNING OF A 100.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 34°22'48" AN ARC DISTANCE OF 60.00 FEET; THENCE 82°29'18" WEST 147.20 FEET; THENCE NORTH 89°14'55" WEST 410.06 FEET TO THE SOUTHWEST CORNER OF SAID LOT 14; THENCE, LEAVING SAID LOT 14 AND CONTINUING ALONG THE BOUNDARY OF SAID MAP NO. 14926, SOUTH 29°36'38" WEST

51.14 FEET; THENCE NORTH 77°38'20" WEST 216.59 FEET; THENCE, LEAVING THE BOUNDARY OF SAID MAP NO. 14926, NORTH 43°05'58" EAST 78.45 FEET; THENCE NORTH 01°47'45" EAST 442.55 FEET TO A POINT ON THE SOUTHERLY BOUNDARY OF THAT PUBLIC STREET AND UTILITY EASEMENT RECORDED JANUARY 23, 2007 AS FILE NO. 2007-0047586, SAID POINT BEING ON A NON-TANGENT 836.00 FOOT RADIUS CURVE CONCAVE NORTHERLY, A RADIAL LINE TO SAID POINT BEARS SOUTH 23°00'29" WEST; THENCE, EASTERLY ALONG SAID EASEMENT AND SAID CURVE, THROUGH A CENTRAL ANGLE OF 10°54'11" AN ARC DISTANCE OF 159.09 TO THE BEGINNING OF A COMPOUND 56.00 FOOT RADIUS CURVE CONCAVE WESTERLY; THENCE NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 181°26'49" AN ARC DISTANCE OF 177.34 TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT FOR A PRIVATE DRAINAGE OVER AND ACROSS LOT 4 OF CARLSBAD TRACT NO. 97-13-01, CARLSBAD OAKS NORTH PHASE 1, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 14926, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON DECEMBER 15, 2004, AS CREATED BY EASEMENT AGREEMENT EXECUTED BY KILROY REALTY FINANCE PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP, TECHBILT CONSTRUCTION CORP., A CALIFORNIA CORPORATION AND CARLSBAD OAKS NORTH PARTNERS, L.P., A CALIFORNIA LIMITED PARTNERSHIP, DATED JANUARY 20, 2010 AND RECORDED JANUARY 29, 2010 AS INSTRUMENT NO. 2010-0047608 OF OFFICIAL RECORDS.

APN: 209-120-11 and a portion of 209-120-17

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EXHIBIT “D”

LEASE TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is entered into as of                     , 20[     ], by and between BMR-GAZELLE COURT LLC, a Delaware limited liability company (“Landlord”), and ISIS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant” and, together with Landlord, the “Parties”).

RECITALS:

A.            The Parties entered into that certain Lease Agreement, dated as of March 30, 2010 (the “Lease”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

B.            The Parties now wish to terminate the Lease on the terms and conditions set forth herein.

NOW, THEREFORE, the Parties to this Agreement hereby agree as follows:

1.             Termination of the Lease.  Effective as of                   , 20     (the “Effective Date”), the Lease is terminated by consent of the Parties; provided, however, that such termination shall not terminate or limit the effect of those provisions of the Lease which by their terms survive expiration or termination of the Lease.

2.             Entire Agreement.  This Agreement shall constitute the final, complete and exclusive expression of the intentions of the Parties hereto with respect to the subject matter hereof and shall supersede all previous communications, representations, agreements, promises or statements, either oral or written, by or between any Party with regard to the subject matter hereof.

3.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be read together and be construed as one instrument.  A facsimile or other electronic copy of a signature shall be as binding as an original signature.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

LANDLORD:

BMR-2600 GAZELLE COURT LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

ISIS PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:
Title:

7

EXHIBIT “E”

(FIRPTA Affidavit)

CERTIFICATE REGARDING FOREIGN

INVESTMENT IN REAL PROPERTY TAX ACT

(ENTITY TRANSFEROR)

Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  To inform the transferee (purchaser) that withholding tax is not required upon the disposition of a U.S. real property interest by BMR-GAZELLE COURT LLC, a Delaware limited liability company (“Transferor”).  Transferor hereby certifies:

1.             Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.             Transferor’s Federal Employer Identification Number is                    .

3.             Transferor’s office address is:

17190 Bernardo Center Drive

San Diego, CA  92128

4.             The address or description of the property which is the subject matter of the disposition is                   , Carlsbad, California.

Transferor understands that this certification must be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and further declares that the individual executing this certification on behalf of Transferor has full authority to do so.

BMR-2600 GAZELLE COURT LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT “F”

(Permitted Exceptions)

1.                                       General and special taxes and assessments for the fiscal year 2010-2011, a lien not yet due or payable.

2.                                       The lien of special tax assessed pursuant to Chapter 2.5 commencing with Section 53311 of the California Government Code for Community Facilities District No. 1, as disclosed by Notice of Special Tax Lien recorded June 29, 2004 as Instrument No. 2004-0606773 of Official Records.

3.                                       The lien of special tax assessed pursuant to Chapter 2.5 commencing with Section 53311 of the California Government Code for Community Facilities District No. 3, as disclosed by that certain Amendment to the Notice of Special Tax Lien recorded November 17, 2005 as Instrument No. 2005-0998004 of Official Records.

4.                                       The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, none currently due or payable.

5.                                       The terms and provisions contained in the document entitled “Notice of Restriction on Real Property” recorded November 9, 2004 as Instrument No. 2004-1066056 of Official Records.

6.                                       The terms and provisions contained in the document entitled “Notice of Waiver Concerning Proximity of the Planned or Existing Palomar Airport Road and Melrose Drive Transportation Corridors Case No: CT 97-13” recorded November 9, 2004 as Instrument No. 2004-1066058 of Official Records.

7.                                       The terms and provisions contained in the document entitled “Hold Harmless Agreement Drainage” recorded December 15, 2004 as Instrument No. 2004-1180067 of Official Records.

8.                                       The terms and provisions contained in the document entitled “Waiver and Consent to Creation of a Community Facilities District and Agreement to Pay Fair Share Cost of CT 97-13 (“Agreement”)” recorded December 15, 2004 as Instrument No. 2004-1180069 of Official Records; as modified by the terms and provisions contained in the document entitled “Amendment No. 1 to Waiver and Consent to Creation of the Community Facilities District (CT 97-13), Carlsbad Oaks North Partners, L.P.” recorded November 4, 2005 as Instrument No. 2005-0964619 of Official Records.

9.                                       The terms and provisions contained in the document entitled “Agreement between Developer/Owner and the City of Carlsbad for the Payment of a Local Drainage Area Fee” recorded December 21, 2004 as Instrument No. 2004-1201221 of Official Records.

10.                                 The terms and provisions contained in the document entitled “Hold Harmless Agreement Drainage” recorded December 1, 2006 as Instrument No. 2006-0854466 of Official Records.

11.                                 The terms and provisions contained in the document entitled “Hold Harmless Agreement Geological Failure” recorded December 1, 2006 as Instrument No. 2006-0854467 of Official Records.

12.                                 Abutter’s rights of ingress and egress to or from Whiptail Loop, except access opening, have been dedicated or relinquished on Map No. 15505 as referred to in the legal description.

13.                                 An easement shown or dedicated on Map No. 15505 as referred to in the legal description

For:         Sight distance corridor and incidental purposes.

14.           A Recital as shown on Map No. 15505 as follows:

1.             No structure, fence, wall, tree, shrub, sign or other object over 30 inches above the street level may be placed or permitted to encroach within the area identified as a sight distance corridor in accordance with City standard public street-design criteria, Section 8.B.3. The underlying property owner shall maintain this condition.

2.             Geotechnical Caution:

The owner of the property on behalf of itself and all of its successors in interest has agreed to hold harmless and indemnify the City of Carlsbad from any action that may arise through any geotechnical failure, ground water separate or land subsidence and subsequent damage that may occur, or adjacent to, this subdivision due to its construction, operation or maintenance.

15.                                 Covenants, conditions, restrictions, easements, assessments, liens, charges, terms and provisions in the document recorded February 5, 2007 as Instrument No. 2007-0081082 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition, or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, sexual orientation, marital status, ancestry, disability, handicap, familial status, national origin or source of income (as defined in California Government Code §12955(p)), to the extent such covenants, conditions or restrictions violate 42 U.S.C. §3604(c) or California Government Code §12955. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

16.                                 An easement for public utilities and incidental purposes, recorded March 7, 2008 as Instrument No. 2008-0122770 of Official Records.

In Favor of:           San Diego Gas & Electric Company, a Corporation

Affects:                  The land

17.                                 An easement for public utilities and incidental purposes, recorded March 7, 2008 as Instrument No. 2008-0122771 of Official Records.

In Favor of:           San Diego Gas & Electric Company, a Corporation

Affects:                  The land

18.                                 The terms and provisions contained in the document entitled Memorandum of Repurchase Rights in favor of Techbilt Construction Corp., a California corporation recorded March 03, 2010 as Instrument no. 2010-0104273 of Official Records.

19.                                 The following matters disclosed by an ALTA/ACSM survey made by O’Day Consultants on February 2010, designated Job No. 091278-01:

2

Storm Drain, HDPE Storm Drain, Catch Basin & Spillway, Desiltation Basin, CMP Riser, Concrete Anchors, Subdrains, Irrigation Control Pedestral, Irrigation Control Valves/Boxes, PVC Riser, Brow Ditc, Cleanout and Water Meters.

3

EXHIBIT H

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE
AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [                  ], 20[       ], with reference to that certain Lease (the “Lease”) dated as of March [        ], 2010, by ISIS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), in favor of BMR-GAZELLE COURT LLC, a Delaware limited liability company (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.             Tenant accepted possession of the Premises on [             ], 20[      ].

2.             The Premises are in good order, condition and repair.

3.             The Building Improvements required to be constructed by Landlord under the Lease have been Substantially Completed, subject to the Punchlist Items.

4.             Subject to Landlord’s completion of the Punchlist Items, all conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant where the fulfillment of such duties was a condition to the full effectiveness of the Lease.

5.             In accordance with the provisions of Section 2.2 of the Lease, the Term Commencement Date is [             ], 20[     ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [             ], 20[      ].

6.             Tenant commenced occupancy of the Premises for the Permitted Use on [             ], 20[      ].

7.             The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [             ]].

8.             Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

9.             The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

ISIS PHARMACEUTICALS, INC.,

a Delaware corporation

By:
Name:
Title: